                                              Filed Pursuant to Rule 424(b)(4)
                                              Registration No. 333-11447
PROSPECTUS

                           $113,416,650 (APPROXIMATE)
                        METROPOLITAN ASSET FUNDING, INC.
                                   DEPOSITOR
                  METROPOLITAN MORTGAGE & SECURITIES CO., INC.
                            SUMMIT SECURITIES, INC.
                     WESTERN UNITED LIFE ASSURANCE COMPANY
                      OLD STANDARD LIFE INSURANCE COMPANY
                                    SELLERS
                        METWEST MORTGAGE SERVICES, INC.
                                MASTER SERVICER

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1996-A
Distributions payable on the twentieth day of each month, commencing on December
                                    20, 1996
                            ------------------------
    The Mortgage Pass-Through Certificates, Series 1996-A (the "Certificates") will represent the entire beneficial ownership interest in a trust fund (the "Trust Fund") to be created pursuant to a Pooling and Servicing Agreement, dated as of November 1, 1996 (the "Pooling Agreement"), among Metropolitan Asset Funding, Inc. (the "Depositor"), Metwest Mortgage Services, Inc. (f/k/a Spokane Mortgage Co.), as master servicer (the "Master Servicer"), each of the sellers identified above (each, a "Seller" and collectively, the "Sellers") and The Bank of New York , as trustee (the "Trustee"). The pool of loans securing the Certificates will consist of fixed rate mortgage loans and fixed rate contracts for the sale of real estate in which the holder of such contracts retains title to such property until any such contract is paid in full ("Land Sale Contracts" and collectively with the fixed rate mortgage loans, the "Mortgage Loans"), substantially all of which will have calculated remaining terms to maturity of not more than 360 months. The Mortgage Loans are secured by first liens on, or constitute Land Sale Contracts for either the sale of, one- to four-family residential properties or commercial properties (including multifamily, retail, motel/hotel, mobile home park, industrial and mixed use properties) as described more fully herein under "THE MORTGAGE POOL--General" and have principal balances as of the Cutoff Date of less than $822,050. Only the Classes identified in the tables below (the "Offered Certificates") are offered hereby.

PROSPECTIVE INVESTORS IN THE OFFERED CERTIFICATES SHOULD REVIEW THE INFORMATION
          SET FORTH UNDER "RISK FACTORS" ON PAGE 1 OF THIS PROSPECTUS.
                                                  (COVER CONTINUED ON NEXT PAGE)
THE CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR,
  THE SELLERS, THE MASTER SERVICER, THE TRUSTEE, THE UNDERWRITERS OR ANY OF
    THEIR RESPECTIVE AFFILIATES, EXCEPT AS SET FORTH HEREIN. NEITHER THE
       CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY
         THE UNITED STATES GOVERNMENT, THE FEDERAL DEPOSIT INSURANCE
               CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR
                                INSTRUMENTALITY.
                           --------------------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
      ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.


                            PRICE TO                           PROCEEDS TO
         CLASS             PUBLIC(1)    UNDERWRITING DISCOUNT  DEPOSITOR(2)(3)
------------------------  ------------  ---------------------  ------------
Per Class A-1
  Certificate               99.7086%           0.625%           $42,071,360
Per Class A-2
  Certificate               99.8495%           0.625%            24,323,023
Per Class A-3
  Certificate               99.9231%           0.625%             9,177,102
Per Class A-4
  Certificate               99.8516%           0.625%            25,596,554
Per Class B-1
  Certificate               99.8674%           0.625%             6,916,935
Per Class B-2
  Certificate               99.8872%           0.625%             4,402,564
                          ------------         --------        ------------
  Total                   $113,196,392        $ 708,854        $112,487,538
                          ------------         --------        ------------
                          ------------         --------        ------------
------------------------------
(1) Plus accrued interest from November 1, 1996.
(2) Before deduction of expenses estimated to be $479,600 payable by the
  Depositor.
(3) Approximate. Before deduction of additional compensation payable to the
  Underwriters in an amount equal to approximately $316,806.



    The Offered Certificates are offered by First Southwest Company and Bear, Stearns & Co. Inc. (the "Underwriters"), subject to prior sale, when, as and if delivered to and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the Offered Certificates, will be made in book-entry form only through the facilities of The Depository Trust Company ("DTC") on or about November 26, 1996.


 STRUCTURED CAPITAL MANAGEMENT   BEAR, STEARNS & CO. INC.
 A DIVISION OF FIRST SOUTHWEST
            COMPANY


                               November 20, 1996

(COVER CONTINUED FROM PRIOR PAGE)

    On the twentieth day of each month or, if such twentieth day is not a business day, on the first business day thereafter (each, a "Distribution Date"), commencing on December 20, 1996, from and to the extent of funds available therefor in the Distribution Account referred to herein, a distribution will be made on the Offered Certificates in the amounts and in the priorities set forth herein.


               INITIAL
                CLASS                                                       LAST SCHEDULED
             CERTIFICATE      PRINCIPAL                        INTEREST      DISTRIBUTION
  CLASS      BALANCE(1)        TYPE(2)      PASS-THROUGH RATE   TYPE(2)         DATE(3)
---------  ---------------  --------------  -----------------  ---------  -------------------
A-1            $42,460,468    SEN/AD/SEQ            6.05%         Fix      October 20, 2001
A-2             24,513,122    SEN/AD/SEQ            6.85          Fix       August 20, 2005
A-3              9,241,971    SEN/AD/SEQ            7.15          Fix     September 20, 2007
A-4             25,796,061      SEN/AD              6.95          Fix       April 20, 2008
B-1              6,969,738      SUB/AD              7.20          Fix       April 20, 2008
B-2              4,435,288      SUB/AD              7.50          Fix       April 20, 2008
------------------------------
(1) The aggregate initial Class Certificate Balance of the Offered Certificates is subject to a permitted variance in the aggregate of plus or minus 5%.
(2) See Class Definitions and Abbreviations included in Exhibit A hereto.
(3) See "DESCRIPTION OF THE CERTIFICATES--Last Scheduled Distribution Date" herein.


    Except with respect to certain Mortgage Loans originated by the Sellers to facilitate the sale of their respective real estate that was previously acquired in foreclosure, the Mortgage Loans were purchased and not originated by the Sellers, and will be sold by the Sellers to Metropolitan Asset Funding, Inc. (the "Depositor") for deposit to the Mortgage Pool prior to initial issuance of the Certificates.

    The rights of the holders of the Class B and Class R Certificates (the "Subordinate Certificates") to receive distributions with respect to the Mortgage Loans are subordinated to the rights of the holders of Class A Certificates (the "Senior Certificates"), and the rights of the holders of each Class of Class B Certificates and the Class R Certificates to receive such distributions will be further subordinated to such rights of the holders of the Class or Classes of Class B Certificates with lower numerical Class designations and all Classes of Class B Certificates, respectively, in each case only to the limited extent described herein under "DESCRIPTION OF THE CERTIFICATES."

    THE YIELD TO INVESTORS ON EACH CLASS OF OFFERED CERTIFICATES WILL BE SENSITIVE IN VARYING DEGREES TO, AMONG OTHER THINGS, THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) OF THE MORTGAGE LOANS. THE YIELD TO MATURITY OF A CLASS OF OFFERED CERTIFICATES PURCHASED AT A DISCOUNT OR PREMIUM WILL BE MORE SENSITIVE TO THE RATE AND TIMING OF PAYMENTS THEREON THAN A CLASS PURCHASED AT PAR. HOLDERS OF CERTIFICATES SHOULD CONSIDER, IN THE CASE OF ANY SUCH CERTIFICATES PURCHASED AT A DISCOUNT, THE RISK THAT A LOWER THAN ANTICIPATED RATE OF PRINCIPAL PAYMENTS COULD RESULT IN AN ACTUAL YIELD THAT IS LOWER THAN THE ANTICIPATED YIELD AND, IN THE CASE OF ANY OFFERED CERTIFICATES PURCHASED AT A PREMIUM, THE RISK THAT A FASTER THAN ANTICIPATED RATE OF PRINCIPAL PAYMENTS COULD RESULT IN AN ACTUAL YIELD THAT IS LOWER THAN THE ANTICIPATED YIELD. THE YIELD TO INVESTORS IN THE OFFERED CERTIFICATES, AND PARTICULARLY THE CLASS B-1 AND CLASS B-2 CERTIFICATES, ALSO WILL BE ADVERSELY AFFECTED BY NET INTEREST SHORTFALLS AND BY REALIZED LOSSES. NO REPRESENTATION IS MADE AS TO THE ANTICIPATED RATE OF PREPAYMENTS ON THE MORTGAGE LOANS, THE AMOUNT AND TIMING OF NET INTEREST SHORTFALLS OR REALIZED LOSSES, OR THE RESULTING YIELD TO MATURITY OF ANY CLASS OF CERTIFICATES.

    An election will be made to treat the pool of Mortgage Loans (the "Mortgage Pool") as a "real estate mortgage investment conduit" (the "REMIC") for federal income tax purposes. As described more fully herein, the Senior Certificates and the Class B Certificates will constitute "regular interests" in the REMIC. See "FEDERAL INCOME TAX CONSEQUENCES" herein.

    There is currently no secondary market for the Offered Certificates and there can be no assurance that such a market will develop or, if it does develop, that it will continue. It is not expected that the Offered Certificates will be listed on a national securities exchange.

                                                             (end of cover page)
                         ------------------------------

    UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

    IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVERALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICES OF THE OFFERED CERTIFICATES OFFERED HEREBY AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                             ADDITIONAL INFORMATION

    The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Certificates. This Prospectus, which forms a part of the Registration Statement, contains information set forth in the Registration Statement pursuant to the Rules and Regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto, which may be inspected without charge and copied at prescribed rates at the facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and Northeast Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048. In addition, the Commission maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants, such as the Issuer, that file electronically with the Commission at the following address: (http:// www.sec.gov).

                         REPORTS TO CERTIFICATEHOLDERS

    Periodic and annual reports concerning the Certificates will be provided to the Certificateholders pursuant to the Pooling Agreement. The Offered Certificates will be issued in book-entry form and registered in the name of Cede & Co. ("Cede"), the nominee of The Depository Trust Company. All reports will be provided to Cede, which in turn will provide such reports to its Participants and Indirect Participants (as defined herein). Such Participants and Indirect Participants will then forward such reports to the beneficial owners of Offered Certificates. See "THE POOLING AND SERVICING AGREEMENT--Book-Entry Certificates" herein. The Depositor will file on behalf of the Trust Fund with the Commission such periodic reports as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder, and will suspend the filing of such reports at its option if not so required. If reports are required to be filed under the Exchange Act, the Depositor may seek certain relief from the Commission with respect to such reports and, if granted, such reports would include monthly reports providing information otherwise set forth under "DESCRIPTION OF THE CERTIFICATES--Reports to Certificateholders" and an annual report setting forth, among other things, an aggregate of such monthly information together with (i) a report of the Master Servicer concerning a review of its activities under the Pooling Agreement and whether any default with respect thereto exists and (ii) a statement from a firm of independent public accountants that such firm has examined certain documents and records relating to the servicing of the Mortgage Loans and that such servicing has been conducted in compliance with the Pooling Agreement except for any significant exceptions that are required to be reported under the Pooling Agreement.

    NO PERSON HAS BEEN AUTHORIZED TO GIVE INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE CERTIFICATES OFFERED HEREBY OR AN OFFER OF THE CERTIFICATES TO ANY PERSON IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    All documents filed by or on behalf of the Trust Fund with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Offered Certificates issued by the Depositor shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of the filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus. The Depositor will provide without charge to each person to whom a copy of the Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Metropolitan Asset Funding, Inc., 929 West Sprague Avenue, Suite 106, Spokane, Washington 99204, Attention: Lynn
A. Ciani, telephone: (509) 838-3111.

                            SUMMARY OF THE OFFERING


    THIS SUMMARY OF THE OFFERING IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS. CERTAIN CAPITALIZED TERMS USED IN THIS SUMMARY OF THE OFFERING ARE DEFINED ELSEWHERE IN THIS PROSPECTUS. SEE "INDEX TO AND GLOSSARY OF CERTAIN TERMS" BEGINNING ON PAGE 86.


TITLE OF SECURITIES...............  Mortgage Pass-Through Certificates, Series 1996-A (the
                                    "Certificates").

DESIGNATIONS

  OFFERED CERTIFICATES............  Class A-1, Class A-2, Class A-3, Class A-4, Class B-1
                                    and Class B-2 Certificates. Only the Offered
                                    Certificates are offered hereby.


  NON-OFFERED CERTIFICATES........
                                                                  APPROXIMATE
                                                                 INITIAL CLASS
                                                                  CERTIFICATE     PASS-THROUGH
                                    CLASS                          BALANCE(1)         RATE
                                    --------------------------  ----------------  -------------
                                    B-3(2) ...................   $ 3,801,675            8.25%
                                    B-4(2) ...................     4,118,481            8.25
                                    B-5(2) ...................     2,851,256            8.25
                                    R(2) .....................     2,534,450(3)             (3)
                                    ------------------------
                                    (1)  Approximate; subject to a variance of plus or minus
                                    5%.
                                    (2)  The Class B-3, Class B-4, Class B-5 and Class R
                                    Certificates will provide limited credit support for the
                                    Offered Certificates as described herein.
                                    (3)  The Class R Certificates will be comprised of two
                                    payment components. See "DESCRIPTION OF THE CERTIFI-
                                    CATES--Residual Certificates" herein. For a description of the initial Component Balance applicable to each Component and the distributions applicable thereto, see "DESCRIPTION
                                    OF THE CERTIFICATES--Residual Certificates" herein. With
                                    respect to the Class Z/IO Component, on each Distribution
                                    Date up to and including the Accretion Termination Date,
                                    distributions of interest allocable to the Class Z/IO
                                    Component will be added to the Component Balance thereof
                                    (the "Accretion Amount") and distributed as principal to
                                    certain Classes of Offered Certificates as described herein under "DESCRIPTION OF THE CERTIFICATES--Distributions."


  SENIOR CERTIFICATES.............  Class A-1, Class A-2, Class A-3 and Class A-4
                                    Certificates.

  CLASS B CERTIFICATES............  Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5
                                    Certificates.

  SUBORDINATE CERTIFICATES........  The Class B and Class R Certificates.

  REGULAR CERTIFICATES............  All Classes of Certificates other than the Class R
                                    Certificates.

  RESIDUAL CERTIFICATES...........  Class R Certificates.

  FIXED RATE CERTIFICATES.........  All Classes of Certificates other than the Class R
                                    Certificates.

  COMPONENT CERTIFICATES..........  Class R Certificates.

  ACCRETION CLASS.................  Class Z/IO Component.

  PRINCIPAL ONLY CLASS............  Class PO Component.
  PHYSICAL CERTIFICATES...........  All Classes of Certificates other than the Offered
                                    Certificates.

  BOOK-ENTRY CERTIFICATES.........  All Classes of Offered Certificates.

DEPOSITOR.........................  Metropolitan Asset Funding, Inc., a Delaware corporation
                                    (the "Depositor").

SELLERS...........................  Metropolitan Mortgage & Securities Co., Inc.
                                    ("Metropolitan"), a Washington corporation; Summit
                                    Securities, Inc. ("Summit"), an Idaho corporation;
                                    Western United Life Assurance Company ("Western"), a
                                    Washington life insurance and annuity company; and Old
                                    Standard Life Insurance Company ("Old Standard"), an
                                    Idaho life insurance and annuity company. Metropolitan,
                                    Summit, Western and Old Standard are sometimes referred
                                    to herein each as a "Seller" and, collectively, as the
                                    "Sellers." The Sellers are controlled by the same
                                    individual, C. Paul Sandifur, Jr. See "THE DEPOSITOR"
                                    and "DESCRIPTION OF THE SELLERS" herein.

MASTER SERVICER...................  Metwest Mortgage Services, Inc. (formerly known as
                                    Spokane Mortgage Co.) (the "Master Servicer"), a
                                    Washington corporation and a wholly owned subsidiary of
                                    Metropolitan. See "SERVICING OF MORTGAGE LOANS" herein.

TRUSTEE...........................  The Bank of New York, a banking corporation organized under the laws of the State of New York (the "Trustee").

CUTOFF DATE.......................  November 1, 1996.

DISTRIBUTION DATE.................  The twentieth day of each month, or, if such day is not a Business Day, the next succeeding Business Day,
                                    commencing in December 1996.

RECORD DATE.......................  The Record Date for each Distribution Date will be the last day of the preceding month.

MORTGAGE POOL.....................  The Mortgage Pool will consist of fully amortizing and balloon fixed-rate loans (including Land Sale Contracts
                                    for the sale of real estate) having, as of the Cutoff
                                    Date, an aggregate Scheduled Principal Balance equal to
                                    approximately $126,722,514.68 (the "Cutoff Date Pool
                                    Principal Balance"). See "THE MORTGAGE POOL" herein.

                                    (a)  MORTGAGE LOANS.  The Mortgage Loans will be secured
                                    by first liens on (i) one- to four-family residential
                                    properties (each such Mortgage Loan, a "Single Family
                                    Mortgage Loan"), and (ii) multi-family housing
                                    properties or commercial real estate, including retail
                                    properties, hotels and motels, industrial properties,
                                    mobile home and recreation vehicle parks, and mixed use
                                    properties having a principal balance as of the Cutoff
                                    Date with respect to any single such Mortgage Loan of
                                    less than $822,050 (each such Mortgage Loan, a "Com-
                                    mercial Mortgage Loan"). The Single Family Mortgage
                                    Loans and the Commercial Mortgage Loans (together with
                                    Land Sale Contracts for the sale of real estate with
                                    respect to such Mortgage Loans) are collectively
                                    referred to herein as the "Mortgage

                                    Loans." Approximately 75.95% and 24.05% of the Mortgage
                                    Loans (by Cutoff Date Pool Principal Balance) are Single
                                    Family Mortgage Loans and Commercial Mortgage Loans,
                                    respectively. The Mortgage Loans are conventional loans
                                    (i.e., loans that are not insured by any governmental
                                    agency) and, except with respect to certain Mortgage
                                    Loans made by the Sellers to facilitate the sale of
                                    their respective real estate acquired upon foreclosure,
                                    all Mortgage Loans will have been purchased by the
                                    Sellers from individuals or in secondary market
                                    transactions from financial institutions and sold by the
                                    respective Seller to the Depositor.

                                    The payment terms of the Mortgage Loans to be included
                                    in the Mortgage Pool include the following features or
                                    combinations thereof:

                                            (A)  With respect to 80.34% of the Single Family
                                        Mortgage Loans, 76.44% of the Commercial Mortgage
                                        Loans and 79.41% of the Mortgage Loans (in each
                                        case, expressed as Pool Percentages (as hereinafter
                                        defined)) and principal will be payable, on a level
                                        debt service basis to fully amortize the loan over
                                        its term, and, with respect to 19.66% of the Single
                                        Family Mortgage Loans, 23.56% of the Commercial
                                        Mortgage Loans and 20.59% of the Mortgage Loans (in
                                        each case, expressed as Pool Percentages), payment
                                        of all or a substantial portion of the principal
                                        will be deferred and such Mortgage Loans will be
                                        Balloon Loans as defined under "THE MORTGAGE POOL--
                                        General." All of the Mortgage Loans accrue interest
                                        at fixed Mortgage Rates.

                                            (B)  Approximately 1.82% of the Single Family
                                        Mortgage Loans, 7.14% of the Commercial Mortgage
                                        Loans and 3.10% of the Mortgage Loans (in each case,
                                        expressed as Pool Percentages) are subject to a
                                        prepayment penalty or fee for a prepayment in full.
                                        Certain of the Mortgage Loans include "due-on-sale"
                                        clauses which permit the mortgagee to demand payment
                                        of the entire Mortgage Loan in connection with the
                                        sale or certain transfers of the related Mortgaged
                                        Property; however, the Depositor has not determined
                                        the percentage of Mortgage Loans containing such
                                        clauses.

                                    The real property constituting security for repayment of
                                    the Single Family Mortgage Loans is located in 49 states
                                    and the real property constituting security for
                                    repayment of the Commercial Mortgage Loans is located in
                                    41 states. The Mortgage Loans are covered by standard
                                    hazard insurance policies insuring against losses due to
                                    fire and various other causes.

                                    (b)  COLLECTION ACCOUNT.  All distributions on any Mort-
                                    gage Loans and all payments (including prepayments,
                                    liquidation proceeds and certain insurance proceeds, net
                                    of certain amounts as described under "THE POOLING AND
                                    SERVICING AGREEMENT") received from the Master Servicer
                                    on

                                    any Mortgage Loans included in the Mortgage Pool will be
                                    remitted to an account (the "Collection Account"), and,
                                    together with any other amounts as described herein,
                                    will be available for distribution on the Certificates
                                    as described herein. Such Collection Account shall be an
                                    Eligible Account or Accounts established and maintained
                                    by the Master Servicer for the benefit of holders of the
                                    Certificates.

POOLING AND SERVICING AGREEMENT...  The Certificates will be issued pursuant to a Pooling and Servicing Agreement, dated as of November 1, 1996
                                    (the "Pooling Agreement"), among the Depositor, the
                                    Master Servicer, the Sellers and the Trustee.

PRIORITY OF DISTRIBUTIONS.........  As more fully described herein, distributions will be made on the Certificates on each Distribution Date from
                                    and to the extent of Available Funds in the following
                                    order of priority:

                                    (a)  to interest on each Class of Senior Certificates;

                                    (b)  to principal of the Classes of Senior Certificates
                                    then entitled to receive distributions of principal, in
                                    the order and subject to the priorities set forth herein
                                    under "DESCRIPTION OF THE CERTIFICATES--Distributions,"
                                    up to the maximum amount of principal to be distributed
                                    on such Classes on such Distribution Date;

                                    (c)  to interest and then to principal of the Class B-1
                                    and Class B-2 Certificates, in that order, up to the
                                    maximum amount of interest and principal to be
                                    distributed on each such Class on such Distribution
                                    Date;

                                    (d)  to interest on the Class B-3 Certificates;

                                    (e)  to interest on the Class B-4 Certificates;

                                    (f)   to interest on the Class B-5 Certificates;

                                    (g)  to interest on the Class Z/IO Component of the
                                    Class R Certificates (except such interest will be added
                                    to the Component Balance thereof up to and including the
                                    Accretion Termination Date);

                                    (h)  after the Offered Certificates are paid in full,
                                    sequentially, to principal of the Class B-3, Class B-4,
                                    Class B-5 and the Class R Certificates, in that order,
                                    up to the maximum amount of principal to be distributed
                                    on each such Class on such Distribution Date; and

                                    (i)  to the Class R Certificates, any remaining
                                    Available Funds.

INTEREST..........................  On each Distribution Date, each Class of Offered
                                    Certificates, to the extent Available Funds are
                                    available for the distribution of interest on such Class
                                    on such Distribution Date, as described above under
                                    "Priority of Distributions," generally will be entitled
                                    to receive an amount allocable to interest equal to the
                                    sum of (a) one month's interest at the applicable
                                    Pass-Through Rate set forth on the cover page hereof (as
                                    to each Class, the "Pass-

                                    Through Rate") on the related Class Certificate Balance,
                                    immediately prior to such Distribution Date and (b) the
                                    sum of the amounts, if any, by which the amount
                                    described in clause (a) above on each prior Distribution
                                    Date exceeded the amount actually distributed as
                                    interest on such prior Distribution Dates and not
                                    subsequently distributed ("Unpaid Interest Shortfall").
                                    The interest entitlement for each Class of Offered
                                    Certificates described above shall be reduced by the
                                    allocable share of Net Interest Shortfalls for each such
                                    Class, as described herein under "DESCRIPTION OF THE
                                    CERTIFICATES--Distributions."

PRINCIPAL (INCLUDING
  PREPAYMENTS)....................  On each Distribution Date, to the extent Available Funds are available therefor, principal distributions in
                                    reduction of the Class Certificate Balance of each Class
                                    of Offered Certificates will be made in the order and
                                    subject to the priorities set forth herein under
                                    "DESCRIPTION OF THE CERTIFICATES-- Distributions" in an
                                    aggregate amount equal to such Class' allocable portion
                                    of the Senior Principal Distribution Amount, the Class
                                    A-4 Principal Distribution Amount or the Subordinate
                                    Principal Distribution Amount, as applicable.

                                    In addition, on each Distribution Date up to and
                                    including the Accretion Termination Date, the Accretion
                                    Amount will be distributed as set forth herein under
                                    "DESCRIPTION OF THE
                                    CERTIFICATES--Distributions--Accretion Amount."

                                    The Class B-3, Class B-4, Class B-5 and Class R
                                    Certificates are not entitled to distributions of
                                    principal until the Class Certificate Balance of each
                                    Class of Offered Certificates has been paid in full.

                                    See "DESCRIPTION OF THE CERTIFICATES--Distributions"
                                    herein.

CREDIT ENHANCEMENT GENERAL........  Credit enhancement for the Senior Certificates will be provided by the Subordinate Certificates as described
                                    below. Credit enhancement for each Class of Subordinate
                                    Certificates (other than the Class R Certificates) will
                                    be provided by the Class or Classes of Class B
                                    Certificates with higher numerical Class designations,
                                    as described below.

SUBORDINATION.....................  The rights of holders of the Subordinate Certificates to receive distributions with respect to the Mortgage Loans
                                    in the Mortgage Pool will be subordinated to such rights
                                    of holders of the Senior Certificates, and the rights of
                                    the holders of each Class of Subordinate Certificates
                                    (other than the Class B-1 Certificates) to receive
                                    distributions will be further subordinated to such
                                    rights of the holders of the Class or Classes of
                                    Subordinate Certificates with a higher priority of
                                    payment as described above under "Priority of
                                    Distributions," in each case only to the extent
                                    described herein.

                                    The subordination of the Subordinate Certificates to the
                                    Senior Certificates and the further subordination within
                                    the

                                    Subordinate Certificates are each intended to increase
                                    the likelihood of timely receipt by the holders of
                                    Certificates with a higher relative payment priority of
                                    the maximum amount to which they are entitled on any
                                    Distribution Date and to provide such holders protection
                                    against losses resulting from defaults on Mortgage Loans
                                    to the extent described herein. The Subordinate
                                    Certificates also provide protection to a lesser extent
                                    against Special Hazard Losses, Bankruptcy Losses and
                                    Fraud Losses. However, in certain circumstances, the
                                    amount of available subordination (including the limited
                                    subordination provided for certain types of losses) may
                                    be exhausted and shortfalls in distributions on the
                                    Certificates could result as a result of such losses.
                                    Holders of Senior Certificates will bear their
                                    proportionate share of any losses realized on the
                                    Mortgage Loans in excess of the available subordination
                                    amount. See "DESCRIPTION OF THE CERTIFICATES--Priority
                                    of Distributions Among Classes of Certificates,"
                                    "--Allocation of Losses" and "CREDIT
                                    ENHANCEMENT--Subordination of Certain Classes" herein.


WEIGHTED AVERAGE LIVES (IN
  YEARS)*.........................
                                                                   CPR
                                    ------------------------------------------------------------------
                                       CLASS       0.0%       5.0%       10.0%      15.0%      20.0%
                                       -----     ---------  ---------  ---------  ---------  ---------
                                        A-1          2.637      1.684      1.198      0.907      0.718
                                        A-2          6.696      4.502      3.310      2.563      2.063
                                        A-3          9.681      6.780      4.755      3.711      2.976
                                        A-4          6.874      6.032      5.217      4.457      3.839
                                        B-1          6.874      6.032      5.217      4.457      3.839
                                        B-2          6.874      6.032      5.217      4.457      3.839
                                                                            -------------------------
                                       *Determined as described under "MATURITY, PREPAYMENT AND YIELD
                                                CONSIDERATIONS--Weighted Average Lives of the Offered
                                      Certificates" herein. Prepayments will not occur at any assumed rate shown or any other constant rate, and the actual weighted average lives of any or all of the Classes of Offered Certificates are likely to differ from those shown, perhaps significantly.


MASTER SERVICING FEE AND OTHER
  EXPENSES........................  As compensation for its services, the Master Servicer will be entitled to retain, from amounts received in
                                    respect of the Mortgage Loans which are allocable to
                                    interest, an amount equal to the Master Servicing Fee.

                                    In addition to the Master Servicing Fee, there will be
                                    deducted from amounts received in respect of the
                                    Mortgage Loans which are allocable to interest an amount
                                    sufficient to provide for the payment of the Trustee's
                                    fee. As to each Mortgage Loan, the sum of the Master
                                    Servicing Fee Rate and the rate at which the Trustee's
                                    fee is determined is referred to as the "Expense Rate."
                                    The "Net Mortgage Rate" for each Mortgage Loan will
                                    equal the Mortgage Rate thereon less the Expense Rate.

                                    See "THE POOLING AND SERVICING AGREEMENT-- Servicing
                                    Compensation and Payment of Expenses" herein.

ADVANCES..........................  The Master Servicer is obligated to make cash advances
                                    ("Advances") with respect to delinquent payments of
                                    principal and interest on any Mortgage Loan to the
                                    extent that such Advances are determined by the Master
                                    Servicer to be recoverable. The Trustee will be
                                    obligated to make such Advance if the Master Servicer
                                    fails in its obligation to do so, to the extent provided
                                    in the Pooling Agreement. See "THE POOLING AND SERVICING
                                    AGREEMENT--Advances" herein.

                                    With respect to any Mortgage Loan that is a Balloon
                                    Loan, in the event of default in the scheduled balloon
                                    principal payment (each, a "Balloon Payment") due on the
                                    maturity of such Mortgage Loan, the Master Servicer will
                                    advance each month an amount equal to interest (subject
                                    to the Master Servicer's determination as to
                                    recoverability) on the Mortgage Loan deemed to be due
                                    thereon and which is unpaid by the Mortgagor after such
                                    default and, at the Master Servicer's sole option, an
                                    amount of principal on the Mortgage Loan equal to the
                                    principal portion of the Monthly Payment that would
                                    otherwise be required to be made if such Mortgage Loan
                                    were not a Balloon Loan.

                                    Any Advance made by the Master Servicer with respect to
                                    a Mortgage Loan is reimbursable to it as described
                                    herein under "THE POOLING AND SERVICING AGREEMENT--
                                    Advances." Under the limited circumstances described
                                    herein, the Master Servicer will be entitled to
                                    reimburse itself from funds on deposit in the Collection
                                    Account before distributions are made to holders of
                                    Certificates.

OPTIONAL TERMINATION..............  At its option, the Master Servicer may purchase from the
                                    Mortgage Pool all remaining Mortgage Loans in the
                                    Mortgage Pool and thereby effect early retirement of the
                                    Certificates on any Distribution Date on which the Pool
                                    Scheduled Principal Balance is less than 10% of the
                                    Cutoff Date Pool Principal Balance. See "THE POOLING AND
                                    SERVICING AGREEMENT Certificates--Termination; Optional
                                    Termination" herein.

                                    IF THE MASTER SERVICER EXERCISES ITS RIGHT TO REPURCHASE
                                    ALL OF THE MORTGAGE LOANS, THE CERTIFICATES OUTSTANDING
                                    AT THE TIME OF SUCH REPURCHASE WILL BE RETIRED EARLIER
                                    THAN WOULD OTHERWISE BE THE CASE. See "MATURITY,
                                    PREPAYMENT AND YIELD CONSIDERATIONS" herein.

OPTIONAL PURCHASE OF MORTGAGE
  LOANS...........................  Subject to certain conditions specified in the Pooling
                                    Agreement, the Master Servicer has the option, but is
                                    not obligated, (a) to purchase from the Mortgage Pool
                                    any Mortgage Loan 90 days or more delinquent at the
                                    Repurchase Price for such Mortgage Loan or (b) to sell
                                    any such Mortgage Loan in a commercially reasonable
                                    manner if the Master

                                    Servicer determines that such a sale would produce a
                                    greater recovery on a present-value basis than would
                                    liquidation of the related Mortgaged Property. See "THE
                                    POOLING AND SERVICING AGREEMENT--Optional Purchase of
                                    Defaulted Mortgage Loans" herein.

RISK FACTORS......................  Prospective investors in the Offered Certificates should review and consider various risk factors in connection
                                    therewith, including risks relating to inconsistent loan
                                    documentation, reduced loan underwriting standards,
                                    environmental risks, balloon loans, and appraisal risks
                                    involving the method and timing of appraisals, described
                                    under "RISK FACTORS" beginning on page 1.

NO EXCHANGE LISTING...............  It is not expected that the Offered Certificates will be listed on a national securities exchange or that the
                                    Offered Certificates will be quoted on an automated
                                    quotation system of a registered securities association.

CERTAIN FEDERAL INCOME TAX
  CONSEQUENCES....................  An election will be made to treat the Mortgage Pool as a
                                    "real estate mortgage investment conduit" ("REMIC") for
                                    federal income tax purposes. The Regular Certificates
                                    will constitute "regular interests" in the REMIC and
                                    will be treated as debt instruments of the Mortgage Pool
                                    for federal income tax purposes with payment terms
                                    equivalent to the terms of such Certificates. The
                                    Residual Certificates will constitute the sole class of
                                    "residual interest" in the REMIC.

                                    Holders of the Offered Certificates will be required to
                                    include in income interest on such Certificates in
                                    accordance with the accrual method of accounting.
                                    Certain Classes of the Offered Certificates may,
                                    depending on their respective issue prices, be treated
                                    as having been issued with original issue discount for
                                    federal income tax purposes. For further information
                                    regarding the material federal income tax consequences
                                    of investing in the Certificates, which are covered by
                                    an opinion of counsel, see "FEDERAL INCOME TAX
                                    CONSEQUENCES" herein. Prospective investors should
                                    consult their individual tax advisors for individual tax
                                    advice regarding the federal, state, local and other tax
                                    consequences to them of the purchase, ownership and
                                    disposition of the Offered Certificates.

LEGAL INVESTMENT..................  The Offered Certificates will not constitute "mortgage related securities" for purposes of the Secondary
                                    Mortgage Market Enhancement Act of 1984 ("SMMEA"),
                                    because the substantial majority of the Mortgage Loans
                                    were originated by individuals and not by financial
                                    institutions or mortgagees approved by the Secretary of
                                    Housing and Urban Development and certain Certificates
                                    will not be rated in one of the two highest rating
                                    categories by a nationally recognized statistical rating
                                    organization. Institutions whose investment activities
                                    are subject to review by federal or state regulatory
                                    authorities should consult with their counsel or the
                                    applicable authorities to

                                    determine whether an investment in the Offered
                                    Certificates complies with applicable guidelines, policy
                                    statements or restrictions. See "LEGAL INVESTMENT
                                    CONSIDERATIONS" herein.

                                    Certain Classes of Certificates may be deemed "high-risk
                                    mortgage securities" as defined in the supervisory
                                    policy statement on securities activities approved by
                                    the Federal Financial Institutions Examination Council
                                    on December 3, 1991 and adopted by the Comptroller of
                                    the Currency, the Federal Deposit Insurance Corporation,
                                    the Federal Reserve Board and the Office of Thrift
                                    Supervision. See "LEGAL INVESTMENT CONSIDERATIONS"
                                    herein.

ERISA CONSIDERATIONS..............  A fiduciary of any employee benefit plan subject to the
                                    Employee Retirement Income Security Act of 1974, as
                                    amended ("ERISA"), or the Internal Revenue Code of 1986,
                                    as amended (the "Code"), should carefully review with
                                    its legal advisors whether the purchase or holding of an
                                    Offered Certificate could give rise to a transaction
                                    prohibited or not otherwise permissible under ERISA or
                                    the Code. The Class B-1 and Class B-2 Certificates may
                                    not be transferred except upon satisfaction of certain
                                    conditions. See "ERISA CONSIDERATIONS" herein.

CERTIFICATE RATINGS...............  It is a condition to the issuance of the Offered
                                    Certificates that they be rated by Moody's Investors
                                    Service ("Moody's") and by Duff & Phelps Credit Rating
                                    Co. ("Duff & Phelps" and, together with Moody's, the
                                    "Rating Agencies") at least as follows:

                                            CLASS                                     MOODY'S       DUFF & PHELPS
                                            -----------------------------------  -----------------  -------------
                                            A-1                                           Aaa              AAA
                                            A-2                                           Aaa              AAA
                                            A-3                                           Aaa              AAA
                                            A-4                                           Aaa              AAA
                                            B-1                                           Aa2               AA
                                            B-2                                            A2                A

                                            Ratings on the Offered Certificates address the likelihood of receipt by such Certificateholders of payments required under the Pooling
                                            Agreement, and are not a recommendation to buy, sell or hold securities. See "CERTIFICATE RATINGS" herein.

                                  RISK FACTORS


    Investors should consider, among other things, the following factors in connection with the purchase of the Offered Certificates. Unless otherwise indicated, information presented below in this section expressed as a percentage (other than rates of interest) with respect to Single Family Mortgage Loans, Commercial Mortgage Loans and Mortgage Loans are approximate percentages based on the aggregate Cutoff Date Scheduled Principal Balance of the Single Family Mortgage Loans, aggregate Cutoff Date Scheduled Principal Balance of the Commercial Mortgage Loans and the Cutoff Date Pool Principal Balance, respectively (each a "Pool Percentage" and collectively, the "Pool Percentages").


INCONSISTENT DOCUMENTATION;
  UNAVAILABILITY OF CERTAIN INFORMATION

    Approximately 53.68% of the Mortgage Loans were originated by the individual sellers of the related Mortgaged Property who generally are inexperienced in matters pertaining to mortgage banking. Subsequently, such Mortgage Loans were acquired by the related Seller from such individual sellers or from intermediary independent dealers in such Mortgage Loans. Consequently, such Mortgage Loans were not originated pursuant to consistent underwriting guidelines or similar mortgage loan documentation. Thus, it is possible that this Prospectus does not contain information regarding such Mortgage Loans which would have been available if such Mortgage Loans had been originated by a financial institution or other institutional lender. However, prior to any acquisition of a Mortgage Loan by a Seller, each Mortgage Loan was subjected to the Seller's acquisition underwriting criteria described herein under "THE MORTGAGE POOL--Acquisition Underwriting Standards."

REDUCED UNDERWRITING STANDARDS

    Because the Sellers do not originate mortgage loans, except to facilitate the sale of real estate owned, but rather acquire mortgage loans some time after origination, the Sellers have less stringent underwriting standards compared to those of the Federal National Mortgage Association ("FNMA" or "Fannie Mae") or the Federal Home Loan Mortgage Corporation ("FHLMC" or "Freddie Mac") with respect to the Single Family Mortgage Loans and those of institutional lenders with respect to the Commercial Mortgage Loans. For example, the Sellers do not obtain borrower applications, verify income or employment or, with respect to Commercial Mortgage Loans, obtain information regarding the borrower's business experience. Thus, the Sellers are not able to calculate debt ratios that are typically employed in underwriting a mortgage loan at origination consistent with the guidelines imposed by FNMA, FHLMC or institutional lenders. Furthermore, many of the mortgage loans acquired by the Sellers do not contain the documentation which would be typical for a mortgage loan originated in accordance with those guidelines. Such documentation includes mortgage loan applications, verifications of employment and income, and verifications of deposit. The Sellers do obtain and review the credit history of a borrower for each mortgage loan acquired. As a result, the Depositor does not possess certain information concerning the Mortgage Loans that may be of interest to a potential investor in the Offered Certificates. See "THE MORTGAGE POOL--Certain Information Regarding Commercial Mortgage Loans" and "--Acquisition Underwriting Standards" herein.

APPRAISAL RISKS

    NON-CURRENT APPRAISALS. The Sellers, in connection with their reunderwriting of a Mortgage Loan, calculated the Loan-to-Value Ratio of the Mortgage Loan at acquisition for underwriting purposes to determine the borrower's equity in the related Mortgaged Property. A drive-by appraisal of the market value of each Mortgaged Property generally was obtained within 60 days prior to the purchase by the related Seller of the Mortgage Loan. However, in certain instances, Metropolitan may have utilized a previous appraisal if it was completed within six months prior to the purchase by such Seller. Mortgage Loans that have been acquired on the secondary market from institutional investors generally have appraisals which were obtained at the time of, and in connection with, such Mortgage Loans' originations. In no event, however, are any such appraisals now current. No assurance can be given that the value of any Mortgaged Property has remained or will remain at the level that existed on the respective appraisal date or on the date of valuation. See "THE MORTGAGE POOL--General" and "--Acquisition Underwriting Standards."

    DRIVE BY APPRAISALS. Prior to acquisition of a Mortgage Loan by a Seller, such Seller generally obtains a drive by appraisal of that property. A drive by appraisal is identical in all respects to a full real estate appraisal except that the appraiser does not have access to the interior of the property or in some cases the rear of the property. As a result, the appraisal may reflect assumptions made by the appraiser regarding the interior or the rear of the property which may not be accurate.

DELINQUENCY HISTORY OF MORTGAGE LOANS


    GENERAL. As of the Cutoff Date, no Mortgage Loan was more than 59 days delinquent. In addition, as of the close of business on the Business Day immediately preceding the Cutoff Date, approximately 1.36% of the Mortgage Loans (by principal balance) were at least one month but less than 59 days delinquent. Certain of the Mortgage Loans have been delinquent one or more times since origination. During the period commencing January 1, 1995 through November 1, 1996, approximately 40.78% of the Mortgage Loans have been one month delinquent at least once. During such period, 9.56%, 6.47%, 6.00%, 4.19% and 5.69% of the Mortgage Loans have been one month delinquent two times, three times, four times, five times and more than five times, respectively. Generally, the majority of such one month delinquencies are corrected by the following Due Date for a delinquent Mortgage Loan. During the period commencing January 1, 1995 through November 1, 1996, approximately 14.21% of the Mortgage Loans have been two months delinquent at least once, and 4.52% and 2.04% of the Mortgage Loans have been two months delinquent two times and more than two times, respectively. During such period, approximately 6.41% of the Mortgage Loans have been three months delinquent at least once.


    During the period commencing January 1, 1995 through November 1, 1996, approximately 44.36% of the Single Family Mortgage Loans have been one month delinquent at least once. During such period, 10.82%, 7.58%, 6.66%, 4.66% and 6.88% of the Single Family Mortgage Loans have been one month delinquent two times, three times, four times, five times and more than five times, respectively. During that same period, approximately 16.15% of the Single Family Mortgage Loans have been two months delinquent at least once and, 5.33% and 2.47% of the Single Family Mortgage Loans have been two months delinquent two times and more than two times, respectively. In addition, during such period, approximately 7.43% of the Single Family Mortgage Loans have been three months delinquent at least once.

    During the period commencing January 1, 1995 through November 1, 1996, approximately 29.45% of the Commercial Mortgage Loans have been one month delinquent at least once. During such period, 5.60%, 2.97%, 3.92%, 2.72% and 1.91% of the Commercial Mortgage Loans have been one month delinquent two times, three times, four times, five times and more than five times, respectively. During the period commencing January 1, 1995 through November 1, 1996, approximately 8.09% of the Commercial Mortgage Loans have been two months delinquent at least once and, 1.99% and 0.70% of the Commercial Mortgage Loans have been two months delinquent two times and more than two times, respectively. During such period, approximately 3.17% of the Commercial Mortgage Loans have been three months delinquent at least once.

    The delinquency performance of the Mortgage Loans may be affected by various factors including the creditworthiness of the borrower at origination, the lack of late payment penalties and the lack of escrow accounts for taxes and insurance. In this regard, approximately 66.76% of the Mortgage Loans do not have escrow accounts for the payment of taxes and insurance. This may increase the default rate as borrowers may fail to pay their taxes or insurance when they become due resulting in a default under the terms of the related loan documents. The lack of late payment penalties is discussed in the following risk factor.

    For a description of the foreclosure and delinquency experience of the loans serviced by the Master Servicer on behalf of the Sellers, see "SERVICING OF THE MORTGAGE LOANS--Foreclosure and Delinquency Experience of Metwest's Servicing Portfolio." As of September 30, 1996, the Master Servicer serviced approximately 84.82% (by principal balance) of the Sellers' total residential and commercial mortgage loan portfolio. Past foreclosure and delinquency experience may not necessarily reflect the foreclosure and delinquency experience of the Mortgage Pool, and the actual loss and delinquency experience on the Mortgage Loans will depend, among other things, upon the value of related Mortgaged Properties and the ability of the borrowers to make required payments.

    No assurances can be given that the past delinquency performance of the Mortgage Loans will be indicative of any delinquencies on the Mortgage Loans in the future.

    LACK OF LATE PAYMENT PENALTIES. Delinquency performance may be affected by, among other things, the lack of and type of late payment penalty provisions included in the Mortgage Loans. For example, only approximately 73.17% of the Single Family Mortgage Loans, 64.41% of the Commercial Mortgage Loans and 71.06% of the Mortgage Loans contain some type of late payment penalty and of these, less than 1% of the Mortgage Loans, contain late payment penalties when the payment is 30 days or more delinquent.

COMMERCIAL BORROWER DEFAULT

    The repayment of Commercial Mortgage Loans is typically dependent upon the successful operation of the related real estate project rather than on the liquidation value of the underlying real estate. However, the Sellers' underwriting criteria emphasize the value of the underlying collateral and considers the liquidation value of the underlying collateral assuming the existing business is not a going concern. As a result, the debt service coverage ratios of the Commercial Mortgage Loans are not set forth herein because the Sellers generally do not receive operating statements in acquiring such Mortgage Loans, and in those instances where such statements are obtained, only operating statements from the prior owner of the project are obtained and not those of the current owner. Thus, such dated operating statements, when obtained, are unreliable and largely irrelevant. Moreover, even where any such statements indicate sufficient debt service coverage on the related Mortgage Loans, there can be no assurance that this will continue in the future. In addition, most Commercial Mortgage Loans are not secured by an assignment of leases and rents with respect to the tenants of such properties. Net operating income from a real estate project is subject to volatility and may be reduced, and the Mortgagor's ability to repay the loan impaired, as a result of an increase in vacancy rates for the project; a decline in rental rates as leases are renewed or entered into with new tenants; an increase in operating expenses of the project (such as energy and utility costs); changes in general or local economic conditions and/or specific industry segments (such as plant closings, industry slowdowns, oversupply of housing, retail, office or storage space, hotel rooms or nursing homes); increases in real estate and other tax rates; changes in governmental rules, regulations and fiscal policies; changes in zoning or tax laws; acts of God or an increase in capital expenditures needed to maintain the project and make improvements required by tenants.

    In addition, added risk may be presented by the type and use of a particular Commercial Property (as hereinafter defined). For instance, Commercial Properties that operate as nursing homes may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions. Approximately 0.51% of the Mortgage Loans and 2.12% of the Commercial Mortgage Loans are secured by nursing homes. Mortgages on mortgaged properties that are owned by the mortgagor under a condominium form of ownership are subject to the declaration, by-laws, liens for homeowner association dues and other rules and regulations of the condominium association. Approximately 0.09% of the Commercial Mortgage Loans are secured by condominiums. Hotel and motel properties are often operated pursuant to franchise, management or operating agreements which may be terminable by the franchisor or operator. However, no Mortgage Loan is secured by a franchised hotel or motel. Moreover, the transferability of the foregoing establishments' and of taverns' operating, liquor and other licenses upon transfer, whether through purchase or foreclosure, is subject to local law restrictions and requirements. Approximately 1.14% of the Mortgage Loans and 4.74% of the Commercial Mortgage Loans are secured by property operated as restaurants, healthcare facilities or taverns. In addition, Mortgage Properties which are multifamily residential properties may be subject to rent control laws, which could negatively impact the future cash flows of such properties.

    In the case of Commercial Mortgage Loans that are secured by owner-occupied Commercial Properties or Commercial Properties leased to a single tenant, a decline in the financial condition of the Mortgagor or single tenant, as the case may be, may have a disproportionately greater effect on the net operating income from such Commercial Properties than would be the case with respect to Commercial Properties with multiple tenants. Approximately 35.31% of the Commercial Mortgage Loans are owner occupied. Substantially all of the Commercial Mortgage Loans are nonrecourse loans or loans for which recourse may be restricted or nonenforceable, as to which, in the event of Mortgagor default, recourse may be available only against the specific Commercial Property and such other assets, if any, as may have been pledged to secure the Commercial Mortgage Loan. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Anti-Deficiency Legislation and Other Limitations." The liquidation value of any Mortgaged Property, whether a Commercial Property or a Single Family Property, may be adversely affected by risks generally incident to interests in real property, including changes or continued weakness in general or local economic conditions and/or specific industry segments; declines in real estate values; declines in rental or occupancy rates; increases in interest rates, real estate and other taxes, energy costs and other operating expenses; the availability of financing; changes in governmental rules, regulations and fiscal policies; changes in environmental conditions; acts of God; and other factors beyond the control of the Master Servicer.

REO LOANS

    From time to time each of the Sellers originates loans to facilitate the sale of real estate acquired in foreclosure or a similar method ("loans to facilitate"). These loans typically have higher loan-to-value ratios than loans acquired by the Sellers. Approximately 5.64%, 5.32% and 5.56% of the Single Family Mortgage Loans, Commercial Mortgage Loans and the Mortgage Loans, respectively, consist of loans which were made to facilitate the sale of real estate owned ("REO"). The average Loan-to-Value Ratios at origination for Single Family Mortgage Loans, Commercial Mortgage Loans and Mortgage Loans which are loans to facilitate was 87.12%, 81.71% and 86.54%, respectively, while the average Loan-to-Value Ratios at origination for the Single Family Mortgage Loans, Commercial Mortgage Loans and Mortgage Loans other than loans to facilitate was 80.20%, 68.88% and 78.42%, respectively. Inside appraisals are typically conducted in connection with the origination of a loan to facilitate while drive-by appraisals are obtained in connection with the acquisition of mortgage loans. See "THE MORTGAGE POOL-- Mortgage Loan Data" for a discussion of the method used to calculate Loan-to-Value Ratios.

ENVIRONMENTAL RISKS

    Contamination of real property may give rise to a lien on that property to assure payment of the cost of clean-up or, in certain circumstances, may result in liability to the lender for that cost. In several states, such a lien has priority over the lien of an existing mortgage against such property. The Sellers, in connection with the acquisition or origination of the Mortgage Loans, do not receive current environmental assessments with respect to the Mortgaged Properties, and generally have not determined whether environmental assessments have been conducted with respect to the Mortgaged Properties, and it is unlikely that any environmental assessments were conducted with respect to any of the Mortgaged Properties. In addition, the possibility exists that if the Master Servicer obtains an environmental assessment, an environmental condition so severe may exist as to make it unlikely that the Mortgaged Property would be foreclosed upon.

    Following a default in payment on any Mortgage Loan, the Master Servicer, in compliance with the servicing standard set forth in the Pooling Agreement, may obtain an environmental assessment prior to any foreclosure, at its expense (subject to recoupment from any liquidation proceeds with respect to such

Mortgage Loan). If the Master Servicer chooses to obtain an environmental assessment with respect to any Commercial Property prior to acquisition or assuming its operation, enforcement of the security for the related Mortgage Note may be effectively delayed unless and until a satisfactory environmental assessment is obtained (or any required remedial action is taken). However, there can be no assurance that, if an environmental assessment is obtained, such assessment will in fact insulate the Trust Fund from liability for Environmental Conditions (as defined under "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Environmental Risks"). In addition, the Sellers have not made any representations or warranties with respect to the environmental condition of any Mortgaged Property and, therefore, the related Seller will have no repurchase obligation with respect thereto.

    See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Environmental Risks" for a more detailed discussion of the environmental risks involved with respect to the ownership or use of, or lending with respect to, real property.

INSURANCE RISKS

    Federal laws requiring that flood insurance be in effect on mortgaged properties identified by the Federal Emergency Management Agency ("FEMA") as having special flood hazards only apply to mortgage loans originated by federally regulated or insured lenders or originated for sale to a federal instrumentality, such as FNMA. In addition, certain institutional lenders require flood insurance, if applicable, as part of their loan underwriting process. However, this requirement is not applicable to 55.04%, 72.50% and 59.24% of the Single Family Mortgage Loans, Commercial Mortgage Loans and the Mortgage Loans, respectively, and flood insurance has not been, and may not be, so maintained whether or not the related Mortgaged Properties are located in areas identified by FEMA as having special flood hazards.

    Approximately 19.56% of the Mortgage Loans do not have title insurance policies in an amount at least equal to their Cutoff Date Principal Balance. Although it is the Sellers' general policy to obtain title insurance in an amount of the respective Seller's purchase price of the Mortgage Loan in some cases a lesser amount of coverage is obtained, but in no case in an amount of less than $10,000. In the case of Land Sale Contracts, a title policy is obtained in the amount of the outstanding principal balance of such Mortgage Loan at the time of acquisition by the related Seller. In the event of a title defect relating to a Mortgaged Property regarding a Mortgage Loan not fully protected by title insurance, a loss could occur and be charged to the Trust Fund. "See "THE MORTGAGE POOL--Acquisition Underwriting Standards."

MORTGAGE LOAN ENFORCEMENT RISKS

    The enforcement of Mortgage Loans, whether secured by mortgages, deeds of trust or land sale contracts, are generally subject to equitable principles under foreclosure or other proceedings. These equitable principles are generally designed to relieve the obligor from the legal effect of his or her default under loan documents or land sale contracts. In other situations, statutes limit the right of a mortgagee to obtain a deficiency judgment against the mortgagor following foreclosure or sale under a deed of trust. The application of such principles or statutes with respect to any Mortgage Loan may result in a loss to the Trust Fund or a delay in the receipt of funds to which it is otherwise entitled. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Land Sale Contracts," "--Foreclosure" and "--Anti-Deficiency Legislation and Other Limitations."

YIELD AND PREPAYMENT
  CONSIDERATIONS AND UNCERTAINTIES

    The rate of principal payments on the Certificates, the amount of principal and interest payments on the Certificates and the yield to maturity of the Certificates will be directly related to the rate of payments of principal on the Mortgage Loans. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans, the rate of principal prepayments (including partial prepayments and those resulting from refinancing) thereon by mortgagors, liquidations of defaulted Mortgage Loans, optional purchases or sales by the Master Servicer of Mortgage Loans 90 days or more delinquent, repurchases by the Sellers of Mortgage Loans as a result of defective documentation or breaches of representations or warranties and optional purchase by the Master Servicer of all of the Mortgage Loans in connection with the termination of the Mortgage Pool. Substantially all of the Mortgage Loans may be prepaid in whole or in part at any time without penalty. Approximately 3.10% of the Mortgage Loans require the payment of a prepayment penalty in connection with any prepayment in full of such Mortgage Loans. In addition, certain of the Mortgage Loans contain "due-on-sale" provisions and the Master Servicer may enforce such provisions, unless (a) such enforcement is not permitted by applicable law or (b) the Master Servicer, in its discretion, waives its right to enforce such provision and permits the purchaser of the Mortgaged Property to assume the Mortgage Loan. To the extent permitted by applicable law, such assumption will not release the original borrower from its obligation under any such Mortgage Loan. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Due-On-Sale Clauses" herein. The rate of prepayments may be slower than expected due to, among other reasons, the inability of certain Mortgagors to obtain conventional refinancing. See "THE MORTGAGE POOL-- Certain Information Regarding Commercial Mortgage Loans" and "--Acquisition Underwriting Standards" herein.

    The rate of payments (including prepayments) on mortgage loans is influenced by a variety of economic, geographic, social and other factors. If prevailing interest rates for similar mortgage loans fall below the Mortgage Rates on the Mortgage Loans, the rate of prepayment would generally be expected to increase. Conversely, if prevailing interest rates for similar mortgage loans rise above the Mortgage Rates on the Mortgage Loans, the rate of prepayment would generally be expected to decrease. An investor that purchases an Offered Certificate at a discount should consider the risk that a slower than anticipated rate of principal payments on the Mortgage Loans will result in an actual yield that is lower than such investor's expected yield. An investor that purchases an Offered Certificate at a premium should consider the risk that a faster than anticipated rate of principal payments on the Mortgage Loans will result in an actual yield that is lower than such investor's expected yield.

    The timing of changes in the rate of prepayments may significantly affect an investor's actual yield to maturity, even if the average rate of principal prepayments is consistent with an investor's expectations. In general, the earlier a prepayment of principal of the Mortgage Loans the greater the effect on an investor's yield to maturity. The effect on an investor's yield as a result of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates will not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments.

    The absence of uniformity among the terms of the Mortgage Loans may cause the risk of prepayment and default to vary more significantly among the Mortgage Loans than among mortgage loans based on standardized documentation.

SUBORDINATION OF CERTAIN
  CLASSES OF OFFERED CERTIFICATES

    The rights of the holders of the Subordinate Certificates to receive distributions with respect to the Mortgage Loans will be subordinated to such rights of the Senior Certificates and to the Subordinate Certificates with a higher priority of payment as described herein under "DESCRIPTION OF THE CERTIFICATES--Priority of Distributions Among Classes of Certificates." Delinquencies that are not advanced by or on behalf of the Master Servicer (because the amounts, if advanced, would be nonrecoverable), will adversely affect the yield on the Certificates. Because of the priority of distributions, shortfalls resulting from delinquencies not so advanced will be borne first by the Subordinate Certificates, in reverse order of their priority of payment as described herein under "DESCRIPTION OF THE CERTIFICATES--Priority of Distributions Among Classes of Certificates" and then by the Senior Certificates.

    The weighted average life of, and the yield to maturity on, the Subordinate Certificates, in decreasing order of priority of payment, will be sensitive to the rate and timing of Mortgagor defaults and the severity of ensuing losses on the Mortgage Loans. If the actual rate and severity of losses on the Mortgage Loans is higher than those assumed by a holder of such a Certificate, the actual yield to maturity of such Certificate may be lower than the yield expected by such holder based on such assumption. The timing of losses on the Mortgage Loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the Mortgage Loans are consistent with such investor's expectations. In general, the earlier a loss occurs the greater the effect on an investor's yield to maturity. Realized Losses on the Mortgage Loans will reduce the Class Certificate Balance of the applicable Class of Certificates to the extent of any losses allocated thereto without the receipt of cash attributable to such reduction.

    See "DESCRIPTION OF THE CERTIFICATES--Allocation of Losses" herein.

LIMITED OBLIGATIONS OF CERTIFICATES

    The Mortgage Loans will be the sole source of payments on the Certificates. The Certificates do not represent an interest in or obligation of the Depositor, the Sellers, the Master Servicer, the Trustee, the Underwriters or any of their affiliates, except for limited obligations of each Seller for certain breaches of its representations and warranties and defective documentation with respect to the Mortgage Loans sold by it to the Depositor. In addition, Metropolitan will have limited obligations with respect to such breaches and defective documentation relating to the Mortgage Loans sold by Western to the Depositor if Western should fail to perform its obligations with respect thereto and Summit will have limited obligations with respect to such breaches and defective documentation relating to the Mortgage Loans sold by Old Standard to the Depositor if Old Standard should fail to perform its obligations with respect thereto. See "THE POOLING AND SERVICING AGREEMENT--Representations and Warranties." Neither the Certificates nor the Mortgage Loans will be guaranteed by or insured by any governmental agency or instrumentality, the Depositor, the Sellers, the Master Servicer, the Trustee or any of their affiliates. Consequently, in the event that payments on the Mortgage Loans are insufficient or otherwise unavailable to make all payments required on the Certificates, there will be no recourse to the Depositor, the Sellers, the Master Servicer, the Trustee or any of their respective affiliates. Moreover, the Pooling Agreement limits the amount of liability of certain persons with respect to the Mortgage Pool and provides for certain indemnification to certain persons for losses, liability or expenses in connection with legal action involving the Mortgage Pool or the Certificates. Any loss or expense resulting to the Mortgage Pool as a result of such limitations or indemnification shall be an expense of the Trust Fund. See "THE POOLING AND SERVICING AGREEMENT--Certain Matters Regarding the Depositor, the Sellers and the Master Servicer."

LIMITED LIQUIDITY

    The Underwriters intend to make a secondary market in the Offered Certificates, but have no obligation to do so. There is currently no secondary market in the Offered Certificates and there can be no assurance that such a market will develop or, if it does develop, that it will provide Certificateholders with liquidity of investment or that it will continue for the life of the Certificates. It is not expected that the Offered Certificates will be listed on a national securities exchange or that the Offered Certificates will be quoted on an automated quotation system of a registered securities association.

BALLOON LOAN RISKS

    Approximately 19.66% of the Single Family Mortgage Loans, 23.56% of the Commercial Mortgage Loans and 20.59% of the Mortgage Loans are Balloon Loans, as defined herein under "THE MORTGAGE POOL--General." With respect to each Balloon Loan, a borrower generally will be required to pay the entire remaining principal amount of the Mortgage Loan at its maturity. The ability of a borrower to make such a payment may depend on the ability of the borrower to obtain refinancing of the balance due on the Mortgage Loan. An increase in interest rates over the Mortgage Rate applicable at the time the Mortgage Loan was originated may have an adverse effect on the borrower's ability to obtain refinancing or to pay the required monthly payment.

    With respect to Balloon Loans, general credit risk may also be greater to Certificateholders than to holders of instruments representing interests in level-payment, fully amortizing first mortgage loans. Pursuant to the Pooling Agreement, the Master Servicer is permitted to extend the date on which a Balloon Payment is due on a Balloon Loan for a period of up to six months if the Mortgagor defaults on the Balloon Payment or a default in respect of such payment is imminent and such extension is reasonably likely to produce a greater recovery with respect thereto than would otherwise be the case. See "THE POOLING AND SERVICING AGREEMENT--Modification of Mortgage Loans" herein.

LEASEHOLD RISKS

    No Commercial Mortgage Loan and four Single Family Mortgage Loans, representing approximately 0.15% of the Mortgage Loans, are secured by a mortgage on a ground lessee's interest in a ground lease. Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the mortgagor. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, leaving the leasehold mortgagee without its security. The ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. However, the terms of the ground leases for three of such four Mortgage Loans expire 7 years, 11 years and 22 years after the stated maturity date of such Mortgage Loans and the remaining ground lease continues for perpetuity. This risk may be minimized if the ground lease contains certain provisions protective of the mortgagee, but the ground leases that secure mortgage loans may not contain some of these protective provisions, and mortgages may not contain the other protection discussed under "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Leasehold Risks." Absent certain of these protections, a leasehold mortgagee may lose the collateral securing its mortgage loan.

GEOGRAPHIC MORTGAGE LOAN CONCENTRATION

    Approximately 12.54% and 23.30% of the Single Family Mortgage Loans, 15.95% and 11.42% of the Commercial Mortgage Loans and 13.36% and 20.44% of the Mortgage Loans are secured by Mortgaged Properties located in the States of California and Texas, respectively. Property values of real estate in California have declined in recent years. If the California real estate market or the Texas real estate market should experience an overall decline in property values after the dates of origination of the Mortgage Loans, the rates of delinquency, foreclosure, bankruptcy and loss on such Mortgage Loans may be expected to increase, and may increase substantially, as compared to such rates in a stable or improving real estate market.

NON-SMMEA CERTIFICATES

    Because no more than approximately 40.76% of the Mortgage Loans were originated by savings and loan associations, saving banks, commercial banks, credit unions, insurance companies or similar institutions which are supervised and examined by a federal or state authority, or by a mortgagee approved by the Secretary of Housing and Urban Development, the Offered Certificates will not constitute "mortgage related securities" for purposes of SMMEA. Therefore, certain entities may be unable legally to invest in the Offered Certificates because of applicable investment guidelines, policy statements or other restrictions.

BOOK-ENTRY SYSTEM; NO PHYSICAL CERTIFICATES

    Since transactions in the Book-Entry Certificates generally can be effected only through DTC, Participants and Indirect Participants, the ability of a Beneficial Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Book-Entry Certificates, may be limited due to the lack of a physical certificate for such Book-Entry Certificates. In addition, under a book-entry format, Beneficial Owners may experience delays in their receipt of payments, since distributions will be made by the Trustee, or a paying agent on behalf of the Trustee, to Cede & Co., as nominee for DTC. Also, issuance of Book-Entry Certificates in book-entry form may reduce the liquidity thereof in any secondary trading market that may develop therefor because investors may be unwilling to purchase securities for which they cannot obtain delivery of physical certificates. See "THE POOLING AND SERVICING AGREEMENT--Book-Entry Certificates" herein.

CERTIFICATE RATING LIMITATIONS

    It is a condition to the issuance of the Offered Certificates that they be respectively rated as indicated under "SUMMARY OF THE OFFERING--Certificate Ratings" herein. A rating is based primarily on the credit underlying the Mortgage Loans, the level of subordination, the amount of credit enhancement and the legal structure of the transaction. The rating is not a recommendation to purchase, hold or sell any of the Offered Certificates, as the case may be, inasmuch as such rating does not comment as to the market price or suitability for a particular investor. There can be no assurance as to whether any additional rating agency will rate any or all of the Offered Certificates, or if it does, that the rating that would be assigned by any such other rating agency would be equivalent to the respective initial ratings. There is no assurance that the ratings will remain for any given period of time or that ratings will not be lowered or withdrawn by one or both of the Rating Agencies if, in their judgment, circumstances so warrant. See "CERTIFICATE RATINGS."

                               THE MORTGAGE POOL

GENERAL

    Certain information with respect to the Mortgage Loans included in the Mortgage Pool is set forth below. Prior to the Closing Date, Mortgage Loans may be removed from the Mortgage Pool and other Mortgage Loans may be substituted therefor. The Depositor believes that the information set forth herein with respect to the Mortgage Pool as presently constituted is representative of the characteristics of the Mortgage Pool as it will be constituted at the Closing Date, although the range of the Mortgage Rates and the maturities and certain other characteristics of the Mortgage Loans in the Mortgage Pool may vary. Unless otherwise indicated, information presented below expressed as a percentage (other than rates of interest) are expressed as Pool Percentages.

    The Depositor will purchase the Mortgage Loans from each of the Sellers pursuant to separate Mortgage Loan Purchase Agreements (each, a "Loan Purchase Agreement"), among such Seller and the Depositor. Pursuant to the Pooling Agreement, the Depositor on the Closing Date will sell, transfer, assign, set over and otherwise convey without recourse to the Trustee in trust for the benefit of Certificateholders all right, title and interest of the Depositor in and to each Mortgage Loan and all right, title and interest in and to all other assets included in the Mortgage Pool, including all principal and interest received by the Master Servicer on or with respect to the Mortgage Loans after the Cutoff Date (to the extent not applied in computing the Cutoff Date Pool Principal Balance), exclusive of interest accruing thereon on or prior to the Cutoff Date.

REPRESENTATIONS AND WARRANTIES

    Under the Pooling Agreement, each Seller will make certain representations and warranties to the Trustee concerning, among other things, the due execution and enforceability of the Pooling Agreement by it and certain characteristics of the related Mortgage Loans as further described under "THE POOLING AND SERVICING AGREEMENT--Representations and Warranties" below. Subject to the limitations described below under "THE POOLING AND SERVICING AGREEMENT--Assignment of the Mortgage Loans," the applicable Seller and any other Seller responsible for a breach of another Seller's representation or warranty will only be obligated to repurchase or substitute a conforming mortgage loan for any Mortgage Loan sold to the Depositor by that Seller as to which there exists deficient documentation or an uncured material breach of any such representation or warranty (each such Mortgage Loan, a "Deleted Loan"). The Depositor generally will make no representations or warranties with respect to the Mortgage Loans and will have no obligation to repurchase or substitute for Mortgage Loans with deficient documentation or which are otherwise defective. Each Seller is selling its Mortgage Loans without recourse and, accordingly, will have no obligations with respect to the Certificates other than pursuant to its representations, warranties, covenants and substitution and repurchase obligations. See "THE POOLING AND SERVICING AGREEMENT--Assignment of the Mortgage Loans" herein.

SELLER ACQUISITION OF MORTGAGE LOANS

    The Mortgage Loans were purchased by the Sellers in the ordinary course of their respective businesses. Western, Summit and Old Standard acquired their respective Mortgage Loans using the services of Metropolitan. Prior to its acquisition, each Mortgage Loan was re-underwritten by Metropolitan in accordance with its acquisition underwriting standards. See "--Acquisition Underwriting Standards" and "RISK FACTORS--Reduced Underwriting Standards" and "--Commercial Borrower Default." For its services for re-underwriting a Mortgage Loan, Metropolitan received a fee from Western, Summit or Old Standard, whichever entity was the purchaser. The Sellers also originated certain of the Mortgage Loans to facilitate the sale of their respective REO. Approximately 5.56% of the Mortgage Loans are loans which facilitated the sale of REO. Of the remaining Mortgage Loans, all of which were purchased by a Seller, approximately 53.68% of the Mortgage Loans were originated by individuals in connection with the sale of their property and approximately 40.76% were originated by a financial institution, mortgage company or other institution and resold in the secondary market.

MORTGAGE LOAN DATA

    Because approximately 53.68% of the Mortgage Notes, Mortgages and Land Sale Contracts were prepared by individual sellers of the Mortgaged Properties (or their representatives), the form of such Mortgage Notes, Mortgages and Land Sale Contracts vary significantly among the Mortgage Loans. For example, certain of the Mortgage Loans contain "due on sale" provisions and approximately 3.10% of the Mortgage Loans contain some form of prepayment penalty. Provisions regarding defaults for reasons other than non-payment vary. Approximately 71.06% of the Mortgage Loans contain late payment penalty provisions which have fixed fee penalties or penalties based upon the percentage of the outstanding balance or the monthly payment amount of the Mortgage Loan. See "RISK FACTORS--Delinquency History of Mortgage Loans." In addition, approximately 1.05% of the Mortgage Loans contain provisions which require the mandatory partial release of the related Mortgaged Properties when their respective principal balances have been reduced to specified levels. Approximately 33.24% of the Mortgage Loans contain provisions that require monthly payments due under the Mortgage Loan to be held in escrow for the payment of taxes and insurance. The absence of uniformity among the terms of the Mortgage Loans may cause the risk of prepayment and default to vary more significantly among the Mortgage Loans than among mortgage loans based on standardized documentation. See "RISK FACTORS--Inconsistent Documentation; Unavailability of Certain Information" and "--Reduced Underwriting Standards" herein.

    The Mortgage Pool will consist of a total of approximately 2,371 fixed rate Mortgage Loans with an aggregate Scheduled Principal Balance as of the Cutoff Date expected to be $126,722,514.68 (the "Cutoff Date Pool Principal Balance"), of which $96,248,903.37 will relate to Single Family Mortgage Loans and $30,473,611.31 will relate to Commercial Mortgage Loans. As of the Cutoff Date, the Scheduled Principal Balances of the Single Family Mortgage Loans ranged from $1,570.06 to $379,754.25 and the Scheduled Principal Balances of the Commercial Mortgage Loans ranged from $9,119.02 to $822,047.26 (each individually, a "Cutoff Date Scheduled Principal Balance"). The Single Family Mortgage Loans, the Commercial Mortgage Loans and the Mortgage Loans will have an average Cutoff Date Scheduled Principal Balance of $47,956.60, $83,718.71 and $53,446.86, respectively.

    Each of the Mortgage Loans is evidenced by a promissory note secured by a deed of trust, security deed or mortgage or, in the case of a Land Sale Contract (as discussed in the following paragraph), a promise to pay which is an integral part of the Land Sale Contract (each, a "Mortgage Note"). See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Mortgages" and "--Land Sale Contracts" for a more complete description of Mortgages and Land Sale Contracts.

    A sale of real estate pursuant to a Land Sale Contract differs in certain respects from a sale in which title to the real estate is transferred to the buyer and the buyer gives the seller a promissory note secured by real estate. Generally, a "Land Sale Contract" is evidenced by a purchase agreement for the sale of real estate that obligates the purchaser to make periodic payments to the seller. The seller remains the record owner of and the holder of legal title to the real estate until all required payments have been made by the purchaser. Upon payment in full of the amounts due under the Land Sale Contract, the purchaser receives a deed showing the purchaser as the owner of the real estate. Procedures for clearing title to the real estate in the event of a default by the purchaser differ from state to state and may be different from the procedures required to foreclose under a deed of trust or mortgage. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Land Sale Contracts" herein. Assignment of a Land Sale Contract includes a transfer of title by deed to the assignee. Approximately 12.59%, 16.53% and 13.53% of the Single Family Mortgage Loans, Commercial Mortgage Loans and Mortgage Loans, respectively, are evidenced by Land Sale Contracts.

    Each Mortgage Loan either is secured by a first lien mortgage, deed of trust or other similar security instrument (each, a "Mortgage") on, or is a Land Sale Contract for the sale of, (i) one- to four-family residential real estate ("Single Family Properties") or (ii) multifamily housing properties or commercial real estate, including office buildings, multifamily housing, shopping centers, retail stores, hotels and motels, nursing homes and other health-care related facilities, mobile home and recreational vehicle parks, warehouse facilities, mixed use and other types of income-producing properties (collectively, "Commercial Properties" and, together with Single Family Properties each, a "Mortgaged Property" and, collectively, the "Mortgaged Properties"). One to four-family residential real estate securing Single Family Mortgage Loans consists of detached homes, attached homes (single family units having a common wall), manufactured housing and units located in condominiums. Attached homes consist of duplexes, triplexes and fourplexes and townhouses. The Commercial Properties are more fully described herein under "--Certain Information Regarding Commercial Mortgage Loans." Approximately 75.95% of the Mortgage Loans are secured by Single Family Properties and 24.05% of the Mortgage Loans are secured by Commercial Properties.

    Approximately 3.90% of the Single Family Mortgage Loans, none of the Commercial Mortgage Loans and 2.96% of the Mortgage Loans are secured by manufactured housing. Such loans are secured by a security interest in the related manufactured home and/or by a mortgage on the real property on which the manufactured home is located or by a Land Sale Contract. Under the Pooling Agreement, all manufactured homes are required to comply with the requirements of certain federal statutes which require the manufactured homes to have a minimum of 400 square feet of living space and a minimum width of 102 inches and to be of a kind customarily used at a fixed location. Such statutes also require the manufactured homes to be transportable in one or more sections, built on a permanent chassis and designed to be used as dwellings, with or without permanent foundations, when connected to the required utilities. The manufactured homes are also required to include the plumbing, heating, air conditioning and electrical systems therein.

    Approximately 13.35% of the Single Family Mortgage Loans, 0.09% of the Commercial Mortgage Loans and 10.16% of the Mortgage Loans are secured by condominium units.

    Approximately 0.15% of the Mortgage Loans consist of dwellings situated on leasehold estates. Under the Pooling Agreement, each Seller will represent as to the Mortgage Loans sold by it that are situated on leasehold estates that such leasehold estates contain certain standard provisions necessary to protect the lien of the Trustee, including adequate time for the Trustee (as leasehold mortgagee) to cure any default by the borrower, to assume the existing lease or enter into a new lease on similar terms with respect to Mortgaged Property. See "RISK FACTORS--Leasehold Risks."

    Except for the Balloon Loans, all of the Mortgage Loans provide for substantially equal monthly installments of principal and interest resulting in the full amortization of the principal amount thereof over the term of the respective Mortgage Loan. The Mortgage Loans provide for monthly payments due on various days each month (each, a "Due Date"). Scheduled monthly payments made by the Mortgagors on the Mortgage Loans ("Scheduled Payments") either earlier or later than the related Due Date will not affect the amortization schedule or the relative application of such payments to principal and interest. A "Mortgagor" is the obligor under either a Mortgage Note or a Land Sale Contract.

    Because certain of the Mortgage Loans do not have a maturity date stated on the related Mortgage Note, the Master Servicer has calculated a maturity date for each Mortgage Loan (each, a "Calculated Maturity Date"). With respect to any Mortgage Loan, other than a Balloon Loan, the Calculated Maturity Date is the date upon which the Scheduled Payment for such Mortgage Loan fully amortizes the Scheduled Principal Balance of such Mortgage Loan as of the Cutoff Date and with respect to any Balloon Loan, the date specified as the maturity date therefor on the related Mortgage Note. The latest Calculated Maturity Date of any Single Family Mortgage Loan is April 15, 2034, and the earliest Calculated Maturity Date of any Single Family Mortgage Loan is June 17, 1997. The latest Calculated Maturity Date and the earliest Calculated Maturity Date of any Commercial Mortgage Loan is August 15, 2026 and October 1, 1997, respectively.


    Approximately 19.66% of the Single Family Mortgage Loans, 23.56% of the Commercial Mortgage Loans and 20.59% of the Mortgage Loans are Balloon Loans. A "Balloon Loan" either (a) provides for a Scheduled Payment based on an amortization term ending at least two months beyond the Calculated Maturity Date for such Mortgage Loans and a Balloon Payment due on such Calculated Maturity Date equal to or exceeding $2,500 (each calculated based on the Cutoff Date Scheduled Principal Balances) or (b) provides for interest-only Scheduled Payments on each Due Date prior to the Calculated Maturity Date for such Mortgage Loan and a Balloon Payment due on such Calculated Maturity Date equal to the entire principal balance of such Mortgage Loan. The latest Calculated Maturity Date for any Balloon Loan which relates to a Single Family Mortgage Loan and a Commercial Mortgage Loan is September 1, 2025, and May 1, 2016, respectively, and the earliest Calculated Maturity Date for any Balloon Loan which relates to a Single Family Mortgage Loan and a Commercial Mortgage Loan is June 17, 1997 and October 30, 1997, respectively. The Balloon Payments for the Balloon Loans which related to Single Family Mortgage Loans range from $2,650.80 to $272,362.82, and the average such Balloon Payment is $45,753.43. Balloon Payments for Balloon Loans which relate to Commercial Mortgage Loans range from $2,545.35 to $270,204.29, and the average such Balloon Payment is $78,961.14. The average Balloon Payment for Mortgage Loans that are Balloon Loans is $51,783.47.


    Because no Mortgage Loan has been outstanding for less than three months, modifications to the original terms of certain of the Mortgage Loans have been made in the normal course of servicing the Mortgage Loans. Approximately 16.54% of the of the Single Family Mortgage Loans, 6.46% of the Commercial Mortgage Loans and 14.12% of the Mortgage Loans have had modifications to their original terms. See "SERVICING OF THE MORTGAGE LOANS--Mortgage Loan Servicing--Accelerations and Modifications Department" and "RISK FACTORS--Reduced Underwriting Standards" herein. Such modifications may include the conversion of adjustable-rate loans to fixed-rate loans, the extension of the term on Balloon Loans or the elimination of the Balloon Payment through conversion of such Mortgage Loan to a fully amortizing Mortgage Loan, the modification of a Mortgage to include the manufactured home situated on the related real property or the addition to principal for delinquent principal, interest, taxes or insurance. Under the Pooling Agreement, each Seller will represent as to the Mortgage Loans sold by it that any such modifications are set forth in writing and contained in the related Mortgage Files transferred to the Trustee. For a description of the type of modifications that are permitted to be made to the Mortgage Loans by the Master Servicer pursuant to the Pooling Agreement, see "THE POOLING AND SERVICING AGREEMENT--Modification of Mortgage Loans."

    The "Loan-to-Value Ratio" of the Mortgage Loan at any given time is a fraction expressed as a percentage, the numerator of which is the Scheduled Principal Balance of such Mortgage Loan as of such date of determination and the denominator of which is the Appraised Value. The "Appraised Value" with respect to a Mortgage Loan, is the value of the applicable Mortgaged Property based upon the most recent valuation by an appraiser, which generally is an exterior appraisal, which was obtained by the applicable Seller in connection with the acquisition, modification or servicing of such Mortgage Loan. For less than 0.57% of the Single Family Mortgage Loans, 0.39% of the Commercial Mortgage Loans and 0.53% of the Mortgage Loans, no appraisal was obtained at acquisition or thereafter and the determination for purposes of calculating the Loan-to-Value Ratio was based upon the sales prices for the related Mortgaged Property or, in some cases, upon the value thereof determined during an inspection of the related Mortgaged Property conducted by an independent real estate inspection company at the expense of the related Seller. For a description of the type of appraisal obtained in connection with the acquisition, modification or servicing of a Mortgage Loan, see "--Acquisition Underwriting Standards." No assurance can be given that the value of any Mortgaged Property has remained or will remain at the level that existed on the appraisal date. If residential or commercial real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the losses that could occur with respect to such Mortgage Loans. See "RISK FACTORS--Geographic Mortgage Loan Concentration" herein. No Single Family Mortgage Loan will have a Loan-to-Value Ratio as of the Cutoff Date of more than 146.54% and no Commercial Mortgage Loan will have a Loan-to-Value Ratio as of the Cutoff Date of more than 110.67%. The weighted average of the Loan-to-Value Ratios for all Mortgage Loans as of the Cutoff Date was approximately 68.45% and the weighted average of the Loan-to-Value Ratios for the Single Family Mortgage Loans and the Commercial Mortgage Loans was approximately 75.21% and 55.65%, respectively. Approximately 2.84% of the Mortgage Loans are insured by a primary mortgage guarantee insurance policy.

    No Mortgage Loan was more than 59 days delinquent as of the Cutoff Date. As of the close of business on the Business Day immediately preceding the Cutoff Date, approximately 1.46% of the Single Family Mortgage Loans, 1.04% of the Commercial Mortgage Loans and 1.36% of the Mortgage Loans were one month but less than 59 days delinquent. See "RISK FACTORS--Delinquency History of Mortgage Loans" herein.

    As of the Cutoff Date, (a) no more than 12.24% and 10.17% of the Single Family Mortgage Loans and Commercial Mortgage Loans, respectively, had taxes or other governmental assessments which were delinquent (such amounts ranging from $0.69 to $3,820.90 for the Single Family Mortgage Loans and from $6.56 to $3,880.35 for the Commercial Mortgage Loans) and (b) no more than 14.99% and 21.56% of the Single Family Mortgage Loans and Commercial Mortgage Loans, respectively, had hazard insurance in effect that was force-placed by the Master Servicer. Any delinquent taxes with respect to a Mortgage Loan may be reflected in a negative balance in the escrow account for which the Master Servicer is reimbursed monthly by the borrower. Alternatively, the delinquent taxes may have been capitalized as principal due on the Mortgage Loan, which in some cases may have resulted in the creation of a Balloon Loan. Following the Closing Date, the Master Servicer will not be permitted under the Pooling Agreement to capitalize as principal due on a Mortgage Loan any taxes or hazard insurance premiums that become delinquent.

    Approximately 55.04%, 72.50% and 59.24% of the Single Family Mortgage Loans, the Commercial Mortgage Loans and the Mortgage Loans, respectively, were originated by individuals or the Sellers and consequently are not required by federal law to have flood insurance on the related Mortgaged Property whether or not such property is in an area identified by FEMA as having special flood hazards. As a result, such flood insurance has not been and may not be maintained with respect to the related Mortgaged Properties. See "RISK FACTORS--Insurance Risks." For a description of the hazard insurance required to be maintained on the Mortgaged Properties by the Master Servicer under the Pooling Agreement, see "THE POOLING AND SERVICING AGREEMENT--Hazard Insurance."

    To the best of each Seller's knowledge, based upon its respective review of the related Mortgage Files, approximately 93.68%, 98.82% and 94.92% of the Single Family Mortgage Loans, Commercial Mortgage Loans and Mortgage Loans, respectively, were originated for the purpose of purchasing the related Mortgaged Property.

    None of the Mortgage Loans will be subject to a buy-down agreement. No Mortgage Loan provides for deferred interest or negative amortization. The title insurance policies for the Mortgage Loans assigned to the Trustee do not contain environmental endorsements. For a description of the amount of title insurance obtained in connection with the acquisition of a Mortgage Loan by a Seller, see "--Acquisition Underwriting Standards."

CERTAIN INFORMATION REGARDING
  COMMERCIAL MORTGAGE LOANS

    GENERAL. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). However, the Sellers' re-underwriting criteria emphasizes the value of the underlying collateral. Moreover, substantially all of the Commercial Mortgage Loans included in the Mortgage Pool are non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the Mortgaged Property and such other assets, if any, that were pledged to secure repayment of such Mortgage Loan. Generally, no additional assets (such as an assignment of leases, rents or personal property) are pledged to secure the Commercial Mortgage Loans.

    Institutional lenders typically assess the debt service coverage ratio of a loan secured by income-producing property as an important measure of the risk of default on such a loan. The Commercial Mortgage Loans in the Mortgage Pool generally have not been re-underwritten by the Sellers on such a basis because such Mortgage Loans are generally acquired by the Sellers after they have been originated. As a result, to the extent that operating income information is obtained, only operating statements from the prior sellers of such properties and not that of the current owner are obtained. In addition, even if obtained, the operating income of a Commercial Property will fluctuate over time and may or may not be sufficient to cover debt service on the related Mortgage Loan at any given time.

    As the primary source of the operating revenues of a non-owner occupied income-producing property, rental income (and maintenance payments from tenant-stockholders of a cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial properties may be owner-occupied or leased to a single tenant. Thus, the operating income of such a mortgaged property may depend substantially on the financial condition of the borrower or the single tenant, and commercial mortgage loans secured by liens on such properties may pose greater risks than loans secured by liens on multifamily properties or on multi-tenant commercial properties. Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a commercial mortgage loan. In some cases, leases of commercial properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, the existence of such "net of expense" provisions will result in stable operating income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

    As discussed herein, the Sellers also assess the Loan-to-Value Ratio of a Mortgage Loan as a measure of risk of loss if a Mortgaged Property must be liquidated following a default. Appraised values of income-producing properties are generally based on the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property's projected net cash flow), or upon a selection from or interpolation of the values derived from one or more such methods. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable commercial properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult. Notwithstanding the foregoing, however, the Sellers generally conduct only a drive-by appraisal of the Mortgaged Properties in connection with the acquisition of Commercial Mortgage Loans which may be less comprehensive than any method discussed above, and any such appraisal may not currently reflect the actual value of the related Mortgaged Property. See "RISK FACTORS--Appraisal Risks."

    While the Depositor believes that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single family mortgage loans, there is no assurance that all of such factors will in fact have been prudently considered by the originators of the Commercial Mortgage Loans, or that, for a particular Commercial Mortgage Loan, they are complete or relevant.

    BORROWER AND COMMERCIAL PROPERTY TYPES. The Commercial Mortgage Loans relate to income-producing properties constituting, among others, retail properties, multifamily properties, motel/hotel properties, mobile home parks and industrial and mixed use properties. In addition, to a limited extent such income-producing properties also relate to professional buildings and churches. See "--Tabular Data--Property Type (Commercial Mortgage Loans)." In most cases, the Commercial Mortgage Loans are each secured only by the underlying Mortgaged Property and, unless such Mortgaged Property is foreclosed upon, not by an assignment of leases or other rent associated with such Mortgaged Property. Approximately 83.93% of Commercial Mortgage Loan borrowers are individuals and 16.07% are corporations, partnerships or other organizations.

    Approximately 39.89% of the Commercial Mortgage Loans are secured by retail properties which are located in 33 states. The square footage of the retail properties ranges in size from approximately 128 to 21,614; however, square footage information is unavailable for 15 of the 166 retail properties.

    Approximately 17.64% of the Commercial Mortgage Loans are secured by multifamily properties ranging in size from 5 to 30 units located in 26 states. The square footage of the multifamily properties ranges in size from 1,990 to 31,584; however square footage information is unavailable for 8 of the 60 multifamily properties.

    Approximately 9.49% of the Commercial Mortgage Loans are secured by motel or hotel properties which are not franchised and which are located in 14 states. The square footage of the motel/hotel properties ranges in size from 2,400 to 18,256. Square footage information is unavailable for 4 of the 20 motel/hotel properties.

    Approximately 7.64% of the Commercial Mortgage Loans are secured by mobile home parks located in 12 states. Such loans have been made to the owners of mobile home parks and are secured by the property constituting such parks and not by any leases to tenants of mobile homes on such parks. The mobile home parks range in size from six to 80 site pads on from approximately 0.33 to 18.3 acres.

    Approximately 6.04% of the Commercial Mortgage Loans are secured by industrial properties. Such properties are located in 14 states and are designated for multi-tenant space that is suitable for a range of light industrial and related office uses, including light manufacturing, warehouse and distribution centers.

    Approximately 10.60% of the Commercial Mortgage Loans are secured by mixed use properties located in 21 states. Such properties consist of facilities for use by a combination of multifamily, single family, manufactured housing and commercial operations, and are situated on real estate ranging in size from approximately 846 square feet to 22,352 square feet. Square footage information is unavailable for 3 of the 44 mixed use properties.

TABULAR DATA

    The following tables set forth certain statistical information regarding the Mortgage Loans as of the Cutoff Date. The balances and percentages may not be exact due to rounding.

                       SOURCE OF MORTGAGE LOANS BY SELLER

                                                                                   CUTOFF DATE     PERCENT OF CUTOFF
                                                                 NUMBER OF       POOL PRINCIPAL        DATE POOL
                                                              MORTGAGE LOANS         BALANCE       PRINCIPAL BALANCE
                                                             -----------------  -----------------  -----------------
Metropolitan...............................................            172      $    8,147,159.09           6.43%
Summit.....................................................             23             774,095.03           0.61
Western....................................................          2,000         107,326,778.01          84.69
Old Standard...............................................            176          10,474,482.55           8.27
                                                                     -----      -----------------         ------
    Total..................................................          2,371      $  126,722,514.68         100.00%
                                                                     -----      -----------------         ------
                                                                     -----      -----------------         ------

                             TYPE OF MORTGAGE LOANS

                                                                                   CUTOFF DATE     PERCENT OF CUTOFF
                                                                 NUMBER OF       POOL PRINCIPAL        DATE POOL
                                                              MORTGAGE LOANS         BALANCE       PRINCIPAL BALANCE
                                                             -----------------  -----------------  -----------------
Single Family..............................................          2,007      $   96,248,903.37          75.95%
Commercial.................................................            364          30,473,611.31          24.05
                                                                     -----      -----------------         ------
    Total..................................................          2,371      $  126,722,514.68         100.00%
                                                                     -----      -----------------         ------
                                                                     -----      -----------------         ------

                          SCHEDULED PRINCIPAL BALANCES
                         (SINGLE FAMILY MORTGAGE LOANS)


                                                                                                     POOL PERCENTAGE
                                                            NUMBER OF SINGLE       CUTOFF DATE          OF SINGLE
RANGE OF SCHEDULED                                           FAMILY MORTGAGE   SCHEDULED PRINCIPAL   FAMILY MORTGAGE
PRINCIPAL BALANCES                                                LOANS              BALANCE              LOANS
----------------------------------------------------------  -----------------  --------------------  ---------------
$0-25,000.................................................            531        $   9,502,079.21            9.87%
25,001-50,000.............................................            837           30,497,177.20           31.69
50,001-75,000.............................................            334           20,152,929.59           20.94
75,001-100,000............................................            129           11,081,534.20           11.51
100,001-125,000...........................................             80            8,889,841.74            9.24
125,001-150,000...........................................             46            6,200,913.61            6.44
150,001-175,000...........................................             20            3,229,183.22            3.36
175,001-200,000...........................................             15            2,770,027.01            2.88
Greater than 200,000......................................             15            3,925,217.59            4.08
                                                                    -----      --------------------        ------
  Total...................................................          2,007        $  96,248,903.37          100.00%
                                                                    -----      --------------------        ------
                                                                    -----      --------------------        ------


    The average Scheduled Principal Balance for the Single Family Mortgage Loans as of the Cutoff Date was $47,956.60.

                          SCHEDULED PRINCIPAL BALANCES
                          (COMMERCIAL MORTGAGE LOANS)


                                                                 NUMBER OF           CUTOFF DATE       POOL PERCENTAGE
RANGE OF SCHEDULED                                          COMMERCIAL MORTGAGE  SCHEDULED PRINCIPAL    OF COMMERCIAL
PRINCIPAL BALANCES                                                 LOANS               BALANCE         MORTGAGE LOANS
----------------------------------------------------------  -------------------  --------------------  ---------------
$1-$50,000................................................             156         $   4,825,187.42           15.83%
50,001-100,000............................................             106             7,582,388.16           24.88
100,001-150,000...........................................              56             6,745,521.26           22.14
150,001-200,000...........................................              21             3,692,243.58           12.12
200,001-250,000...........................................              12             2,579,227.09            8.46
250,001-300,000...........................................               6             1,659,655.88            5.45
300,001-350,000...........................................               2               634,995.15            2.08
350,001-450,000...........................................               2               824,893.22            2.71
450,001-500,000...........................................               0                     0.00            0.00
500,001-822,050...........................................               3             1,929,499.55            6.33
                                                                       ---       --------------------        ------
  Total...................................................             364         $  30,473,611.31          100.00%
                                                                       ---       --------------------        ------
                                                                       ---       --------------------        ------


    The average Scheduled Principal Balance for the Commercial Mortgage Loans as of the Cutoff Date was $83,718.71 and the average Scheduled Principal Balance for the Mortgage Loans as of the Cutoff Date was $53,446.86.

                                 MORTGAGE RATES
                         (SINGLE FAMILY MORTGAGE LOANS)


                                                                                                     POOL PERCENTAGE
                                                            NUMBER OF SINGLE       CUTOFF DATE          OF SINGLE
                                                             FAMILY MORTGAGE   SCHEDULED PRINCIPAL   FAMILY MORTGAGE
RANGE OF MORTGAGE RATES                                           LOANS              BALANCE              LOANS
----------------------------------------------------------  -----------------  --------------------  ---------------
0-2.500%..................................................              6        $     165,511.20            0.17%
2.501-3.000...............................................              1               35,555.95            0.04
3.001-3.500...............................................              0                    0.00            0.00
3.501-4.000...............................................              2               62,994.07            0.07
4.001-4.500...............................................              0                    0.00            0.00
4.501-5.000...............................................              5              240,637.29            0.25
5.001-5.500...............................................              2               90,711.50            0.09
5.501-6.000...............................................              6              456,135.40            0.47
6.001-6.500...............................................             10              949,304.97            0.99
6.501-7.000...............................................             56            2,667,911.81            2.77
7.001-7.500...............................................             52            3,116,281.06            3.24
7.501-8.000...............................................            247           12,719,961.03           13.22
8.001-8.500...............................................            132            6,980,786.42            7.25
8.501-9.000...............................................            265           12,304,101.79           12.78
9.001-9.500...............................................            180           10,228,388.02           10.63
9.501-10.000..............................................            491           21,330,840.52           22.16
10.001-10.500.............................................            149            8,797,430.98            9.14
10.501-11.000.............................................            162            7,047,549.95            7.32
11.001-11.500.............................................             65            2,859,168.61            2.97
11.501-12.000.............................................             95            3,570,658.80            3.71
12.001-12.500.............................................             20              627,314.48            0.65
12.501-13.000.............................................             26              886,784.12            0.92
13.001-13.500.............................................              7              351,978.95            0.37
13.501-14.000.............................................             16              477,124.11            0.50
14.001-14.500.............................................              5              153,404.68            0.16
14.501-15.000.............................................              4               72,881.66            0.08
15.001-15.500.............................................              0                    0.00            0.00
15.501-16.000.............................................              1               20,005.13            0.02
Greater than 16.000.......................................              2               35,480.87            0.04
                                                                    -----      --------------------        ------
  Total...................................................          2,007        $  96,248,903.37          100.00%
                                                                    -----      --------------------        ------
                                                                    -----      --------------------        ------


    The weighted average Mortgage Rate for Single Family Mortgage Loans as of the Cutoff Date was 9.46%.

                                 MORTGAGE RATES
                          (COMMERCIAL MORTGAGE LOANS)


                                                                 NUMBER OF           CUTOFF DATE       POOL PERCENTAGE
                                                            COMMERCIAL MORTGAGE  SCHEDULED PRINCIPAL    OF COMMERCIAL
RANGE OF MORTGAGE RATES                                            LOANS               BALANCE         MORTGAGE LOANS
----------------------------------------------------------  -------------------  --------------------  ---------------
Less than 2.501...........................................               1         $      77,728.83            0.26%
4.501-5.000...............................................               0                     0.00            0.00
5.501-6.000...............................................               4               164,273.79            0.54
6.001-6.500...............................................               2                92,790.49            0.30
6.501-7.000...............................................               6               462,672.42            1.52
7.001-7.500...............................................               9               607,812.48            1.99
7.501-8.000...............................................              27             2,129,666.83            6.99
8.001-8.500...............................................              12             1,859,545.10            6.10
8.501-9.000...............................................              50             3,769,668.79           12.37
9.001-9.500...............................................              28             3,301,860.41           10.84
9.501-10.000..............................................             130            10,599,025.49           34.78
10.001-10.500.............................................              18             1,215,709.79            3.99
10.501-11.000.............................................              36             2,436,567.13            8.00
11.001-11.500.............................................               8               602,598.76            1.98
11.501-12.000.............................................              22             2,049,104.94            6.72
12.001-12.500.............................................               4               217,945.19            0.72
12.501-13.000.............................................               4               574,229.70            1.88
13.001-13.500.............................................               0                     0.00            0.00
13.501-14.000.............................................               2               252,411.17            0.83
15.501-16.000.............................................               1                60,000.00            0.20
                                                                       ---       --------------------        ------
  Total...................................................             364         $  30,473,611.31          100.00%
                                                                       ---       --------------------        ------
                                                                       ---       --------------------        ------


    The weighted average Mortgage Rate for Commercial Mortgage Loans as of the Cutoff Date was 9.80%.

    The weighted average Mortgage Rate for all Mortgage Loans as of the Cutoff Date was 9.54%.

                     NUMBER OF MONTHS SINCE ORIGINATION(1)
                         (SINGLE FAMILY MORTGAGE LOANS)


                                                                                    CUTOFF DATE     POOL PERCENTAGE
                                                                    NUMBER OF        SCHEDULED         OF SINGLE
RANGE OF MONTHS                                                   SINGLE FAMILY      PRINCIPAL      FAMILY MORTGAGE
SINCE ORIGINATION                                                MORTGAGE LOANS       BALANCE            LOANS
---------------------------------------------------------------  ---------------  ----------------  ---------------
1-12...........................................................           100     $   5,567,348.27          5.78%
13-24..........................................................           275        17,289,084.06         17.96
25-36..........................................................           275        13,101,439.09         13.61
37-48..........................................................           222        10,103,586.17         10.50
49-60..........................................................           154         7,461,690.14          7.75
61-72..........................................................           127         6,564,029.35          6.82
73-84..........................................................           117         5,288,431.74          5.49
85-96..........................................................           123         6,448,396.87          6.70
97-108.........................................................           141         6,243,581.11          6.49
109-120........................................................            90         4,283,337.14          4.45
121-132........................................................            76         3,080,519.61          3.20
133-144........................................................            51         2,114,960.35          2.20
145-156........................................................            34         1,527,180.15          1.59
157-168........................................................            25         1,038,347.75          1.08
169-180........................................................            30         1,263,824.02          1.31
181-192........................................................            62         2,180,938.36          2.27
193-204........................................................            35         1,151,880.27          1.20
205-216........................................................            33           829,801.48          0.86
217-228........................................................            18           403,301.22          0.42
229-240........................................................            12           213,733.14          0.22
241-252........................................................             3            36,478.84          0.04
253-264........................................................             2            41,492.05          0.04
265 or greater.................................................             2            15,522.19          0.02
                                                                        -----     ----------------        ------
  Total........................................................         2,007     $  96,248,903.37        100.00%
                                                                        -----     ----------------        ------
                                                                        -----     ----------------        ------


------------------------

(1) For purposes of this table, the month of origination is the month in which the First Scheduled Payment is due.

    The weighted average months since origination for the Single Family Mortgage Loans as of the Cutoff Date was 66.91 months.

                     NUMBER OF MONTHS SINCE ORIGINATION(1)
                          (COMMERCIAL MORTGAGE LOANS)


                                                                                       CUTOFF DATE
                                                                     NUMBER OF          SCHEDULED      POOL PERCENTAGE
RANGE OF MONTHS                                                 COMMERCIAL MORTGAGE     PRINCIPAL       OF COMMERCIAL
SINCE ORIGINATION                                                      LOANS             BALANCE       MORTGAGE LOANS
--------------------------------------------------------------  -------------------  ----------------  ---------------
1-12..........................................................              11       $     935,114.24          3.07%
13-24.........................................................              35           4,088,044.81         13.42
25-36.........................................................              35           2,954,479.05          9.70
37-48.........................................................              40           3,145,798.36         10.32
49-60.........................................................              42           3,893,394.35         12.78
61-72.........................................................              19           1,431,212.75          4.70
73-84.........................................................              33           2,699,627.14          8.86
85-96.........................................................              31           2,747,863.85          9.02
97-108........................................................              19           1,208,894.29          3.97
109-120.......................................................              11             968,107.45          3.18
121-132.......................................................              16           1,200,620.07          3.94
133-144.......................................................               8             551,063.22          1.81
145-156.......................................................              10             634,387.24          2.08
157-168.......................................................               8             533,711.93          1.75
169-180.......................................................               5             267,191.66          0.88
181-192.......................................................               5             239,106.96          0.78
193-204.......................................................               6             724,264.25          2.38
205-216.......................................................               8             436,918.15          1.43
217-228.......................................................              13           1,103,542.33          3.62
229-240.......................................................               1              52,624.10          0.17
241-252.......................................................               7             588,901.01          1.93
253 or greater................................................               1              68,744.10          0.23
                                                                           ---       ----------------        ------
  Total.......................................................             364       $  30,473,611.31        100.00%
                                                                           ---       ----------------        ------
                                                                           ---       ----------------        ------


------------------------

(1) For purposes of this table, the month of origination is the month in which the First Scheduled Payment is due.

    The weighted average months since origination for Commercial Mortgage Loans as of the Cutoff Date was 80.75 months.

    The weighted average months since origination for all Mortgage Loans as of the Cutoff Date was 70.24 months.

                   MONTHS REMAINING TO SCHEDULED MATURITY(1)
                         (SINGLE FAMILY MORTGAGE LOANS)


                                                                                     CUTOFF DATE     POOL PERCENTAGE
                                                                NUMBER OF SINGLE      SCHEDULED         OF SINGLE
RANGE OF REMAINING                                               FAMILY MORTGAGE      PRINCIPAL      FAMILY MORTGAGE
TERMS (IN MONTHS)                                                     LOANS            BALANCE            LOANS
--------------------------------------------------------------  -----------------  ----------------  ---------------
1-12..........................................................              5      $     185,256.02          0.19%
13-24.........................................................             26          1,432,463.49          1.49
25-36.........................................................             62          2,482,964.69          2.58
37-48.........................................................             69          2,907,797.33          3.02
49-60.........................................................             83          3,266,604.45          3.39
61-72.........................................................             70          2,274,455.79          2.36
73-84.........................................................             91          3,285,612.72          3.41
85-96.........................................................            111          3,410,303.84          3.54
97-108........................................................             93          2,986,994.81          3.10
109-120.......................................................             88          3,448,647.40          3.58
121-132.......................................................             88          3,404,031.04          3.54
133-144.......................................................            126          5,005,700.72          5.20
145-156.......................................................            120          5,046,882.51          5.24
157-168.......................................................            103          5,638,747.73          5.86
169-180.......................................................            109          4,783,140.43          4.97
181-192.......................................................             53          2,651,373.15          2.75
193-204.......................................................             49          2,293,165.81          2.38
205-216.......................................................             61          3,192,765.07          3.32
217-228.......................................................             62          3,390,321.31          3.52
229-240.......................................................             61          2,915,589.89          3.03
241-252.......................................................             59          3,761,510.52          3.91
253-264.......................................................             64          3,900,569.56          4.05
265-276.......................................................             51          3,111,875.54          3.23
277-288.......................................................             27          1,711,720.99          1.78
289-300.......................................................             30          1,999,518.77          2.08
301-312.......................................................             52          3,812,841.32          3.96
313-324.......................................................             46          3,581,694.41          3.72
325-336.......................................................             59          3,916,023.38          4.07
337-348.......................................................             72          5,548,270.19          5.76
349-360.......................................................             11            635,631.35          0.66
373-384.......................................................              2            162,855.49          0.17
385-396.......................................................              2             55,968.11          0.06
409-420.......................................................              1             23,016.14          0.02
445-449.......................................................              1             24,589.41          0.03
                                                                        -----      ----------------        ------
  Total.......................................................          2,007      $  96,248,903.37        100.00%
                                                                        -----      ----------------        ------
                                                                        -----      ----------------        ------


------------------------

(1) Calculated as the number of months from the Cutoff Date to the month of the Calculated Maturity Date for a Single Family Mortgage Loan.

    The weighted average months remaining to scheduled maturity for the Single Family Mortgage Loans as of the Cutoff Date was 189.05 months.

                   MONTHS REMAINING TO SCHEDULED MATURITY(1)
                          (COMMERCIAL MORTGAGE LOANS)


                                                                                       CUTOFF DATE
                                                                     NUMBER OF          SCHEDULED      POOL PERCENTAGE
RANGE OF REMAINING                                              COMMERCIAL MORTGAGE     PRINCIPAL       OF COMMERCIAL
TERMS (IN MONTHS)                                                      LOANS             BALANCE       MORTGAGE LOANS
--------------------------------------------------------------  -------------------  ----------------  ---------------
1-12..........................................................               4       $     140,279.25          0.46%
13-24.........................................................              32           2,069,169.73          6.79
25-36.........................................................              31           1,953,969.47          6.41
37-48.........................................................              41           2,746,559.94          9.01
49-60.........................................................              31           1,718,321.28          5.64
61-72.........................................................              22           1,888,321.87          6.20
73-84.........................................................              25           2,417,948.10          7.93
85-96.........................................................              22           1,232,886.57          4.05
97-108........................................................              24           1,992,660.12          6.54
109-120.......................................................              19           1,593,246.97          5.23
121-132.......................................................              19           1,591,300.83          5.22
133-144.......................................................              12           1,157,847.77          3.80
145-156.......................................................               9             656,679.30          2.15
157-168.......................................................              19           2,859,173.99          9.38
169-180.......................................................               4             678,869.03          2.23
181-192.......................................................               8             389,729.92          1.28
193-204.......................................................               1              21,829.96          0.07
205-216.......................................................               8             791,660.14          2.60
217-228.......................................................               3             418,895.84          1.37
229-240.......................................................               7             612,597.29          2.01
241-252.......................................................               2             945,315.13          3.10
253-264.......................................................               3             360,934.81          1.18
265-276.......................................................               1             123,240.69          0.40
277-288.......................................................               2             127,183.94          0.42
289-300.......................................................               2             268,335.59          0.88
301-312.......................................................               2              86,473.73          0.28
313-324.......................................................               5             653,699.99          2.15
325-336.......................................................               3             678,352.89          2.23
337-348.......................................................               2             237,250.79          0.78
349-360.......................................................               1              60,876.38          0.20
                                                                           ---       ----------------        ------
  Total.......................................................             364       $  30,473,611.31        100.00%
                                                                           ---       ----------------        ------
                                                                           ---       ----------------        ------


------------------------

(1) Calculated as the number of months from the Cutoff Date to the month of the Calculated Maturity Date for a Commercial Mortgage Loan.

    The weighted average months remaining to scheduled maturity for the Commercial Mortgage Loans as of the Cutoff Date was 120.92 months.

    The weighted average months remaining to scheduled maturity for all Mortgage Loans as of the Cutoff Date was 172.66 months.

            MORTGAGED PROPERTY GEOGRAPHICAL DISTRIBUTION BY STATE(1)
                              (ALL MORTGAGE LOANS)

                                       SINGLE FAMILY MORTGAGE LOANS                    COMMERCIAL MORTGAGE LOANS
                           ----------------------------------------------------  -------------------------------------

                                                CUTOFF DATE     POOL PERCENTAGE                         CUTOFF DATE
                           NUMBER OF SINGLE      SCHEDULED         OF SINGLE          NUMBER OF          SCHEDULED
                            FAMILY MORTGAGE      PRINCIPAL      FAMILY MORTGAGE  COMMERCIAL MORTGAGE     PRINCIPAL
STATE                            LOANS            BALANCE            LOANS              LOANS             BALANCE
-------------------------  -----------------  ----------------  ---------------  -------------------  ----------------
Alabama..................             18       $   484,225.04           0.50%                 1        $    47,218.88
Alaska...................              8           382,938.31           0.40                  0                  0.00
Arizona..................            114         4,550,376.23           4.73                 11            690,279.72
Arkansas.................             16           435,399.86           0.45                  1             27,250.79
California...............            171        12,069,886.09          12.54                 47          4,859,417.76
Colorado.................             22         1,149,206.18           1.19                  5            616,047.11
Connecticut..............             20         1,990,405.50           2.07                  5            205,921.09
Delaware.................              2            63,253.25           0.07                  0                  0.00
Florida..................            159         7,650,038.23           7.95                 29          2,408,854.85
Georgia..................             36         1,981,019.13           2.06                  4            360,663.37
Hawaii...................              8           459,607.63           0.48                  1            443,112.32
Idaho....................             18           833,386.77           0.87                  6          1,094,465.24
Illinois.................             20           624,095.01           0.65                  5            440,141.28
Indiana..................             19           379,733.01           0.39                  4            220,171.50
Iowa.....................             50         1,783,382.34           1.85                  2             82,964.77
Kansas...................             11           414,665.33           0.43                  2            127,963.08
Kentucky.................              3            78,851.03           0.08                  0                  0.00
Louisiana................              9           451,187.12           0.47                  1             29,179.71
Maine....................              4           127,128.80           0.13                  2            128,276.49
Maryland.................             16         1,037,699.88           1.08                  3            373,941.54
Massachusetts............             34         2,534,162.93           2.63                  7            487,276.32
Michigan.................             66         2,222,701.64           2.31                 13          1,063,861.43

                                                             ALL MORTGAGE LOANS
                                            -----------------------------------------------------

                           POOL PERCENTAGE                        CUTOFF DATE     POOL PERCENTAGE
                            OF COMMERCIAL     NUMBER OF ALL        SCHEDULED        OF MORTGAGE
STATE                      MORTGAGE LOANS    MORTGAGE LOANS    PRINCIPAL BALANCE       LOANS
-------------------------  ---------------  -----------------  -----------------  ---------------
Alabama..................          0.15                19      $      531,443.92          0.42%
Alaska...................          0.00                 8             382,938.31          0.30
Arizona..................          2.27               125           5,240,655.95          4.14
Arkansas.................          0.09                17             462,650.65          0.37
California...............         15.95               218          16,929,303.85         13.36
Colorado.................          2.02                27           1,765,253.29          1.39
Connecticut..............          0.68                25           2,196,326.59          1.73
Delaware.................          0.00                 2              63,253.25          0.05
Florida..................          7.90               188          10,058,893.08          7.94
Georgia..................          1.18                40           2,341,682.50          1.85
Hawaii...................          1.45                 9             902,719.95          0.71
Idaho....................          3.59                24           1,927,852.01          1.52
Illinois.................          1.44                25           1,064,236.29          0.84
Indiana..................          0.72                23             599,904.51          0.47
Iowa.....................          0.27                52           1,866,347.11          1.47
Kansas...................          0.42                13             542,628.41          0.43
Kentucky.................          0.00                 3              78,851.03          0.06
Louisiana................          0.10                10             480,366.83          0.38
Maine....................          0.42                 6             255,405.29          0.20
Maryland.................          1.23                19           1,411,641.42          1.11
Massachusetts............          1.60                41           3,021,439.25          2.38
Michigan.................          3.49                79           3,286,563.07          2.59


                                             (Table continues on following page)

                              (ALL MORTGAGE LOANS)


                                       SINGLE FAMILY MORTGAGE LOANS                    COMMERCIAL MORTGAGE LOANS
                           ----------------------------------------------------  -------------------------------------

                                                CUTOFF DATE     POOL PERCENTAGE                         CUTOFF DATE
                           NUMBER OF SINGLE      SCHEDULED         OF SINGLE          NUMBER OF          SCHEDULED
                            FAMILY MORTGAGE      PRINCIPAL      FAMILY MORTGAGE  COMMERCIAL MORTGAGE     PRINCIPAL
STATE                            LOANS            BALANCE            LOANS              LOANS             BALANCE
-------------------------  -----------------  ----------------  ---------------  -------------------  ----------------
Minnesota................             27         1,277,779.92           1.33                  5            547,339.02
Mississippi..............              2           293,465.42           0.30                  0                  0.00
Missouri.................             20           572,519.74           0.59                  5            169,257.68
Montana..................              9           271,074.68           0.28                  1            142,935.99
Nebraska.................              7           315,052.26           0.33                  2             88,760.94
Nevada...................             12           756,316.01           0.79                  4            261,452.38
New Hampshire............             12           537,298.14           0.56                  5            311,240.02
New Jersey...............             28         2,818,697.18           2.93                 15            932,230.23
New Mexico...............             19           901,452.55           0.94                  3            827,538.86
New York.................             91         5,816,391.82           6.04                 49          3,293,908.20
North Carolina...........             21           793,943.94           0.82                  4            145,223.57
Ohio.....................             21           650,264.13           0.68                  5            293,191.33
Oklahoma.................             32         1,154,157.21           1.20                  4            156,949.04
Oregon...................             55         2,440,938.40           2.54                  9            660,928.22
Pennsylvania.............             31         1,530,875.01           1.59                 11            503,125.70
Rhode Island.............              1            68,942.17           0.07                  1             20,427.65
South Carolina...........             12           426,723.96           0.44                  3            200,783.90
South Dakota.............              2            65,697.53           0.07                  0                  0.00
Tennessee................             10           694,800.17           0.72                  2             60,240.79
Texas....................            534        22,426,443.79          23.30                 43          3,481,359.80
Utah.....................             17           680,745.85           0.71                  3            407,942.04
Vermont..................              1            18,496.78           0.02                  0                  0.00
Virginia.................             16         1,035,137.74           1.08                  2            178,002.11
Washington...............            190         8,379,039.09           8.71                 37          4,026,898.20
West Virginia............              4           106,357.36           0.11                  0                  0.00
Wisconsin................              5           304,630.74           0.32                  0                  0.00
Wyoming..................              4           208,312.47           0.22                  2             56,868.39
                                   -----      ----------------        ------                ---       ----------------
  Total..................          2,007       $96,248,903.37         100.00%               364        $30,473,611.31
                                   -----      ----------------        ------                ---       ----------------
                                   -----      ----------------        ------                ---       ----------------

                                                             ALL MORTGAGE LOANS
                                            -----------------------------------------------------

                           POOL PERCENTAGE                        CUTOFF DATE     POOL PERCENTAGE
                            OF COMMERCIAL     NUMBER OF ALL        SCHEDULED        OF MORTGAGE
STATE                      MORTGAGE LOANS    MORTGAGE LOANS    PRINCIPAL BALANCE       LOANS
-------------------------  ---------------  -----------------  -----------------  ---------------
Minnesota................          1.80                32           1,825,118.94          1.44
Mississippi..............          0.00                 2             293,465.42          0.23
Missouri.................          0.56                25             741,777.42          0.59
Montana..................          0.47                10             414,010.67          0.33
Nebraska.................          0.29                 9             403,813.20          0.32
Nevada...................          0.86                16           1,017,768.39          0.80
New Hampshire............          1.02                17             848,538.16          0.67
New Jersey...............          3.06                43           3,750,927.41          2.96
New Mexico...............          2.72                22           1,728,991.41          1.36
New York.................         10.81               140           9,110,300.02          7.19
North Carolina...........          0.48                25             939,167.51          0.74
Ohio.....................          0.96                26             943,455.46          0.74
Oklahoma.................          0.52                36           1,311,106.25          1.03
Oregon...................          2.17                64           3,101,866.62          2.45
Pennsylvania.............          1.65                42           2,034,000.71          1.61
Rhode Island.............          0.07                 2              89,369.82          0.07
South Carolina...........          0.66                15             627,507.86          0.50
South Dakota.............          0.00                 2              65,697.53          0.05
Tennessee................          0.20                12             755,040.96          0.60
Texas....................         11.42               577          25,907,803.59         20.44
Utah.....................          1.34                20           1,088,687.89          0.86
Vermont..................          0.00                 1              18,496.78          0.01
Virginia.................          0.58                18           1,213,139.85          0.96
Washington...............         13.21               227          12,405,937.29          9.79
West Virginia............          0.00                 4             106,357.36          0.08
Wisconsin................          0.00                 5             304,630.74          0.24
Wyoming..................          0.19                 6             265,180.86          0.21
                                 ------             -----      -----------------        ------
  Total..................        100.00%            2,371      $  126,722,514.68        100.00%
                                 ------             -----      -----------------        ------
                                 ------             -----      -----------------        ------


------------------------------

(1) Determined by property address designated as such in the related Mortgage File.

                  LOAN-TO-VALUE RATIO AS OF THE CUTOFF DATE(1)
                         (SINGLE FAMILY MORTGAGE LOANS)


                                                                                     CUTOFF DATE     POOL PERCENTAGE
                                                                NUMBER OF SINGLE      SCHEDULED         OF SINGLE
                                                                 FAMILY MORTGAGE      PRINCIPAL      FAMILY MORTGAGE
LOAN-TO-VALUE RATIO                                                   LOANS            BALANCE            LOANS
--------------------------------------------------------------  -----------------  ----------------  ---------------
0-5.000%......................................................              0      $           0.00          0.00%
5.001-10.000..................................................              4             62,331.80          0.06
10.001-15.000.................................................             10            194,059.88          0.20
15.001-20.000.................................................             16            355,397.23          0.37
20.001-25.000.................................................             20            484,108.74          0.50
25.001-30.000.................................................             37          1,016,469.32          1.06
30.001-35.000.................................................             46          1,507,318.80          1.57
35.001-40.000.................................................             57          1,547,146.57          1.61
40.001-45.000.................................................             81          3,144,999.85          3.27
45.001-50.000.................................................             89          4,096,006.47          4.26
50.001-55.000.................................................            119          5,240,567.38          5.44
55.001-60.000.................................................            131          6,011,363.33          6.25
60.001-65.000.................................................            157          6,477,180.79          6.73
65.001-70.000.................................................            176          9,029,848.34          9.38
70.001-75.000.................................................            199          9,428,894.95          9.80
75.001-80.000.................................................            210         11,332,022.00         11.77
80.001-85.000.................................................            200         10,524,785.79         10.93
85.001-90.000.................................................            182         10,023,442.15         10.41
90.001-95.000.................................................            126          7,645,009.54          7.94
95.001-100.000................................................             65          4,240,823.50          4.41
100.001-105.000...............................................             26          1,276,055.90          1.33
105.001-110.000...............................................             20            802,221.16          0.83
110.001-115.000...............................................             18            875,247.23          0.91
115.001-120.000...............................................              9            489,328.94          0.51
120.001-125.000...............................................              5            325,352.10          0.34
Over 125.000..................................................              4            118,921.61          0.12
                                                                        -----      ----------------        ------
  Total.......................................................          2,007      $  96,248,903.37        100.00%
                                                                        -----      ----------------        ------
                                                                        -----      ----------------        ------


------------------------

(1) For purposes of this table, the Loan-to-Value Ratio is calculated as the fraction expressed as a percentage, the numerator of which is the Cutoff Date Scheduled Principal Balance of the related Single Family Mortgage Loan and the denominator of which is the Appraised Value of the applicable Mortgaged Property. However, for 0.57% of the Single Family Mortgage Loans ($550,893.02 Cutoff Date Pool Principal Balance), no Appraised Value was available and the Loan-to-Value Ratio was based on a denominator equal to the sales price of the applicable Mortgaged Property or, in some cases, upon an inspection of the applicable Mortgaged Property.

                  LOAN-TO-VALUE RATIO AS OF THE CUTOFF DATE(1)
                          (COMMERCIAL MORTGAGE LOANS)


                                                                                     CUTOFF DATE
                                                                    NUMBER OF         SCHEDULED      POOL PERCENTAGE
                                                                   COMMERCIAL         PRINCIPAL       OF COMMERCIAL
LOAN-TO-VALUE RATIO                                              MORTGAGE LOANS        BALANCE       MORTGAGE LOANS
--------------------------------------------------------------  -----------------  ----------------  ---------------
0-5.000%......................................................              1      $      36,188.77          0.12
5.001-10.000..................................................             14            408,331.52          1.34
10.001-15.000.................................................             12            519,634.73          1.71
15.001-20.000.................................................             23          1,068,672.52          3.51
20.001-25.000.................................................             14            738,464.79          2.42
25.001-30.000.................................................             16            814,059.09          2.67
30.001-35.000.................................................             26          1,752,347.84          5.75
35.001-40.000.................................................             19          1,944,321.89          6.38
40.001-45.000.................................................             22          1,908,238.43          6.26
45.001-50.000.................................................             27          2,423,190.42          7.95
50.001-55.000.................................................             30          2,777,214.46          9.11
55.001-60.000.................................................             36          3,541,881.31         11.62
60.001-65.000.................................................             31          2,445,268.41          8.02
65.001-70.000.................................................             22          2,307,257.62          7.57
70.001-75.000.................................................             23          2,361,417.81          7.75
75.001-80.000.................................................             15          1,527,473.89          5.01
80.001-85.000.................................................             14          1,603,049.85          5.26
85.001-90.000.................................................              8            907,853.85          2.98
90.001-95.000.................................................              3            300,116.94          0.98
95.001-100.000................................................              4            349,120.05          1.15
100.001-105.000...............................................              2            349,716.46          1.15
105.001-110.000...............................................              1             85,456.17          0.28
110.001-111.000...............................................              1            304,334.49          1.00
                                                                        -----      ----------------        ------
  Totals......................................................            364      $  30,473,611.31        100.00%
                                                                        -----      ----------------        ------
                                                                        -----      ----------------        ------


------------------------

(1) For purposes of this table, the Loan-to-Value Ratio is calculated as the fraction expressed as a percentage, the numerator of which is the Cutoff Date Scheduled Principal Balance of the related Commercial Mortgage Loan and the denominator of which is the Appraised Value of the applicable Mortgaged Property. However, for 0.39% of the Commercial Mortgage Loans ($118,285.93 Cutoff Date Pool Principal Balance), no Appraised Value was available and the Loan-to-Value Ratio was based on a denominator equal to the sales price of the applicable Mortgaged Property or, in some cases, upon an inspection of the applicable Mortgaged Property.

    The weighted average Loan-to-Value Ratio for the Single Family Mortgage Loans, the Commercial Mortgage Loans and the Mortgage Loans was 72.51%, 55.65% and 68.45%, respectively.

                               OCCUPANCY TYPES(1)
                         (SINGLE FAMILY MORTGAGE LOANS)


                                                                                     CUTOFF DATE     POOL PERCENTAGE
                                                                NUMBER OF SINGLE      SCHEDULED         OF SINGLE
                                                                 FAMILY MORTGAGE      PRINCIPAL      FAMILY MORTGAGE
OCCUPANCY TYPE                                                        LOANS            BALANCE            LOANS
--------------------------------------------------------------  -----------------  ----------------  ---------------
Non-Owner Occupied............................................            692      $  30,207,213.84         31.38%
Owner Occupied................................................          1,315         66,041,689.53         68.62
                                                                        -----      ----------------        ------
  Total.......................................................          2,007      $  96,248,903.37        100.00%
                                                                        -----      ----------------        ------
                                                                        -----      ----------------        ------


------------------------

(1) Based upon a determination made by the applicable Seller based upon a comparison of the Mortgaged Property street address and the borrower's mailing address as of the Cutoff Date.

                               OCCUPANCY TYPES(1)
                          (COMMERCIAL MORTGAGE LOANS)


                                                                                     CUTOFF DATE
                                                                    NUMBER OF         SCHEDULED      POOL PERCENTAGE
                                                                   COMMERCIAL         PRINCIPAL       OF COMMERCIAL
OCCUPANCY TYPE                                                   MORTGAGE LOANS        BALANCE       MORTGAGE LOANS
--------------------------------------------------------------  -----------------  ----------------  ---------------
Non-Owner Occupied............................................            238      $  19,714,257.93         64.69%
Owner Occupied................................................            126         10,759,353.38         35.31
                                                                        -----      ----------------        ------
  Total.......................................................            364      $  30,473,611.31        100.00%
                                                                        -----      ----------------        ------
                                                                        -----      ----------------        ------


------------------------

(1) Based upon a determination made by the applicable Seller based upon a comparison of the Mortgaged Property street address and the borrower's mailing address as of the Cutoff Date.

                                 PROPERTY TYPE
                          (COMMERCIAL MORTGAGE LOANS)


                                                                                       CUTOFF DATE
                                                                     NUMBER OF          SCHEDULED      POOL PERCENTAGE
                                                                    COMMERCIAL          PRINCIPAL       OF COMMERCIAL
TYPE OF MORTGAGED PROPERTY                                        MORTGAGE LOANS         BALANCE       MORTGAGE LOANS
--------------------------------------------------------------  -------------------  ----------------  ---------------
Churches......................................................              10       $     952,148.71          3.12%
Industrial....................................................              28           1,839,934.47          6.04
Mixed Use.....................................................              44           3,230,282.18         10.60
Mobile Homes Park.............................................              19           2,329,643.02          7.64
Motel/Hotel...................................................              20           2,890,989.93          9.49
Multifamily...................................................              60           5,374,789.93         17.64
Professional..................................................              11           1,053,359.86          3.46
Retail........................................................             166          12,155,218.10         39.89
Retirement/Day Care...........................................               6             647,245.11          2.12
                                                                           ---       ----------------        ------
      Total...................................................             364       $  30,473,611.31        100.00%
                                                                           ---       ----------------        ------
                                                                           ---       ----------------        ------

ACQUISITION UNDERWRITING STANDARDS

    In general, approximately 80% of all real estate-secured loans purchased by the Sellers, including residential, commercial and unimproved land loans, are seller-financed loans and are acquired through independent brokers located throughout the country. These brokers typically deal directly with private individuals or organizations who own and wish to sell a loan. Brokers generally receive a commission from Metropolitan equal to the difference between the price at which Metropolitan acquired the mortgage loan and the price at which the seller of the mortgage loan agreed to sell it to the broker. No other material arrangement exists between the brokers and Metropolitan. Approximately 5% of all loans purchased result from direct inquiries by owners of loans. There are many reasons a borrower may choose to obtain seller financing in the purchase of a property (including attractive loan terms from the seller, the location of the property in a rural area where financing opportunities are not readily available or have unattractive terms or the borrower may be unable to obtain conventional financing). Loans are also acquired from banks, savings and loan organizations, mortgage companies, the Resolution Trust Corporation and the Federal Deposit Insurance Corporation.

    Each mortgage loan secured by a first lien on a one- to four-family residential property or a commercial property must satisfy Metropolitan's underwriting guidelines before the mortgage loan can be acquired by a Seller. See "RISK FACTORS--Reduced Underwriting Standards" herein. Metropolitan's Underwriting Department reviews the demography reports, credit reports on the mortgagor, the seasoning of the investments and the appraisal in making its evaluation of a proposed investment. The underwriting guidelines are intended to evaluate the adequacy of each mortgaged property as collateral for, and, to a lesser extent, the ability of a borrower to repay, the related mortgage loan.

    The members of Metropolitan's Underwriting Department, as a committee, review all proposed acquisitions of loans secured by real estate if the dollar amount of the proposed investment is above the credit limit for an individual underwriter's approval authority or the loan is secured by commercial real estate. In many instances, an underwriter will present a mortgage loan to the Underwriting Committee for its review even though the dollar amount of the proposed investment is below that underwriter's credit limit if the underwriter believes that the loan possesses characteristics which the Underwriting Committee as a whole should discuss. The maximum investment an individual underwriter may approve cannot exceed $100,000 with respect to a single-family mortgage loan. All single-family mortgage loans and commercial mortgage loans that involve initial investments greater than $250,000 and $150,000, respectively, also are evaluated and approved by a risk evaluation committee, Metropolitan's Legal Department and Metropolitan's President. In addition, mortgage loans of any nature that involve investments in excess of $500,000 are approved by Metropolitan's Board of Directors.


    The underwriting guidelines include a requirement that the ratio of the Seller's proposed purchase price for a mortgage loan compared to the appraised value of the related mortgaged property may not exceed 80% on mortgage loans secured by single family residences and may not exceed 70% on mortgage loans secured by commercial properties. No information regarding the frequency with which the Single Family Mortgage Loans or the Commercial Mortgage Loans exceeded the percentages in the preceding sentence is available. Loan-to-value ratios based on the outstanding balance of a mortgage loan and the value of related mortgaged property at the date of origination are not computed and may be higher than the ratios computed by Metropolitan at the time of acquisition by a Seller. Approximately 44.5% of the Mortgage Loans, other than Mortgage Loans to facilitate the repurchase of foreclosed properties, had loan-to-value ratios at origination of greater than 80%. The loan-to-value ratios at origination were determined by comparing the original loan amount to the Appraised Value.


    A current appraisal of the market value of each mortgaged property generally is obtained within 60 days prior to the purchase of a mortgage loan. However, in certain instances, Metropolitan may utilize a previous appraisal if it was completed within six months prior to the purchase by a Seller. In such cases, the appraisal reports are reviewed and certified by Metropolitan's internal staff appraisers. Mortgage loans that have been acquired on the secondary market from institutional investors generally have appraisals which were obtained at the time of, and in connection with, such mortgage loan's origination.

    The appraisals are made by licensed independent appraisers or an appraiser on the staff of Metropolitan. Internal staff appraisers generally are used when the mortgaged property lies within a 50-mile radius of Spokane, Washington and staff appraisers are available. Less than 1% of the appraisals obtained in connection with mortgage loan acquisitions during the fiscal year ended September 30, 1996 were conducted by a Metropolitan staff appraiser. Payments to appraisers are not contingent upon either final approval of the acquisition of the mortgage loan or the appraised value of the mortgaged property. Each appraisal by an independent appraiser is reviewed by a licensed Metropolitan staff appraiser.

    Generally, the appraisals for loans originated by individuals and subsequently acquired by a Seller are based on drive-by exterior viewings of the mortgaged property and comparative sales analysis. Appraisals involving potential loan modifications and foreclosed property usually are conducted in the same manner. However, in a limited number of cases, full appraisals are obtained in which both the interior and exterior of the mortgaged property are inspected. Mortgage loans that have been acquired on the secondary market generally have full appraisals. A full appraisal is always obtained after a property is obtained through foreclosure or otherwise. Regardless of the type of appraisal requested, each appraisal report must contain photographs, a site location map, plat map, photographs of sold properties comparable to the mortgaged property and a map indicating the proximity of the comparable properties to the mortgaged property.

    Metropolitan's Demography Department provides a variety of information to the Underwriting Department, including various reports regarding the characteristics of the area in which the property that secures a proposed mortgage loan acquisition is located. In preparing its reports, the Demography Department utilizes computerized databases and identifies local trends in property values, personal income, population and other social and economic factors.

    Other underwriting procedures generally include (a) obtaining and evaluating credit reports with respect to a borrower, (b) in certain cases, obtaining and evaluating property inspection reports describing the mortgaged property and the surrounding neighborhood, (c) verifying payment histories of the mortgage loan to be acquired (when such payment histories are available) and the current payment status of a borrower, and (d) evaluating a borrower's equity in the mortgaged property. Moreover, while phase I environmental assessments are not obtained, the Sellers consider potential environmental risks and generally will not acquire any mortgaged property if they determine that obtaining such an assessment is warranted. Additional re-underwriting procedures with respect to commercial mortgage loans include (i) in some cases where such information is available, evaluating operating statements of previous owners, (ii) in some cases where such information is available, verifying the business experience of the borrower, (iii) evaluating alternative uses of the property, (iv) reviewing economic conditions in the area of the property, and (v) reviewing local competitive conditions. For mortgage loans acquired on the secondary market, generally credit reports for each borrower are not obtained or evaluated.

    Other than Mortgage Loans acquired from institutions in the secondary market, with respect to evaluating the creditworthiness of the mortgagor for a particular mortgage loan, the Underwriting Committee obtains and reviews a credit report for such mortgagor and the payment history for such mortgage loan, if available. Because a mortgage loan is acquired after origination, Metropolitan is unable to obtain and consider information that is typically obtained in the origination of a mortgage loan, such as income, current employment and total assets of the mortgagor with respect to single family loans, and current borrower operating statements with respect to commercial loans. See "RISK FACTORS-- Reduced Underwriting Standards" and "--Commercial Borrower Default."

    If a loan is approved for purchase by the Underwriting Department, Metropolitan requires certain procedures to be followed to complete the acquisition. In addition to requiring certain legal documentation regarding the mortgage loan, Metropolitan may require other information, including the closing statement used in the origination of the mortgage loan and payment records. With respect to title insurance, if the purchase involves an interest in a land sale contract, a title report from a title insurance company is ordered by Metropolitan and a title policy is obtained in the amount of the outstanding balance. If the purchase involves a mortgage loan, other than a land sale contract, a copy of the lender's title insurance policy that was issued at the origination of the loan is requested. If that policy shows clear title and the endorsements on the related note establish a clear chain of title to the seller of the loan, Metropolitan will not require an endorsement of such title policy. Upon the occurrence of an event covered by the title policy, Metropolitan is entitled to receive reimbursement from the related seller of the mortgage loan as a result of a violation of certain representations made by such seller at the time of acquisition by a Seller. In those instances where a title policy is not available or the chain of title is not clear, Metropolitan obtains a title policy generally in the amount of the outstanding principal balance of the loan. In some instances for certain loans acquired prior to 1991 and for certain loans secured by properties in certain counties and states, Metropolitan required a lesser amount of title insurance, generally in the amount of the Seller's investment in the mortgage loan, but in no case less than a minimum amount of $10,000. Over 80.44% of the Mortgage Loans (by Cutoff Date Pool Principal Balance) are secured by title policies in amounts at least equal to the Cutoff Date Scheduled Principal Balance.

                                 THE DEPOSITOR

    Metropolitan Asset Funding, Inc., a Delaware corporation (the "Depositor"), was organized on August 23, 1996 for the limited purpose of acquiring, owning and transferring Mortgage Loans and other assets and selling interests therein or bonds secured thereby. The Depositor maintains its principal office at 929 West Sprague Avenue, Suite 106, Spokane, Washington 99204. Its telephone number is (509) 838-3111.

    The Depositor is a subsidiary of National Summit Corp., a Delaware corporation ("NSC"), which is an affiliate of the Sellers. NSC is a holding company for Summit and Old Standard which is controlled by C. Paul Sandifur, Jr. who also individually controls Metropolitan and Western.

    The Depositor has taken steps in structuring the transaction contemplated hereby that are intended to make it unlikely that the voluntary or involuntary application for relief by any Seller under the United States Bankruptcy Code or similar applicable state laws ("Insolvency Laws") will result in consolidation of the assets and liabilities of the Depositor with those of any such Seller. These steps include the creation of the Depositor as a separate, limited purpose entity pursuant to a certificate of incorporation containing certain limitations (including restrictions on the nature of the Depositor's business and a restriction of the Depositor's ability to commence a voluntary case or proceeding under any Insolvency Laws without the prior unanimous affirmative vote of all of the directors). The Depositor's certificate of incorporation includes a provision that requires the Depositor to have a director who qualifies as an "independent director." The Depositor will also obtain from counsel a "true sale" legal opinion with respect to the sale by the Sellers to the Depositor and by the Depositor to the Trust Fund of the Mortgage Loans and may obtain a "non-consolidation" legal opinion with respect to the bankruptcy of any Seller and the assets of the Depositor.

    Neither the Depositor, the Sellers nor any affiliates thereof will ensure or guarantee distributions on the Certificates.

                           DESCRIPTION OF THE SELLERS

    Metropolitan, a Washington corporation, commenced business in January 1953. It is primarily engaged in the business of investing in seller-financed real estate loans and other receivables. Metropolitan has 15 branch offices located in 12 states. At June 30, 1996, Metropolitan had total assets of approximately $1.1 billion. Metropolitan's largest subsidiary, Western, a life insurance and annuity company, was incorporated in the State of Washington in 1963 and had total assets of approximately $967.8 million at June 30, 1996.

    Summit was incorporated in the State of Idaho in 1990 and is a subsidiary of its holding company, National Summit Corp., a Delaware corporation. At June 30, 1996, Summit had total assets of approximately $108.8 million. Summit Group Holding Company, a subsidiary of Summit, acquired its wholly owned life insurance company subsidiary, Old Standard, from Metropolitan in 1995. Old Standard was incorporated in Idaho in 1988 and at June 30, 1996 had total assets of approximately $66.2 million.

                          SERVICING OF MORTGAGE LOANS

GENERAL

    The Master Servicer will service the Mortgage Loans in accordance with the terms set forth in the Pooling Agreement. The Master Servicer may perform any of its obligations under the Pooling Agreement through one or more subservicers. Notwithstanding any such subservicing arrangement, the Master Servicer will remain liable for its servicing duties and obligations under the Pooling Agreement as if the Master Servicer alone were servicing the Mortgage Loans. See "THE POOLING AND SERVICING AGREEMENT" herein. The Master Servicer will receive fees for servicing the Mortgage Loans as specified under "THE POOLING AND SERVICING AGREEMENT--Servicing Compensation and Payment of Expenses."

    Metwest Mortgage Services, Inc. (f/k/a Spokane Mortgage Co.) ("Metwest" or the "Master Servicer"), a Washington corporation, is a subsidiary of Metropolitan. Metwest has been in the business of servicing mortgage loans and other assets, since its incorporation in 1960, for Metropolitan and the other Sellers. At June 30, 1996, Metwest was servicing approximately 19,014 mortgage loans secured by properties located in all 50 states representing an aggregate outstanding principal balance of approximately $737 million and was servicing approximately 928 other receivables representing an aggregate principal balance of approximately $214 million.

    The principal executive offices of Metwest are located at 917 W. Sprague Avenue, Spokane, Washington 99204.

MORTGAGE LOAN SERVICING

    The following is a discussion of Metwest's servicing practices generally applicable to the servicing of the Mortgage Loans by Metwest, as Master Servicer. References to mortgage loans in the following discussion include land sale contracts in all cases.

    When a mortgage loan is acquired by a Seller, Metwest's computer system automatically generates a welcome letter and two loan coupons. A payment coupon book for 12 monthly payments is printed annually by an independent vendor and mailed to the borrower. In the course of servicing the mortgage loans, Metwest has access to a file containing copies of the original mortgage note or land sale contract, security document, assignment of security interest and all other information and reports that were accumulated as part of the acquisition, underwriting and closing process for the mortgage loan.

    LOAN SERVICING AND CASHIERING DEPARTMENT. Metwest's Cashiering Department is responsible for receiving and applying payments on the mortgage loans serviced by Metwest. Metwest's computer payment processing system allocates payments first to accrued interest, then to scheduled principal, scheduled escrow payments, if any, and finally to any fees or miscellaneous charges due. The system is programmed to accept and process the regular scheduled monthly payment first with any overages posted to unallocated status. Curtailments are allocated to principal if so indicated by the borrower, otherwise they will be posted to unallocated status.

    Metwest's Loan Servicing Department includes three separate groups:
Receivable Accounting, Customer Service and Escrow Servicing. The Receivable Accounting group is responsible for maintaining accurate receivable account histories and records, conducting periodic audits and making any on-line account adjustments. It is also responsible for investor reporting and remittances.

    Customer Service is responsible for processing and preparing various documents related to full payment of the mortgage loans, such as reconveyance and "paid-in-full" stamped promissory notes. It is also responsible for responding to borrower inquiries, except those involving delinquency or litigation. If a borrower inquiry involves a dispute, the borrower is encouraged to write a letter to which Metwest will respond in writing. Borrower inquiries regarding loan assumptions are referred to the Modifications Department (described below) while those calls regarding delinquencies are referred to the Default Control Department.

    Escrow Servicing is primarily responsible for paying property taxes and insurance out of escrowed funds for those mortgage loans with escrow accounts, processing insurance claims, and otherwise monitoring the payment of property taxes and insurance on all mortgage loans.

    Metwest utilizes a hazard insurance monitoring program provided by Safeco Select Insurance Services ("SSIS"), an affiliate of Safeco National Insurance Company ("Safeco"). Hazard insurance is required in an amount equal to lesser of the outstanding principal balance of the mortgage loan or the replacement cost for all structures located on the mortgaged property. If the hazard insurance lapses, SSIS sends a letter to the borrower informing the borrower that the mortgage loan requires hazard insurance and providing the required minimum amount, cost and a contact phone number. If no response from the borrower is received within 30 days, SSIS sends an additional letter to the borrower. If proof of hazard insurance is not provided within 90 days, hazard insurance will be force-placed with Safeco; provided, that if the outstanding principal balance is less than $10,000, no hazard insurance will be force-placed. The owner of the mortgage loan is covered against loss during that 90 day period by insurance underwritten by Safeco. Any hazard insurance that is force-placed will be placed for a 12-month term with coverage in the lesser of the amount of the replacement value of the improvements on the mortgaged property or the outstanding principal balance of the mortgage loans subject to any limitations imposed by applicable law.

    The Escrow Servicing group is also responsible for monitoring hazard insurance claims. If any insurance proceeds are less than $5,000 and the mortgage loan is not in default, the proceeds generally will be endorsed to the borrower. If insurance proceeds are greater than $5,000, Metwest orders an inspection of the mortgaged property and obtains repair estimates and start-up costs. Metwest prefers to disburse funds on an as-completed basis after funding the initial start-up costs.

    Escrow Servicing also utilizes a property tax service provided by First American Tax Company to verify the payment of real estate taxes on a monthly basis. If any property taxes are found to be delinquent, generally the borrower is notified both verbally and in writing. If the amount of the delinquent tax is less than $500 and overdue for no more than one year, Escrow Servicing will take no action other than notification. If the amount of the delinquent tax is greater than $500 and remains outstanding for longer than 45 days, or the property taxes are two or more years delinquent, the mortgage loan will be treated as in default and referred to the Modifications Department. The Modifications Department will then contact the borrower to establish an escrow account and work out the payment of delinquent taxes.

    DEFAULT CONTROL DEPARTMENT AND PRE-FORECLOSURE COMMITTEE. Metwest's Default Control Department is responsible for attempting to collect the amount of any delinquency on a mortgage loan and is continually evaluating its collection procedures with a view toward improved collections. The procedures described in this section are currently in effect but are expected to be revised in the future to shorten the number of days in each collection phase. Generally, if a payment becomes five days delinquent, a late notice will automatically be sent to the borrower notifying the borrower of the delinquency and the late charge. When 17 days delinquent, the mortgage loan will be assigned to a collector in the Default Control Department who will attempt to make verbal contact with the borrower no later than the twentieth day following delinquency. Thereafter, contact will be made by the collector as frequently as deemed necessary and permitted by law until the delinquency is resolved. Generally, if a mortgage loan becomes 32 days delinquent, the borrower automatically receives a demand letter.

    Generally, if a mortgage loan becomes 60 days delinquent, it is automatically transferred to the Modifications Department which, as described below, has significant discretion to make recommendations to work out the delinquency with the borrower or to forward the mortgage loan to the Default Control Department to commence foreclosure proceedings. If the Modifications Department determines that a workout is in the best interests of the owner of the loan, but is unsuccessful, the mortgage loan is returned to the Default Control Department.

    If a mortgage loan is returned, the pre-foreclosure committee will attempt to determine whether sufficient equity exists in the mortgaged property to warrant the commencement of foreclosure proceedings. That committee carefully examines any such mortgage loan with an estimated loan-to-value ratio in excess of 80% if the exposure to loss is greater than $5,000 and, while phase I environmental assessments generally are not obtained, will consider whether there are any potential environmental concerns. In addition, it may recommend further contact with the borrower prior to initiating legal proceedings.

    If further contact with the borrower does not resolve the delinquency, the Default Control Department will either refer the loan to the Modifications Department or commence foreclosure proceedings. Thirty days prior to a scheduled foreclosure, Metwest will force-place insurance to reduce the exposure of the mortgaged property to damage. If title to a mortgaged property is acquired by Metwest on behalf of the holder of the mortgage loan, responsibility will be transferred to the Property Management Department to secure and protect the property and to commence efforts to sell the mortgaged property.

    MODIFICATIONS DEPARTMENT. The Modifications Department is responsible for handling complex mortgage loan assumptions, requests for release of liability and restructuring of delinquent loans that are not foreclosed. As a general rule, Metwest will waive due-on-sale clauses, and permit assumptions of mortgage loans provided that such actions are in the best interests of the holder of the loan and Metwest receives reimbursement for all related costs and expenses. The ability of the Master Servicer to make such waivers or to permit such assumptions is limited by the Pooling Agreement. See "MATURITY, PREPAYMENT AND YIELD CONSIDERATIONS--Prepayment Considerations and Risks" herein.

    The Modifications Department also reviews the mortgage loan file with respect to each mortgage loan referred to it by the Loan Servicing Department or the Default Control Department. The Modifications Department has significant discretion to modify and restructure mortgage loans in a manner deemed to be in the holders' best interests taking into consideration the need to preserve the value of the mortgaged properties. Modifications to the mortgage loans may include extensions, reductions in the interest rate, payment reductions, waiver of late charges or other adjustments.

    Because the Modifications Department has significant discretion with respect to restructuring the mortgage loans, Metwest has formed a pre-foreclosure committee comprised of certain of Metwest's senior managers, including the Modifications Department manager, the Default Control Department manager and in-house legal counsel. The pre-foreclosure committee is required to approve modifications to a mortgage loan for which foreclosure proceedings have been commenced by the Default Control Department. The Underwriting Committee reviews all proposed modifications of mortgage loans for which foreclosure proceedings have not commenced. The documents for any approved modifications, forbearance agreements and similar arrangements are prepared by Metwest. The Modifications Department will attempt to decide on a course of action within 72 hours and resolve any delinquency within two weeks. The borrower will be contacted both verbally and by letter. The objective of the Modifications Department is to return the mortgage loan to performing status.

    With respect to mortgage loans having delinquent property tax payments, the Modifications Department may require the borrower to establish an escrow account funded by higher monthly payments by the borrower for the payments of insurance and taxes.

    A substantial majority of the modifications that are made by the Modifications Department are made on current loans. In many cases, borrowers are contacted by the Modifications Department shortly after a mortgage loan's acquisition to, among other things, (i) convert adjustable rate loans to fixed rate loans, (ii) extend the maturity of balloon loans or convert such loans to fully amortizing loans, (iii) decrease the loan term or (iv) make other modifications to create a fixed rate, first lien product. The Pooling Agreement limits the Master Servicer from making modifications of the Mortgage Loans and, therefore, the Pooling Agreement may not permit many of the modifications described above. See "THE POOLING AND SERVICING AGREEMENT--Modification of Mortgage Loans" herein.

FORECLOSURE, DELINQUENCY AND LOSS EXPERIENCE ON METWEST'S SERVICING PORTFOLIO

    Historically, a variety of factors, including the appreciation of real estate values, have limited Metwest's loss and delinquency experience on its portfolio of serviced mortgage loans.

    The following tables summarize the foreclosure, delinquency and loss experience, respectively, at the dates indicated of all mortgage loans, of all single family mortgage loans and of all commercial loans serviced by Metwest, including loans obtained by the Sellers in a manner similar to that described herein under "THE MORTGAGE POOL--Acquisition Underwriting Standards." There can be no assurance that the foreclosure, delinquency or loss experience on the Mortgage Loans will be comparable. Furthermore, there can be no assurance that factors beyond Metwest's control, such as national or local economic conditions or downturns in the real estate markets of its servicing areas, will not result in increased rates of delinquencies, foreclosures and losses in the future. In addition, the loss experience statistics are based on all of the loans secured by real estate in Metwest's servicing portfolio, including unimproved land loans and loans with a variety of payment and other characteristics that may not correspond to those of the Mortgage Loans, while the delinquency and foreclosure statistics are based on Metwest's experience on its residential and commercial mortgage loan servicing portfolio. The actual foreclosure, delinquency and loss experience on the Mortgage Loans will depend, among other things, upon the value of the related Mortgaged Properties and the ability of the borrowers to make required payments.

                     FORECLOSURE AND DELINQUENCY EXPERIENCE

                                   ALL LOANS

                                                          AT DECEMBER 31,  AT DECEMBER 31,  AT SEPTEMBER 30,
                                                               1994             1995              1996
                                                          ---------------  ---------------  ----------------
TOTAL MORTGAGE LOAN PORTFOLIO:
Principal Balance (end of period).......................   $ 556,481,772    $ 617,044,992    $  743,337,295
ONE MONTH DELINQUENT:
Principal Balance.......................................      16,511,737       16,592,297        23,584,801
Percent Delinquent by Principal Balance.................             3.0%             2.7%              3.2%
TWO MONTHS DELINQUENT:
Principal Balance.......................................       7,071,379        6,935,588         8,214,630
Percent Delinquent by Principal Balance.................             1.3%             1.1%              1.1%
THREE OR MORE MONTHS DELINQUENT:
Principal Balance.......................................       3,782,821        6,826,451        16,119,987
Percent Delinquent by Principal Balance.................             0.7%             1.1%              2.2%
IN FORECLOSURE:
Principal Balance.......................................      10,986,517       14,378,847         9,710,997
Percent Foreclosed by Principal Balance.................             2.0%             2.3%              1.3%
TOTAL DELINQUENT AND IN FORECLOSURE:
Principal Balance.......................................      38,352,454       44,733,183        57,630,415
Percent Delinquent and in Foreclosure by Principal
  Balance...............................................             6.9%             7.2%              7.8%

                              SINGLE FAMILY LOANS

                                                          AT DECEMBER 31,  AT DECEMBER 31,  AT SEPTEMBER 30,
                                                               1994             1995              1996
                                                          ---------------  ---------------  ----------------
TOTAL SINGLE FAMILY PORTFOLIO:
Principal Balance (end of period).......................   $ 469,985,227    $ 523,521,583    $  617,101,202
ONE MONTH DELINQUENT:
Principal Balance.......................................      14,996,559       15,307,131        21,683,692
Percent Delinquent by Principal Balance.................             3.2%             2.9%              3.5%
TWO MONTHS DELINQUENT:
Principal Balance.......................................       6,653,122        6,422,385         7,778,406
Percent Delinquent by Principal Balance.................             1.4%             1.2%              1.3%
THREE OR MORE MONTHS DELINQUENT AND LOANS IN
  FORECLOSURE:
Principal Balance.......................................      14,196,409       18,156 014        23,107,038
Percent Delinquent by Principal Balance.................             3.0%             3.5%              3.7%
TOTAL DELINQUENT AND IN FORECLOSURE:
Principal Balance.......................................      35,846,090       39,885,530        52,569,135
Percent Delinquent and in Foreclosure by Principal
  Balance...............................................             7.6%             7.6%              8.5%

                                COMMERCIAL LOANS

                                                          AT DECEMBER 31,  AT DECEMBER 31,  AT SEPTEMBER 30,
                                                               1994             1995              1996
                                                          ---------------  ---------------  ----------------
TOTAL COMMERCIAL LOAN PORTFOLIO:
Principal Balance (end of period).......................   $  86,496,544    $  93,523,410    $  126,236,093
ONE MONTH DELINQUENT:
Principal Balance.......................................       1,515,177        1,645,166         1,901,109
Percent Delinquent by Principal Balance.................             1.8%             1.8%              1.5%
TWO MONTHS DELINQUENT:
Principal Balance.......................................         418,257          513,203           436,224
Percent Delinquent by Principal Balance.................             0.5%             0.5%              3.5%
THREE OR MORE MONTHS DELINQUENT AND LOANS IN
  FORECLOSURE:
Principal Balance.......................................         572,929        2,689,284         2,723,946
Percent Delinquent by Principal Balance.................             0.7%             2.9%              2.2%
TOTAL DELINQUENT AND IN FORECLOSURE:
Principal Balance.......................................       2,506,363        4,847,653         5,061,280
Percent Delinquent and in Foreclosure by Principal
  Balance...............................................             2.9%             5.2%              4.0%

                                LOSS EXPERIENCE

                                   ALL LOANS


                                                                                    YEARS ENDED DECEMBER 31,
                                                                               ----------------------------------
                                                                                  1993        1994        1995
                                                                               ----------  ----------  ----------
                                                                                     (DOLLARS IN THOUSANDS)
Allowance for Losses on Real Estate Assets, beginning of year................  $    9,583  $   10,598  $    9,108
Charge offs:
  Mortgage loan receivable...................................................       1,082        (421)        733
  Real estate held for sale..................................................       4,499       7,444       4,434
                                                                               ----------  ----------  ----------
    Total charge offs........................................................       5,581       7,023       5,167
  Additions..................................................................       6,596       5,533       4,175
                                                                               ----------  ----------  ----------
Allowance for Losses on Real Estate Assets, end of year......................  $   10,598  $    9,108  $    8,116
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------

Average real estate assets outstanding during the year.......................  $  608,178  $  641,365  $  661,310

Ratio of total charge offs during the period to the average real estate asset
  outstanding................................................................        0.92%       1.10%       0.78%

                      THE POOLING AND SERVICING AGREEMENT

GENERAL

    The Certificates will be issued pursuant to a Pooling and Servicing Agreement, dated as of November 1, 1996 (the "Pooling Agreement"), among the Depositor, the Sellers, the Master Servicer and the Trustee. The Pooling Agreement has been filed with the Commission as an exhibit to the registration statement of which this Prospectus is a part, and reference is made thereto for important additional information regarding the terms and conditions of the Pooling Agreement and the Certificates. The following summaries, while they (together with the summaries under "DESCRIPTION OF THE SECURITIES") discuss all material provisions of the Pooling Agreement, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling Agreement. When particular provisions or terms used in the Pooling Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

    The Mortgage Pass-Through Certificates, Series 1996-A (the "Certificates") will consist of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates (collectively, the "Class A Certificates" or the "Senior Certificates"), Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates (collectively, the "Class B Certificates"), and the Class R Certificates (the "Residual Certificates" and, together with the Class B Certificates, the "Subordinate Certificates"). Only the Class A-1, Class A-2, Class A-3, Class A-4, Class B-1 and Class B-2 Certificates (the "Offered Certificates") are offered hereby. The Classes of Offered Certificates will have the respective initial Class Certificate Balances (subject to the permitted variance) and Pass-Through Rates set forth on the cover hereof.

    The "Class Certificate Balance" of any Class of Certificates as of any Distribution Date, other than the Class R Certificates, is the initial Class Certificate Balance thereof reduced by the sum of (i) all amounts previously distributed to holders of the Certificates of such Class as payments of principal, and (ii) the amount of Realized Losses (including Excess Losses) allocated to such Class. The Class Certificate Balance of the Class R Certificates will be equal to the aggregate of the Component Balances of the related Components as described in "DESCRIPTION OF THE CERTIFICATES--Residual Certificates" herein.

    The Senior Certificates, other than the Class A-4 Certificates, will have an initial aggregate Class Certificate Balance of approximately $76,215,561 and will evidence in the aggregate an initial beneficial ownership interest of approximately 60.14% in the Mortgage Pool. The Class A-4 Certificates will evidence an initial beneficial ownership interest of approximately 20.36% in the Mortgage Pool. The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class R Certificates will each evidence in the aggregate an initial beneficial ownership interest of approximately 5.50%, 3.50%, 3.00%, 3.25%, 2.25% and 2.00%, respectively, in the Mortgage Pool.

    The "Percentage Interest" of an Offered Certificate as of any date of determination will be equal to the percentage obtained by dividing the denomination of such Certificate by the initial Class Certificate Balance of the related Class.


    The Book-Entry Certificates will be issuable in book-entry form only.


BOOK-ENTRY CERTIFICATES

    The Book-Entry Certificates will be issued in one or more certificates which equal the aggregate principal balance of each such Class of Certificates which will be held by a nominee of The Depository Trust Company (together with any successor depository selected by the Depositor, the "Depository"). Beneficial interests in the Book-Entry Certificates will be indirectly held by investors through the book-entry facilities of the Depository, as described herein. Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations of $100,000 and in integral multiples of $1.00 in excess thereof. The Depositor has been informed by the Depository that its nominee will be Cede & Co.

("Cede"). Accordingly, Cede is expected to be the holder of record of the Book-Entry Certificates. Except as described below, no person acquiring a Book-Entry Certificate (each, a "beneficial owner") will be entitled to receive a physical certificate representing such Certificate (a "Definitive Certificate").

    The beneficial owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of the Depository (or of a participating firm that acts as agent for the Financial Intermediary, whose interests will in turn be recorded on the records of the Depository, if the beneficial owner's Financial Intermediary is not a Depository participant). Therefore, the beneficial owner must rely on the foregoing procedures to evidence its beneficial ownership of a Book-Entry Certificate. Beneficial ownership of a Book-Entry Certificate may only be transferred by compliance with the procedures of such Financial Intermediaries and Depository participants.

    The Depository is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "Clearing Corporation" within the meaning of the Uniform Commercial Code as in effect in the State of New York and a "Clearing Agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The Depository performs services for its participants, some of which (and/or their representatives) own the Depository. In accordance with its normal procedures, the Depository is expected to record the positions held by each Depository participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing the Depository and Depository participants as in effect from time to time.

    Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Trustee to the Depository. The Depository will be responsible for crediting the amount of such payments to the accounts of the applicable Depository participants in accordance with the Depository's normal procedures. Each Depository participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

    Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede. Because the Depository can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

    None of the Depositor, any Seller, the Master Servicer or the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. In the event of the insolvency of the Depository, a Depository participant or an indirect Depository participant in whose name Book-Entry Certificates are registered, the ability of the beneficial owners of such Book-Entry Certificates to obtain timely payment may be impaired.


    Unless and until Definitive Certificates are issued, it is anticipated that the only "Certificateholder" of the Book-Entry Certificates will be Cede, as nominee of the Depository. Beneficial owners of the Book-Entry Certificates will not be Certificateholders, as that term is used in the Pooling Agreement. Beneficial owners are only permitted to exercise the rights of Certificateholders indirectly through Financial Intermediaries and the Depository. Monthly and annual reports on the Mortgage Pool provided by the Master Servicer to Cede, as nominee of the Depository, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository and to the Financial Intermediaries to whose Depository accounts the Book-Entry Certificates of such beneficial owners are credited.

    The Depository has advised the Depositor and the Trustee that, unless and until Definitive Certificates are issued, the Depository will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Pooling Agreement only at the direction of one or more Financial Intermediaries to whose Depository accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates.

    Definitive Certificates will be issued to beneficial owners of the Book-Entry Certificates, or their nominees, rather than to the Depository, only if (a) the Depository or the Depositor advises the Trustee in writing that the Depository is no longer willing or able to discharge properly its responsibilities as depository with respect to the Book-Entry Certificates and the Depositor or the Trustee is unable to locate a qualified successor; (b) the Depositor, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through the Depository; or (c) after the occurrence of an Event of Default, beneficial owners having Percentage Interests aggregating at least 51% of all Percentage Interests evidenced by all Classes of the Book-Entry Certificates advise the Trustee and the Depository through the Depository Participants in writing that the continuation of a book-entry system through the Depository (or a successor thereto) is no longer in the best interests of beneficial owners.

    Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through the Depository of Definitive Certificates. Upon surrender by the Depository of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue the Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Pooling Agreement.

ASSIGNMENT OF THE MORTGAGE LOANS

    In connection with the transfer and assignment of the Mortgage Loans to the Trustee, the Depositor will deliver or cause to be delivered to the Trustee, or a custodian for the Trustee, among other things, with respect to each Mortgage Loan, other than a Land Sale Contract, the original Mortgage Note endorsed without recourse to the order of the Trustee (or its nominee) or a certificate signed by an officer of the applicable Seller certifying that the related original Mortgage Note has been lost, the original or certified copy of the Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, which will be delivered to the Trustee as soon as the same is available to the Depositor), an assignment in recordable form of the Mortgage, an original or duplicate Title Insurance Policy or a true and complete copy thereof and, if applicable, any riders or modifications to such Mortgage Note and Mortgage and original recorded intervening assignments or copies of such recorded intervening assignments and, if applicable, an assignment of any leases, rents, or personal property, and any related UCC financing statement and any guaranties relating to the Mortgage Loan and, in the case of a Land Sale Contract, the Land Sale Contract with evidence of recording indicated thereon, an assignment in recordable form of the Land Sale Contract, an original Title Insurance Policy (or duplicate policy) or a true and correct copy thereof, if applicable all assumption, modification and substitution agreements and original recorded intervening assignments or copies of such recorded intervening assignments in either case showing a complete chain of assignment from the originator of the Land Contract to the applicable Seller (collectively, the "Mortgage File"). Assignments of the Mortgage Loans to the Trustee (or its nominee) will be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interests in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the applicable Seller.

    The Trustee will review each Mortgage File within 90 days after the Closing Date (or promptly after the Trustee's receipt of any document permitted to be delivered after the Closing Date) and if any of the foregoing documents is found to be missing or defective in any material respect and the applicable Seller does not cure such omission or defect within 180 days of the Closing Date, such Seller will by or on the Distribution Date in the month following the expiration of such 180-day period either (a) repurchase the related Mortgage Loan (or any property acquired in respect thereof) at a price (the "Repurchase Price") equal to 100% of the unpaid principal balance of such Mortgage Loan plus accrued and unpaid interest on such principal balance at the related interest rate paid on the Mortgage Loan ("Mortgage Rate"), or (b) substitute a Replacement Loan; however, such substitution is permitted only within two years of the Closing Date and may not be made unless an opinion of counsel is provided to the effect that such substitution will not disqualify the Mortgage Pool as a REMIC or result in a prohibited transaction tax under the Code. Any "Replacement Loan" generally will, on the date of substitution, among other characteristics set forth in the Pooling Agreement, (i) have a principal balance, after deduction of all Scheduled Payments due in the month of substitution, not in excess of, and not more than 10% less than, the Scheduled Principal Balance of the Deleted Loan (the amount of any shortfall to be deposited by the applicable Seller and held for distribution to the Certificateholders on the related Distribution Date (a "Substitution Adjustment Amount")), (ii) have a Mortgage Rate not lower than, and not more than 2% per annum higher than, that of the Deleted Loan, (iii) have a Loan-to-Value Ratio not higher than that of the Deleted Loan, (iv) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Loan, (v) comply with all of the representations and warranties set forth in the Pooling Agreement as of the date of substitution, and (vi) be of the same type of Mortgage Loan (Single Family Mortgage Loan or Commercial Mortgage Loan) as the Deleted Loan. This cure, repurchase or substitution obligation constitutes the sole remedy available to Certificateholders or the Trustee for omission of, or a material defect in, a Mortgage Loan document. However, if Western should default in its obligation to cure, repurchase or substitute for a Deleted Loan, as discussed above, Metropolitan shall have such obligation and if Old Standard should default in such obligation, Summit shall have such obligation.

REPRESENTATIONS AND WARRANTIES

    The Depositor generally will not make any representations and warranties regarding the Mortgage Loans, and its assignment of the Mortgage Loans to the Trustee will be without recourse. As further described below, each Seller will make certain representations and warranties concerning its respective Mortgage Loans in the Pooling Agreement and under certain circumstances may be required to repurchase or substitute a Mortgage Loan as a result of a breach of any such representation or warranty. In addition, pursuant to the Pooling Agreement the Depositor will assign to the Trustee its rights with respect to representations and warranties made by each Seller in its respective Loan Purchase Agreement pursuant to which the Mortgage Loans are sold to the Depositor.

    In the Pooling Agreement, each Seller will represent and warrant to the Trustee with respect to its respective Mortgage Loans, among other things, that:
(a) the information set forth in the schedule of Mortgage Loans is true and correct in all material respects; (b) at the time of transfer the Seller had good title to the Mortgage Loans and the Mortgage Notes were subject to no offsets, defenses or counterclaims; (c) as of the Cutoff Date, no Mortgage Loan was more than 59 days delinquent; (d) as of the Closing Date, each Mortgage Loan is secured by a first lien Mortgage or by a Land Sale Contract on the related Mortgaged Property free and clear of all liens, claims and encumbrances, other than the Land Sale Contract, if applicable (subject only to (i) liens for current real property taxes, special assessments and certain delinquent taxes set forth in Pooling Agreement aggregating $341,062.26 as of the Cutoff Date,

(ii) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally or specifically reflected in the mortgage originator's appraisal, and
(iii) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage); (e) as of the time each Mortgage Loan was originated, the Mortgage Loan complied in all material respects with all applicable state and federal laws, including usury, equal credit opportunity and disclosure laws; (f) as of the Cutoff Date, other than normal wear and tear, each Mortgaged Property has not declined materially in value due to damage or lack of repair since acquisition or origination by the related Seller; and (g) as of the Cutoff Date, there are no delinquent tax or assessment liens against any Mortgaged Property unless specifically set forth in a schedule attached to the Pooling Agreement and the applicable Loan Purchase Agreement.

    In the event of the discovery by a Seller of a breach of any of its representations or warranties which materially and adversely affects the value of the Mortgage Loans or the interest of Certificateholders in the related Mortgage Loan, or the receipt of notice thereof from the Trustee, the respective Seller will, with respect to a breach of its representations or warranties, cure the breach within 60 days or substitute a Replacement Loan for such Mortgage Loan or repurchase the related Mortgage Loan on the terms set forth above under "--Assignment of the Mortgage Loans." The proceeds of any such repurchase will be passed through to Certificateholders. This substitution/repurchase obligation constitutes the sole remedy available to Certificateholders and the Trustee for any such breach. See "RISK FACTORS--Limited Obligations of Certificates" with respect to the obligation of Metropolitan and Summit to repurchase such Mortgage Loans if Western or Old Standard, respectively, fail to repurchase their respective Mortgage Loans.

PAYMENTS ON MORTGAGE LOANS; ACCOUNTS

    On or prior to the Closing Date, the Master Servicer will establish an account (the "Collection Account") with SeaFirst National Bank, which shall be maintained by the Master Servicer in trust for the benefit of Certificateholders. Funds credited to the Collection Account may be invested for the benefit and at the risk of the Master Servicer in Eligible Investments, as defined in the Pooling Agreement, that are scheduled to mature on or prior to the business day preceding the next Distribution Date. On or prior to the business day immediately preceding each Distribution Date, the Master Servicer shall withdraw from the Collection Account the amount of Available Funds and shall deposit such Available Funds in an account established and maintained as a separate trust account with the Trustee on behalf of Certificateholders (the "Distribution Account").

    Under the Pooling Agreement, the Master Servicer will be authorized to make the following withdrawals from the Collection Account:

        (a) as reimbursement for previously unreimbursed Monthly Advances, the right to withdraw amounts pursuant to this subclause (a) being limited to amounts received on particular Mortgage Loans (including, without limitation, for this purpose, Insurance Proceeds, Liquidation Proceeds and proceeds from the repurchase of a Mortgage Loan pursuant to Sections 2.02,
    2.03 and 3.13(b) of the Pooling Agreement) which, in accordance with the Master Servicer's customary procedures, represent late recoveries of payments of principal and/or interest with respect to which any such Monthly Advance was made;

        (b) to pay as servicing compensation that portion of any amount due to the Master Servicer pursuant to Section 3.12 of the Pooling Agreement and to reimburse itself for unreimbursed Servicing Advances, the Master Servicer's right to reimburse itself pursuant to this clause (b) with respect to any Mortgage Loan being limited to related payments by Mortgagors, Liquidation Proceeds, Insurance Proceeds and Repurchase Prices;

        (c) to pay to a Seller with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 2.02 or 2.03 of the Pooling Agreement, all amounts received thereon following such purchase and not taken into account in determining the related Scheduled Principal Balance or Repurchase Price;

        (d) as reimbursement for any unreimbursed Nonrecoverable Advance in the manner and to the extent provided below or for the payment of taxes as permitted by Section 3.10 of the Pooling Agreement;

        (e) to pay, or reimburse itself for the payment of, the Trustee Fee;


        (f) as reimbursement for unreimbursed expenses incurred by and reimbursable to it, the Depositor or the Sellers pursuant to Section 7.03 of the Pooling Agreement relating to certain liability or indemnification expenses of the Trust Fund;


        (g) to reverse a deposit of any amount deposited in the Collection Account that is deposited therein in error (including amounts related to checks returned due to insufficient funds);

        (h) to make payments to the Trustee for deposit into the Distribution Account of the Available Funds in accordance with Section 3.04(c) of the Pooling Agreement;


        (i) to pay Liquidation Expenses, made or incurred pursuant to Section 3.05, Section 3.10 or Section 3.19 (relating to certain foreclosure expenses involving Commercial Mortgage Loans) of the Pooling Agreement from related Liquidation Proceeds; and


        (j) to clear and terminate the Collection Account at the termination of the Pooling Agreement.

    The Master Servicer shall be entitled to reimburse itself for any Monthly Advance made in respect of a Mortgage Loan that it determines to be a Nonrecoverable Advance by withdrawal from the Collection Account of amounts on deposit therein attributable to the Mortgage Loans on the Business Day preceding any Determination Date first succeeding the date of such determination. The Master Servicer's right of reimbursement in respect of a Nonrecoverable Advance on any such Business Day shall be limited to an amount not exceeding the portion of such Monthly Advance previously paid to Certificateholders (and not theretofore reimbursed to the Master Servicer). See "--Collection Account Exceptions and Escrow Accounts" below with respect to certain amounts not required to be deposited into the Collection Account.

COLLECTION ACCOUNT EXCEPTIONS AND ESCROW ACCOUNTS

    Generally, pursuant to the Pooling Agreement, all amounts received by the Master Servicer related to the Mortgage Loans are required to be deposited into the Collection Account. The Master Servicer, however, is not required to deposit into the Collection Account amounts representing fees, charges for beneficiary statements or demands, assumption fees, prepayment penalties, amounts collected for Mortgagor checks returned for insufficient funds or late charge penalties payable by Mortgagors. Additionally, the Master Servicer is not required to deposit in the Collection Account payments received by the Master Servicer which are required to be deposited in an Escrow Account with respect to each Mortgage Loan (each an "Escrow Account"). Payments required by the Pooling Agreement to be deposited in an Escrow Account include payments for application toward real estate taxes, assessments, insurance premiums and similar items in respect of the Mortgaged Property as such payments are required to be deposited into an escrow account in accordance with the related Mortgage Loan. Such amounts deposited into an Escrow Account shall be retained therein until withdrawn as permitted by the Pooling Agreement. Permitted withdrawals include amounts required: for timely payments of taxes, assessments and hazard insurance premiums (if such amounts are required to be deposited into an Escrow Account); to repair, restore or otherwise protect the Mortgaged Property or comparable items; to reimburse the Master Servicer out of related collections for any payment of taxes or assessments by the Master Servicer, or a payment made by the Master Servicer with respect to hazard insurance; to reimburse the Master Servicer for advances made by the Master Servicer for similar items pursuant to the Pooling Agreement; to refund to any Mortgagors any sums determined to be overages; to pay interest, if required, to Mortgagors on balances in an Escrow Account; to withdraw any amounts deposited in an Escrow Account in error; or to clear and terminate the Escrow Accounts.

SERVICING

    The Master Servicer will be responsible for diligently servicing and managing the Mortgage Loans in accordance with the Pooling Agreement and consistent with the ordinary practices of prudent mortgage lending institutions for mortgages of the same type as the Mortgage Loans in those jurisdictions where the related Mortgaged Properties are located. The Master Servicer may enter into a subservicing agreement with a subservicer to perform servicing functions for the Master Servicer. The Master Servicer, however, will remain liable for servicing the Mortgage Loans notwithstanding any subservicing arrangement. A subservicing agreement will not contain any terms or conditions that are inconsistent with the Pooling Agreement and any fee payable to a subservicer shall not be an obligation of the Mortgage Pool.

    The Master Servicer is required to maintain a fidelity bond and errors and omissions policy or their equivalent with respect to officers and employees which generally provide coverage against losses which may be sustained as a result of an officer's or employee's misappropriation of funds or certain errors and omissions. The amount of the coverage will be at least equal to the coverage required by FNMA or FHLMC (whichever is greater).

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

    The Expense Fees generally will be 0.758% per annum of the Scheduled Principal Balance of each Mortgage Loan and REO Loan. The Expense Fees consist of (a) servicing compensation payable to the Master Servicer in respect of its master servicing activities (the "Master Servicing Fee"), and (b) fees payable to the Trustee. The Master Servicing Fee will be paid monthly at a rate of 0.75% per annum (the "Master Servicing Fee Rate") of the Scheduled Principal Balance of each Mortgage Loan and REO Loan as of the first day of the month of the related Distribution Date (without taking into account any unscheduled receipts of principal during the preceding calendar month). The Master Servicer is obligated to pay certain ongoing expenses associated with the Mortgage Pool and incurred by the Master Servicer in connection with its responsibilities under the Pooling Agreement for which it is not entitled to reimbursement under the Pooling Agreement. The amount of the Master Servicing Fee is subject to adjustment with respect to prepaid Mortgage Loans, as described below under "--Adjustment to the Master Servicing Fee in Connection with Prepaid Mortgage Loans." The Master Servicer is also entitled to receive all late payment fees, prepayment penalties, assumption fees and other similar charges (including forbearance fees) and all reinvestment income earned on amounts on deposit in the Collection Account.

ADJUSTMENT TO MASTER SERVICING FEE IN
  CONNECTION WITH PREPAID MORTGAGE LOANS

    When a Mortgage Loan is prepaid between Due Dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter. Prepayments received during a Due Period will be distributed to Certificateholders on the Distribution Date following such Due Period. Pursuant to the Pooling Agreement, the Master Servicing Fee for any month will be reduced by an amount with respect to each such Mortgage Loan sufficient to pass through to the Mortgage Pool on such Distribution Date an amount equal to 30 days' interest at the Mortgage Rate (net of the Master Servicing Fee Rate) for each such Mortgage Loan up to a maximum amount equal to two-thirds of the Master Servicing Fee otherwise payable on such Distribution Date. Any such shortfalls in interest as a result of prepayments in excess of two-thirds of the amount of the Master Servicing Fee for a month will reduce the amount of interest available to be distributed to Certificateholders from what would have been the case in the absence of such prepayments. See "DESCRIPTION OF THE CERTIFICATES--Distributions" herein.

ADVANCES

    Subject to the following limitations, the Master Servicer will be required to advance prior to each Distribution Date from its own funds or funds in the Collection Account that generally do not constitute Available Funds for such Distribution Date, an amount equal to the aggregate of payments of principal and interest (at the applicable Mortgage Rate (net of the Master Servicing Fee
Rate)) which were due during the related Due Period and which were delinquent on the related Determination Date, together with an amount equivalent to interest on each Mortgaged Property acquired by the Master Servicer through foreclosure, forfeiture or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan ("REO Property") (any such advance, an "Advance"). With respect to any Distribution Date, the "Determination Date" is three Business Days prior to such Distribution Date.


    With respect to any Mortgage Loan that is a Balloon Loan, in the event of default in the Balloon Payment due on the maturity of such Mortgage Loan, the Master Servicer will continue to advance each month, an amount sufficient to equal one month's interest on the unpaid principal balance thereof at the related Mortgage Rate (net of the Master Servicing Fee Rate) (subject to the Master Servicer's determination as to recoverability) on such Mortgage Loan deemed to be due thereon after such default and, at the Master Servicer's sole option, an amount of principal on the Mortgage Loan equal to the principal portion of the Monthly Payment that would otherwise be required to be made if such Mortgage Loan were not a Balloon Loan.


    Advances are intended to maintain a regular flow of scheduled interest and principal payments on the Certificates rather than to guarantee or insure against losses. The Master Servicer is obligated to make Advances with respect to delinquent payments of principal of or interest on each Mortgage Loan (with such payments of interest adjusted as described above) to the extent that such Advances are, in its judgment, reasonably recoverable from future payments and collections or insurance payments or proceeds from liquidation of the related Mortgage Loan. If the Master Servicer determines on any Determination Date to make an Advance, such Advance will be included with the distribution to Certificateholders on the related Distribution Date. Any failure by the Master Servicer to make an Advance as required under the Pooling Agreement with respect to the Certificates will constitute an Event of Default thereunder, in which case the Trustee or the successor servicer will be obligated to make any such Advance, in accordance with the terms of the Pooling Agreement.

CERTAIN MATTERS CONCERNING COMMERCIAL PROPERTIES

    Pursuant to the Pooling Agreement, the Master Servicer shall not acquire any personal property on behalf of the Trust Fund in connection with realization on a defaulted Commercial Mortgage Loan unless either: (i) the personal property so acquired is incident to real property within the meaning of Section 856(e)(1) of the Code or (ii) the Master Servicer obtains an opinion of counsel stating that holding the personal property as part of the Trust Fund will not cause the imposition of a tax on the Trust Fund or cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding.

    Additionally, as more fully described in the Pooling Agreement, the Master Servicer shall not obtain title to, or take any other action with respect to, a Commercial Property without obtaining within the 12-months preceding such action a Phase I Environmental Assessment, or other environmental testing deemed necessary and prudent by the Master Servicer, if, in the Master Servicer's reasonable judgment made in accordance with the servicing standard, such action could result in the Trustee, on behalf of the Certificateholders, being considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such property within the meaning of CERCLA or any comparable law.

    If it is determined pursuant to such assessment that (i) the Commercial Property is in compliance with applicable environmental laws and regulations and
(ii) there are not circumstances or conditions present at the Commercial Property relating to the use, management or disposal of Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if either of the preceding conditions is not met, the Master Servicer determines that it would maximize the recovery to the Certificateholders on a present value basis (determined by performing the relevant discounting of anticipated collections to be distributed to the Certificateholders at the related Pass-Through Rate) to acquire title to or possession of the Commercial Property and effect such compliance (with (i) and (ii) above, collectively the "Conditions"), title to the Commercial Property may be obtained or other action taken. The cost of any assessment and remedial, corrective or other action contemplated by this paragraph may be reimbursed to the Master Servicer from the Collection Account to the extent of Liquidation Proceeds with respect to such Commercial Property as an expense of the Trust Fund.

    If a Commercial Property does not meet the Conditions, the Master Servicer shall take such action as is in accordance with the servicing standard and may, on behalf of the Trustee, release all or a portion of such Commercial Property from the lien of the related Mortgage. Before such release, however, the Master Servicer shall have notified the Trustee in writing of its intention to release the property from the lien. Further, the Master Servicer shall provide monthly written reports to the Trustee with respect to Commercial Properties which do not meet the Conditions until the lien is released or the Conditions are satisfied.

    Notwithstanding the foregoing, the Master Servicer, in accordance with the servicing standard set forth in the Pooling Agreement, shall not be obligated to obtain a Phase I Environmental Assessment, if in its judgment it is not necessary for the reasonable protection of the Trust Estate. See "--Servicing" herein for a discussion of the Master Servicer's servicing standard.

DUE-ON-SALE PROVISIONS

    Under the Pooling Agreement, the Master Servicer may enforce "due-on-sale" clauses with respect to the Mortgage Loans containing such clauses unless (i) such enforcement is not permitted by applicable law or (ii) the Master Servicer, in its discretion, waives its rights to enforce such provision and permits the purchaser of the Mortgaged Property to assume the Mortgage Loan. Where an assumption of, or substitution of liability with respect to, a Mortgage Loan is required by law, the Master Servicer may permit the assumption of a Mortgage Loan, pursuant to which the Mortgagor would remain liable on the Mortgage Note, or a substitution of liability with respect to such Mortgage Loan, pursuant to which the new Mortgagor would be substituted for the original Mortgagor as being liable on the Mortgage Note. Any fees collected for entering into an assumption or substitution of liability agreement may be retained by the Master Servicer as additional servicing compensation. In connection with any assumption or substitution, the Mortgage Rate borne by the related Mortgage Note may not be changed.

CERTAIN MATTERS REGARDING THE
  DEPOSITOR, THE SELLERS AND THE MASTER SERVICER

    The Pooling Agreement provides that the Master Servicer may not resign from its obligations and duties as Master Servicer thereunder, except upon determination that its duties thereunder are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor has assumed the Master Servicer's obligations and duties under such Pooling Agreement.

    The Pooling Agreement also provides that neither the Depositor, the Master Servicer nor the Sellers, nor any directors, officers, employees or agents of any of them (collectively, the "Indemnified Parties") will be under any liability to the Mortgage Pool or Certificateholders or the Trustee, any subservicer or others for any action taken (or not taken) by any Indemnified Party, any subservicer or the Trustee in good faith pursuant to the Pooling Agreement, or for errors in judgment; provided, however, that neither the Depositor, the Sellers, the Master Servicer nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. The Pooling Agreement further provides that each Indemnified Party is entitled to indemnification by the Mortgage Pool and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Pooling Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except any such loss, liability or expense otherwise reimbursable pursuant to the Pooling Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of such Indemnified Party's duties thereunder or by reason of reckless disregard by such Indemnified Party of its obligations and duties thereunder. In addition, the Pooling Agreement provides that neither the Depositor, the Sellers nor the Master Servicer is under any obligation to appear in, prosecute or defend any legal action which is not incident to, in the case of the Depositor, the Sellers or the Master Servicer, its duties under the Pooling Agreement and which in its opinion may involve it in any expense or liability. Each of the Depositor, the Sellers and the Master Servicer may, however, in its discretion, undertake any such action which it may deem necessary or desirable with respect to the Pooling Agreement and the rights and duties of the parties thereto and the interests of Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Mortgage Pool and the Depositor, the Sellers and the Master Servicer will be entitled to be reimbursed therefor out of the Collection Account.

EVENTS OF DEFAULT

    Events of Default by the Master Servicer under the Pooling Agreement consist of (a) any failure by the Master Servicer to make or cause to be made any required payment pursuant to the terms of the Pooling Agreement (other than an advance required thereunder) which continues unremedied for five Business Days;
(b) any failure by the Master Servicer duly to observe or perform in any material respects any other of its covenants or agreements in the Certificates or in the Pooling Agreement which continues unremedied for 30 days after the giving of written notice of such failure to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by holders of Certificates evidencing not less than 25% of the aggregate voting rights of the Certificates; (c) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the Master Servicer indicating insolvency, reorganization or inability to pay its obligations; and
(d) any failure of the Master Servicer to remit the Monthly Advance pursuant to the Pooling Agreement which continues unremedied for one Business Day.

RIGHTS UPON EVENT OF DEFAULT

    As long as an Event of Default under the Pooling Agreement remains unremedied, the Trustee or holders of Certificates evidencing not less than 51% of the aggregate voting rights of the Certificates may terminate all of the rights and obligations of the Master Servicer under the Pooling Agreement, whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Master Servicer under the Pooling Agreement and will be entitled to similar compensation arrangements and limitations on liability. In the event that the Trustee is unwilling or unable so to act, it may appoint or petition a court of competent jurisdiction for the appointment of a housing and home finance institution with a net worth of at least $10,000,000 to act as successor Master Servicer under the Pooling Agreement. Pending any such appointment, the Trustee is obligated to act in such capacity unless it is prohibited by law from so acting. The Trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the Master Servicer under such Pooling Agreement.

ENFORCEMENT

    No Certificateholder will have any right under the Pooling Agreement to institute any proceeding with respect to the Pooling Agreement unless the Certificateholder previously has given to the Trustee written notice of default and unless holders of Certificates evidencing not less than 25% of the aggregate voting rights of the Certificates have made written requests to the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered and provided to the Trustee indemnity and the Trustee for 60 days has neglected or refused to institute any such proceeding. However, the Trustee is under no obligation to exercise any of the trusts or powers vested in it by the Pooling Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any Certificateholders, unless such Certificateholders have offered and provided to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

    The Pooling Agreement may be amended by the Depositor, the Sellers, the Master Servicer and the Trustee, without notice to or the consent of any Certificateholder, (a) to cure any ambiguity, (b) to correct or supplement any provision therein that may be defective or inconsistent with any other provision therein, (c) to make any other provisions with respect to matters or questions arising under the Pooling Agreement which are not inconsistent with the provisions of the Pooling Agreement, or (d) to comply with any requirements necessary to maintain the status of the Mortgage Pool as a REMIC; provided, however, that no such amendments (except those pursuant to clause (d)) will adversely affect in any material respect the interests of any Certificateholder. Any such amendment, except pursuant to clause (d) of the preceding sentence, should be deemed not to adversely affect in any material respect the interests of any Certificateholders if the Trustee receives written confirmation from the Rating Agency rating such Certificates that such amendment will not cause such Rating Agency to reduce the then current rating thereof. The Pooling Agreement may also be amended by the Depositor, the Sellers, the Master Servicer and the Trustee with the consent of holders of Certificates evidencing not less than 66 2/3% of the aggregate voting rights of each class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling Agreement or of modifying in any manner the rights of holders of Certificates; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, collections of payments received on Mortgage Loans which are required to be distributed in respect to any such Certificate without the consent of the Holder of such Certificate or (ii) reduce the aforesaid percentages of Certificates the holders of which are required to consent to any such amendment without the consent of the holders of all Certificates then outstanding,

LIST OF CERTIFICATEHOLDERS

    Upon written request of the Trustee, the Certificate Registrar will provide to the Trustee within 15 days after the receipt of such request a list of the names and addresses of all Certificateholders of record as of the most recent Record Date for payment of distributions to Certificateholders. Upon written request of three or more Certificateholders of record of the Certificates, for purposes of communicating with other Certificateholders with respect to their rights under the Pooling Agreement, the Trustee will afford such Certificateholders access during business hours to the most recent list of Certificateholders held by the Trustee within five Business Days of the request.

TERMINATION; OPTIONAL TERMINATION

    The Master Servicer will have the option to purchase all remaining Mortgage Loans and other assets in the Mortgage Pool, thereby effecting early retirement of the Certificates and causing the termination of the Mortgage Pool's status as a REMIC, but such option will not be exercisable until such time as the Mortgage Pool Principal Balance as of the Distribution Date on which the purchase proceeds are to be distributed to Certificateholders is less than 10% of the Cutoff Date Pool Principal Balance. Distributions in respect of any such optional termination will be paid to Certificateholders in order of their priority of distribution as described herein under "DESCRIPTION OF THE CERTIFICATES--Priority of Distributions Among Classes of Certificates." The proceeds from such a distribution may not be sufficient to distribute the full amount to which each Class is entitled if the purchase price is based in part on the fair market value of the Mortgaged Property acquired upon foreclosure of a Mortgage Loan and such fair market value is less than the Scheduled Principal Balance of the related Mortgage Loan. In no event will the trust created by the Pooling Agreement continue beyond the later of (a) the optional purchase described above, (b) the expiration of 21 years from the death of the survivor of the person named in the Pooling Agreement and (c) the Final Distribution Date specified in the Pooling Agreement. The termination of the Mortgage Pool will be effected in a manner consistent with applicable federal income tax regulations and the status of the Mortgage Pool as a REMIC.

MODIFICATION OF MORTGAGE LOANS


    The Pooling Agreement permits the Master Servicer, within certain limitations set forth therein, to agree to any modification, waiver, forbearance or amendment of any term of any Mortgage Loan without the consent of the Trustee or any Certificateholder. Except in certain cases involving due-on-sale provisions, any such modification, waiver, forbearance or amendment to a Mortgage Loan is permissible only if (a) such Mortgage Loan is 90 days or more past due or (b) the Master Servicer delivers to the Trustee an opinion of counsel to the effect that such modification, waiver, forbearance or amendment would not affect the Mortgage Pool's status as a REMIC, and, in each case, such modification, waiver, forbearance or amendment is likely to produce a greater recovery with respect to such Mortgage Loan than would liquidation. Notwithstanding the foregoing, the Master Servicer may enter into a forbearance agreement provided that such agreement would not adversely affect the Mortgage Pool's status as a REMIC. The Master Servicer will continue in its obligation to make Advances (subject to recoverability as described under "THE POOLING AND SERVICING AGREEMENT--Advances") with respect to any Mortgage Loan relating to a forebearance agreement. In addition, with respect to each Balloon Loan, the Master Servicer may extend the date on which any Balloon Payment is due by up to six months, (i) if the Mortgagor defaults on its obligation to pay the Balloon Payment when due, (ii) if, within 90 days of the date on which the Balloon Payment is due, the Master Servicer has received notice that the Mortgagor under such Balloon Loan intends to default on such Balloon Payment or (iii) if the Master Servicer delivers to the Trustee an opinion of counsel to the effect that such modification, waiver, forbearance or amendment would not affect the Mortgage Pool's status as a REMIC, and, in each case, such modification, waiver, forbearance or amendment is likely to produce a greater recovery with respect to such Balloon Loan than would liquidation. Additionally, the related Mortgagor shall be required to continue to make monthly payments of principal and/or interest thereon in an amount at least equal to the amount of the Monthly Payment due on the Scheduled Due Date immediately preceding the rescheduled maturity date of the Balloon Loan. The Master Servicer shall notify the Trustee in writing of any modification, waiver, forbearance or amendment of any term of any Mortgage Loan and the date thereof and shall deliver to the Trustee an original counterpart of the agreement relating to such modification, waiver, forbearance or amendment within ten Business Days of the execution thereof. In the event of any such arrangement, the Master Servicer's obligation to make Advances on the related Mortgage Loan shall continue during the scheduled period.


OPTIONAL PURCHASE OF DEFAULTED MORTGAGE LOANS

    Subject to certain conditions specified in the Pooling Agreement, the Master Servicer has the option, but is not obligated, (a) to purchase from the Mortgage Pool any Mortgage Loan 90 days or more delinquent at the Repurchase Price for such Mortgage Loan or (b) to offer to sell any such Mortgage Loan in a commercially reasonable manner if the Master Servicer determines that such a sale would produce a greater recovery on a present value basis than would liquidation of the related Mortgaged Property.

HAZARD AND OTHER INSURANCE

    The Master Servicer will cause to be maintained with respect to each Mortgage Loan a hazard insurance policy providing coverage against loss by fire and other hazards as is required under the related Mortgage or Land Sale Contract. If the Mortgage or Land Sale Contract permits the holder thereof to dictate the amount of hazard insurance to be in place with respect thereto, then the Master Servicer will assure that such amount of insurance would be consistent with the ordinary practices of prudent institutional mortgage lenders and loan servicers servicing mortgage loans comparable to such Mortgage Loan. Notwithstanding the foregoing, the Pooling Agreement will require that the Master Servicer cause to be maintained an amount of hazard insurance in an amount equal to the lesser of the amount of the replacement value of the improvements on the related Mortgaged Property or the Scheduled Principal Balance of such Mortgage Loan subject to any limitations imposed by applicable law. With respect to any Mortgage Loan with respect to which the related Mortgaged Property has been acquired upon forfeiture, foreclosure or deed-in-lieu of foreclosure, the Master Servicer shall cause to be maintained hazard insurance coverage at least equal to the lesser of the amount of the replacement value of the improvements on the related Mortgaged Property or the Scheduled Principal Balance of the related Mortgage Loan at the time of such acquisition.

    Generally, unless otherwise specifically required by any Mortgage Loan, no other insurance (such as rental or business interruption insurance) is required to be maintained with respect to any Mortgaged Property.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

    The Certificates will be issued pursuant to the Pooling Agreement among the Depositor, the Sellers, the Trustee and the Master Servicer. The following summaries describe certain provisions that appear in the Pooling Agreement. The summaries, while they (together with the summaries under "THE POOLING AND SERVICING AGREEMENT") discuss all material provisions relating to the Certificates, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement. References herein to a Trustee or the Master Servicer include, unless otherwise specified, any agents acting on behalf of such Trustee or any subcontractor of the Master Servicer, any of which agents or subcontractors may be one of their affiliates.

    The Certificates evidence the entire ownership interest in the Mortgage Pool of assets consisting primarily of the Mortgage Loans. The Certificates will evidence the specified beneficial ownership interests in the Mortgage Pool created pursuant to the Pooling Agreement and will not be entitled to payments in respect of the assets included in any other Mortgage Pool established by the Depositor in any other pooling agreement. The transfer of the Certificates will be registered and exchanged, at the office or agency of the Trustee without the payment of any service charge other than any tax or governmental charge payable in connection with such registration of transfer or exchange. The Certificates do not represent obligations of the Depositor or any affiliate of the Depositor. The Mortgage Loans will not be insured or guaranteed by any governmental entity or other person.

PRIORITY OF DISTRIBUTIONS
  AMONG CLASSES OF CERTIFICATES


    As more fully described herein, distributions will be made on the Certificates on each Distribution Date from Available Funds in the following order of priority: (a) to interest on each Class of Senior Certificates; (b) to principal of the Classes of Senior Certificates then entitled to receive distributions of principal, in the order and subject to the priorities set forth herein under "--Distributions" up to the maximum amount of principal to be distributed on such Classes on such Distribution Date; (c) to interest and then to principal on the Class B-1 Certificates and then to interest and then to principal on the Class B-2 Certificates, in that order, up to the maximum amount of interest and principal to be distributed on each such Class on such Distribution Date; (d) to interest on the Class B-3 Certificates; (e) to interest on the Class B-4 Certificates; (f) to interest on the Class B-5 Certificates; (g) to interest on the Class Z/IO Component of the Class R Certificates (except such interest will be added to the Component Balance thereof up to and including the Accretion Termination Date); (h) after the Offered Certificates are paid in full, sequentially, to principal of the Class B-3, Class B-4, Class B-5 and the Class R Certificates, in that order, up to the maximum amount of principal to be distributed on each such Class on such Distribution Date; and (i) to the Class R Certificates, any remaining Available Funds.


DISTRIBUTIONS

    Distributions of principal and interest to holders of the Offered Certificates will be made on each Distribution Date to the extent of Available Funds therefor as described above under "--Priority of Distributions Among Classes of Certificates" to holders of record of such Offered Certificates on the last day of the preceding month (the "Record Date"), except that the final distribution in respect of any Class of Offered Certificates will be made only upon presentation and surrender of such Certificates at the office or agency appointed by the Trustee for that purpose in New York, New York.

    Distributions on each Distribution Date will be made by check mailed to the address of the person entitled thereto as it appears on the applicable certificate register or, in the case of a Certificateholder who holds a Class of Certificates with aggregate denominations of $1,000,000 or more and who has so notified the Trustee in writing in accordance with the Pooling Agreement, by wire transfer in immediately available funds to the account of such Certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the Certificates will be made only upon presentment and surrender of such Certificates at the Corporate Trust Office of the Trustee.

    The aggregate amount of funds available in the Distribution Account on a Distribution Date for distribution on the Certificates is equal to "Available Funds." "Available Funds" with respect to any Distribution Date is the sum of
(a) all scheduled installments of interest and principal collected in respect of each Mortgage Loan due on the Scheduled Due Date in the month in which such Distribution Date occurs and received as of the close of business on the immediately preceding Determination Date, (b) the amount of any Advances made on the preceding Distribution Account Deposit Date, (c) all proceeds of any insurance policies with respect to the Mortgage Loans, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures (collectively, "Insurance Proceeds") and all other cash amounts received and retained in connection with the liquidation of defaulted Mortgage Loans, by foreclosure, forfeiture or otherwise ("Liquidation Proceeds") during the related Due Period (in each case, net of unreimbursed expenses incurred in connection with a liquidation, forfeiture or foreclosure and unreimbursed Advances, if any), (d) all partial or full prepayments on Mortgage Loans received during the related Due Period and (e) the amount required to be paid in respect of a Mortgage Loan that became required to be repurchased or any Substitution Adjustment Amounts in connection with any substitution of a Mortgage Loan, in either case during the related Due Period, reduced by amounts in reimbursement for Advances previously made and other amounts as to which the Master Servicer is entitled to be reimbursed from the Collection Account pursuant to the Pooling Agreement.

    The Trustee will forward with each distribution on a Distribution Date to each Offered Certificateholder and the Master Servicer a statement or statements setting forth, among other things, (a) the amount of such distribution allocable to principal and (b) the amount of such distribution allocable to interest. Such amounts will be expressed as a dollar amount per $1,000 of Class Certificate Balance. See "--Reports to Certificateholders" herein for a detailed description of the information to be included in such statements.

    INTEREST. On each Distribution Date, each Class of Offered Certificates, to the extent of Available Funds on such Distribution Date applied in the order described above under "--Priority of Distributions Among Classes of Certificates," will be entitled to receive an amount allocable to interest equal to the sum of (a) one month's interest at the applicable Pass-Through Rate on the respective Class Certificate Balance and (b) the sum of the amounts, if any, by which the amount described in clause (a) above on each prior Distribution Date exceeded the amount actually distributed as interest on such prior Distribution Dates and not subsequently distributed ("Unpaid Interest Amounts").

    The interest entitlement for each Class of Certificates or, with respect to the Class R Certificates, the Class Z/IO Component will be reduced by the amount of "Net Interest Shortfalls" for such Distribution Date. With respect to any Distribution Date, the "Net Interest Shortfall" is equal to the sum of (a) the amount of interest which would otherwise have been received with respect to any Mortgage Loan that was the subject of (i) a Relief Act Reduction or (ii) after the coverage provided by the Subordinate Certificates is exhausted for such type of loss, a Special Hazard Loss, Fraud Loss or a Bankruptcy Loss and (b) any Net Prepayment Interest Shortfalls. Net Interest Shortfalls on any Distribution Date will be allocated pro rata among all Classes of Certificates or Component thereof entitled to receive distributions of interest on such Distribution Date, based on the amount of interest each such Class of Certificates or Component would otherwise be entitled to receive or accrete on such Distribution Date, before taking into account any reduction in such amounts resulting from such Net Interest Shortfalls. A "Relief Act Reduction" is a reduction in the amount of monthly interest payment on a Mortgage Loan pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS-- Soldiers' and Sailors' Civil Relief Act" herein. With respect to any Distribution Date, "Net Prepayment

Interest Shortfall" is the amount by which the aggregate of Prepayment Interest Shortfalls experienced by the Mortgage Loans during the related Due Period exceeds two-thirds of the Master Servicing Fee for such period. A "Prepayment Interest Shortfall" is the amount by which interest received in connection with a prepayment of principal on a Mortgage Loan is less than one month's interest at the related Mortgage Rate (net of the related Master Servicing Fee) on the Principal Prepayment relating to the related Mortgage Loan that is prepaid.

    Accrued interest to be distributed on any Distribution Date will be calculated, in the case of each Class of Offered Certificates, on the basis of the related Class Certificate Balance immediately prior to such Distribution Date. Interest on such Classes will be calculated and payable on the basis of a 360-day year divided into twelve 30-day months.

    In the event that, on a particular Distribution Date, Available Funds on such Distribution Date applied in the order described above under "--Priority of Distributions Among Classes of Certificates," are not sufficient to make a full distribution of the interest entitlement to holders of the Offered Certificates, interest will be distributed on each Class of Offered Certificates of equal priority in proportion to the amount of interest each such Class would otherwise have been entitled to receive in the absence of such shortfall. The amount of any resulting shortfall will be carried forward and added to the amount holders of each such Class of Offered Certificates will be entitled to receive on the next Distribution Date. Such a shortfall could occur, for example, if losses realized on the Mortgage Loans were exceptionally high or were concentrated in a particular month. Any such amount so carried forward will not bear interest.

    ACCRETION AMOUNT. On each Distribution Date up to and including the Accretion Termination Date, distributions of interest allocable to the Class Z/IO Component (the "Accretion Amount") will be added to the Component Balance thereof and the amount of such interest will be distributed on such Distribution Date as principal of one or more Classes of Offered Certificates in the following order of priority as set forth below:

    (a) sequentially, to the Class A-1, Class A-2 and Class A-3 Certificates, in that order, until the respective Class Certificate Balances have been reduced to zero; and

    (b) concurrently, to the Class A-4, Class B-1 and Class B-2 Certificates, pro rata, based on the respective Class Certificate Balances on such Distribution Date.

    For a description of the amount of interest the Class Z/IO Component is entitled to receive on any Distribution Date, see "--Residual Certificates." Distributions of interest allocable to the Class Z/IO Component will cease to accrete on the Component Balance thereof and be payable as a current distribution of interest thereon on each Distribution Date after the Class Certificate Balance of each Class of Offered Certificates has been reduced to zero (the "Accretion Termination Date").

    PRINCIPAL DISTRIBUTIONS. On each Distribution Date prior to the Senior Credit Support Depletion Date, to the extent of Available Funds remaining after distribution of interest on each Class of Senior Certificates, the Senior Principal Distribution Amount and the Class A-4 Principal Distribution Amount will be distributed concurrently as described below, any shortfall being allocated pro rata based on such amounts in the absence of any shortfall. However, on each Distribution Date on and after the Senior Credit Support Depletion Date, Available Funds remaining after the distribution of interest on the Senior Certificates will be distributed, concurrently, as principal of all of the Classes of Senior Certificates then outstanding, pro rata, in accordance with their respective Class Certificate Balances immediately prior to such Distribution Date. The "Senior Credit Support Depletion Date" is the date on which the Class Certificate Balance of each Class of Subordinate Certificates has been reduced to zero.

    SENIOR PRINCIPAL DISTRIBUTION AMOUNT. On each Distribution Date prior to the Senior Credit Support Depletion Date, an amount up to the amount of the Senior Principal Distribution Amount for such

Distribution Date will be distributed as principal, sequentially, to the Class A-1, Class A-2 and Class A-3 Certificates, in that order, until the Class Certificate Balance thereof has been reduced to zero.

    The Senior Principal Distribution Amount for any Distribution Date will equal the sum of (a) the Senior Percentage of (i) the principal portion of the Scheduled Payment due on each Mortgage Loan on the Scheduled Due Date in the month of such Distribution Date, (ii) the principal portion of the purchase price of each Mortgage Loan that was repurchased by the Sellers or another person pursuant to the Pooling Agreement with respect to such Distribution Date,
(iii) the Substitution Adjustment Amount in connection with any Deleted Loan received with respect to such Distribution Date and (iv) any Insurance Proceeds or Liquidation Proceeds allocable to recoveries of principal of Mortgage Loans that are not yet Liquidated Mortgage Loans received during the related Due Period, (b) with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the related Due Period either (i) the Senior Prepayment Percentage, if the Senior Prepayment Percentage is less than 100%, or, if the Senior Prepayment Percentage equals 100%, the percentage obtained by dividing the Senior Percentage by the sum of the Senior Percentage and the Class A-4 Percentage or (ii) if an Excess Loss was sustained with respect to such Liquidated Mortgage Loan during such Due Period, the Senior Percentage, of the Liquidation Proceeds allocable to principal received with respect to such Mortgage Loan and (c) the Senior Prepayment Percentage of all partial and full principal prepayments by borrowers (including Balloon Payments) received during the related Due Period for such Distribution Date; provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained with respect to a Mortgage Loan that is not a Liquidated Mortgage Loan, the Senior Principal Distribution Amount will be reduced on the related Distribution Date by the Senior Percentage of the principal portion of such Bankruptcy Loss.

    "Scheduled Principal Balance" of a Mortgage Loan as of any Scheduled Due Date is the unpaid principal balance of such Mortgage Loan as specified in the amortization schedule (before any adjustment to such schedule by reason of moratorium or similar waiver or grace period) for such Scheduled Due Date, after giving effect to any previous partial principal payments and to the payment of principal due on such Scheduled Due Date and irrespective of any delinquency in payment by the Mortgagor. The "Pool Principal Balance" will equal the aggregate of the Scheduled Principal Balances of all Mortgage Loans. With respect to any Distribution Date, the "Due Date" for a Mortgage Loan is the day of the calendar month in the related Due Period on which the Scheduled Payment with respect thereto is due although the amortization schedules prepared for each Mortgage Loan assumes that each related Scheduled Payment is due on the last day of the Due Period in which such Due Date occurs (each, a "Scheduled Due Date"). With respect to any Distribution Date, the "Due Period" is the period commencing on the second day of the preceding calendar month and ending on the first day of the calendar month of such Distribution Date.

    The "Senior Percentage" for any Distribution Date is the percentage equivalent of a fraction the numerator of which is the aggregate of the Class Certificate Balances of each Class of Senior Certificates (other than the Class A-4 Certificates) immediately prior to such date and the denominator of which is the aggregate of the Class Certificate Balances of all Classes of Certificates (other than the Class B-3, Class B-4, Class B-5 and Class R Certificates) immediately prior to such date. The "Subordinate Percentage" for any Distribution Date will be calculated as the difference between 100% and the sum of the Senior Percentage and the Class A-4 Percentage for such Distribution Date.

    The Senior Prepayment Percentage for any Distribution Date occurring during the five years beginning on the first Distribution Date will equal 100%. Thereafter, the Senior Prepayment Percentage will, except as described below, be subject to gradual reduction as described in the following paragraph. This disproportionate allocation of certain unscheduled payments in respect of principal (including Balloon Payments) will have the effect of accelerating the amortization of the Senior Certificates (other than the Class A-4 Certificates) while, in the absence of Realized Losses, increasing the interest in the Pool Principal Balance evidenced by the Class A-4 Certificates and the Subordinate Certificates. Increasing the respective interests of the Class A-4 Certificates and the Subordinate Certificates tentative to that of the

Senior Certificates is intended to preserve the availability of the subordination provided by the Subordinate Certificates.

    The Senior Prepayment Percentage for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter, the Senior Percentage plus 70% of the sum of the Class A-4 Percentage and the Subordinate Percentage for such Distribution Date; for any Distribution Date in the second year thereafter, the Senior Percentage plus 60% of the sum of the Class A-4 Percentage and the Subordinate Percentage for such Distribution Date; for any Distribution Date in the third year thereafter, the Senior Percentage plus 40% of the sum of the Class A-4 Percentage and the Subordinate Percentage for such Distribution Date; for any Distribution Date in the fourth year thereafter, the Senior Percentage plus 20% of the sum of the Class A-4 Percentage and the Subordinate Percentage for such Distribution Date; and for any Distribution Date thereafter, the Senior Percentage for such Distribution Date (unless on any of the foregoing Distribution Dates the Senior Percentage exceeds the initial Senior Percentage, in which case the Senior Prepayment Percentage for such Distribution Date will once again equal 100%). Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage will occur if as of the first Distribution Date as to which any such decrease applies (a) the outstanding principal balance of all Mortgage Loans delinquent 60 days or more, including Mortgage Loans in foreclosure and REO (averaged over the preceding six month period), as a percentage of the aggregate principal balance of the Subordinate Certificates (averaged over the preceding six month period), is equal to or greater than 50% or (b) cumulative Realized Losses with respect to the Mortgage Loans exceed (i) with respect to the Distribution Date on the fifth anniversary of the first Distribution Date, 30% of the aggregate of the Class Certificate Balances of the Subordinate Certificates as of the Closing Date (the "Original Subordinate Principal Balance"), (ii) with respect to the Distribution Date on the sixth anniversary of the first Distribution Date, 35% of the Original Subordinate Principal Balance, (iii) with respect to the Distribution Date on the seventh anniversary of the first Distribution Date, 40% of the Original Subordinate Principal Balance, (iv) with respect to the Distribution Date on the eighth anniversary of the first Distribution Date, 45% of the Original Subordinate Principal Balance, and (v) with respect to the Distribution Date on the ninth anniversary of the first Distribution Date, 50% of the Original Subordinate Principal Balance.

    The "Combined Prepayment Percentage" as of any Distribution Date will be calculated as the difference between 100% and the Senior Prepayment Percentage for such date. The "Class A-4 Prepayment Percentage" as of any Distribution Date will be calculated as the product of (a) a fraction, expressed as a percentage, the numerator of which is the Class Certificate Balance of the Class A-4 Certificates immediately prior to such Distribution Date and the denominator of which is the aggregate of the Class Certificate Balances of the Class A-4 Certificates and the Subordinate Certificates (other than the Class B-3, Class B-4, Class B-5 and Class R Certificates) immediately prior to such Distribution Date and (b) the Combined Prepayment Percentage. The "Subordinate Prepayment Percentage" as of any Distribution Date will be calculated as the difference between the Combined Prepayment Percentage and the Class A-4 Prepayment Percentage for such date.

    If on any Distribution Date the allocation to any Class of Senior Certificates (other than the Class A-4 Certificates) then entitled to distributions of full and partial principal prepayments and other amounts in the percentage required above would reduce the outstanding Class Certificate Balance of such Class below zero, the distribution to such Class of Certificates of the Senior Prepayment Percentage of such amounts for such Distribution Date will be limited to the percentage necessary to reduce the related Class Certificate Balance to zero.

    CLASS A-4 PRINCIPAL DISTRIBUTION AMOUNT. On each Distribution Date prior to the Senior Credit Support Depletion Date, to the extent of funds available therefor, holders of the Class A-4 Certificates will be entitled to receive a principal distribution up to the amount of the Class A-4 Principal Distribution Amount for such Distribution Date.

    The Class A-4 Principal Distribution Amount for any Distribution Date will equal the sum of (a) the Class A-4 Percentage of (i) the principal portion of the Scheduled Payment due on each Mortgage Loan on the Scheduled Due Date in the month of such Distribution Date, (ii) the principal portion of the purchase price of each Mortgage Loan that was repurchased by the Sellers or another person pursuant to the Pooling Agreement with respect to such Distribution Date,
(iii) the Substitution Adjustment Amount in connection with any Deleted Loan received with respect to such Distribution Date and (iv) any Insurance Proceeds or Liquidation Proceeds allocable to recoveries of principal of Mortgage Loans that are not yet Liquidated Mortgage Loans received during the related Due Period, (b) with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, either (i) the Class A-4 Prepayment Percentage, if the Class A-4 Prepayment Percentage is greater than 0%, or, if the Class A-4 Prepayment Percentage equals 0%, the percentage obtained by dividing the Class A-4 Percentage by the sum of the Senior Percentage and the Class A-4 Percentage or (ii) if any Excess Loss was sustained with respect to such Liquidated Mortgage Loan during such Due Period, the Class A-4 Percentage, of the Liquidation Proceeds allocable to principal received with respect to such Mortgage Loan, and (c) the Class A-4 Prepayment Percentage of all partial and full principal prepayments by borrowers (including Balloon Payments) received during the related Due Period; provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained with respect to a Mortgage Loan that is not a Liquidated Mortgage Loan, the Class A-4 Principal Distribution Amount will be reduced on the related Distribution Date by the Class A-4 Percentage of the principal portion of such Bankruptcy Loss.

    The "Class A-4 Percentage" for any Distribution Date is the percentage equivalent of a fraction the numerator of which is the Class Certificate Balance of the Class A-4 Certificates immediately prior to such date and the denominator of which is the aggregate of the Class Certificate Balances of all Classes of Certificates (other than the Class B-3, Class B-4, Class B-5 and Class R Certificates) immediately prior to such Distribution Date.

    If on any Distribution Date the allocation to the Class A-4 Certificates would reduce the outstanding Class Certificate Balance of the Class A-4 Certificates below zero, the distribution to the Class A-4 Certificates of the Class A-4 Prepayment Percentage of such amounts for such Distribution Date will be limited to the percentage necessary to reduce the Class Certificate Balance to zero.

    SUBORDINATE PRINCIPAL DISTRIBUTION AMOUNT. On each Distribution Date, to the extent of Available Funds therefor, the Subordinate Principal Distribution Amount for such Distribution Date will be distributed as principal of the Classes of Subordinate Certificates, other than the Class B-3, Class B-4, Class B-5 and Class R Certificates. Each Class of Subordinate Certificates (other than the Class B-3, Class B-4, Class B-5 and Class R Certificates) will be entitled to receive its pro rata share of the Subordinate Principal Distribution Amount (based on its respective Class Certificate Balance), in each case to the extent of the amount available from Available Funds for distribution of principal on such Class. Distributions of principal of the Subordinate Certificates (other than the Class B-3, Class B-4, Class B-5 and Class R Certificates) will be made on each Distribution Date sequentially first to the Class B-1 Certificates and then to the Class B-2 Certificates, until each such Class has received its respective pro rata share for such Distribution Date. The Class B-3, Class B-4, Class B-5 and Class R Certificates are not entitled to receive distributions of principal until the Offered Certificates have been retired.

    The Subordinate Principal Distribution Amount for any Distribution Date will equal the sum of (a) the Subordinate Percentage of (i) the principal portion of the Scheduled Payment due on each Mortgage Loan on the Scheduled Due Date in the month of such Distribution Date, (ii) the principal portion of the purchase price of each Mortgage Loan that was repurchased by the Sellers or another person pursuant to the Pooling Agreement with respect to such Distribution Date,
(iii) the Substitution Adjustment Amount in connection with any Deleted Loan received with respect to such Distribution Date and (iv) any Insurance Proceeds or Liquidation Proceeds allocable to recoveries of principal of Mortgage Loans that are not yet Liquidated Mortgage Loans received during the related Due Period, (b) with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the related Due Period, Liquidation Proceeds allocable to principal received with respect to such Mortgage Loan, after application of amounts pursuant to clause
(b) of the definition of Senior Principal Distribution Amount and pursuant to clause (b) of the definition of the Class A-4 Principal Distribution Amount, up to the Subordinate Percentage of the Scheduled Principal Balance of such Mortgage Loan and (c) the Subordinate Prepayment Percentage of all partial and full principal prepayments by borrowers (including Balloon Payments) received during the related Due Period or such Distribution Date.

    CLASS B-3, CLASS B-4, CLASS B-5 AND CLASS R CERTIFICATES PRINCIPAL DISTRIBUTIONS. On each Distribution Date after the Offered Certificates are paid in full, all Available Funds, as calculated in the Pooling Agreement, remaining after the distribution of interest to the Class B-3, Class B-4, Class B-5 Certificates and Class R Certificates will be distributed sequentially to the Class B-3, Class B-4, Class B-5 and Class R Certificates, in that order, as principal until the respective Class Certificate Balance thereof has been reduced to zero.

RESIDUAL CERTIFICATES

    Solely for purposes of calculating distributions, the Residual Certificates will be made up of two components (each, a "Component") having the designations, initial Component Balances and entitlements set forth below:

                                                         INITIAL
DESIGNATION                                         COMPONENT BALANCE   PASS-THROUGH RATE
--------------------------------------------------  ------------------  -----------------
Class PO..........................................     $  2,534,450            (1)
Class Z/IO........................................         (2)                 (3)

------------------------

(1) The Class PO Component will be a principal only component and will not bear interest.

(2) The initial Component Balance of the Class Z/IO Component will be zero. However, up to and including the Accretion Termination Date, distributions of interest allocable to the Class Z/IO Component will be added to the Component Balance thereof. On each Distribution Date after the Accretion Termination Date, distributions of interest allocable to the Class Z/IO Component for the preceding month will be paid currently as a distribution of interest to the holders of the related Class to the extent of Available Funds available therefor.

(3) On each Distribution Date the holders of the Class Z/IO Component will be entitled to receive or have accreted to their Component Balance, to the extent of Available Funds therefor, an amount of interest equal to the sum of (a) with respect to each Mortgage Loan with a Mortgage Rate in excess of 9.008%, the product of (i) the Scheduled Principal Balance for such Mortgage Loan as of the Scheduled Due Date in the month of such Distribution Date and
    (ii) the excess of such Mortgage Rate thereon over 9.008% and (b) with respect to each Class of Offered Certificates, the product of (i) the Class Certificate Balance of such Class for such Distribution Date and (ii) the excess of 8.25% over the related Pass-Through Rate, (subject to reduction for Net Interest Shortfalls as described herein under "--Distributions") and
    (c) the sum of the amounts, if any, by which the amount described in clauses
    (a) and (b) above on each prior Distribution Date exceeded the amount actually distributed or accreted as interest on such prior Distribution Dates and not subsequently distributed or accreted.

    The Class R Certificates will receive principal distributions as described above after all other Classes of Certificates have been paid in full. See "--Distributions--Class B-3, Class B-4, Class B-5 and Class R Certificates Principal Distributions" herein.

    The "Component Balance" with respect to any Component as of any Distribution Date is the initial Component Balance thereof on the Closing Date, (a) reduced by all amounts applied and losses allocated in reduction of the principal balance of such Component on previous Distribution Dates, and (b) in the case of the Class Z/IO Component, increased by all interest accrued and added to the Component Balance thereof prior to such Distribution Date.

    The Components comprising the Class R Certificates will not be separately transferable from such Class.

    In addition to the principal and interest distributions described above for the Components of the Class R Certificates, on each Distribution Date, the holders of the Class R Certificates will be entitled to receive the Available Funds remaining after all Classes of Certificates, including the Class R Certificates, receive their respective interest and principal distributions, if any, on such Distribution Date. See "DESCRIPTION OF THE CERTIFICATES--Distributions" herein.

ALLOCATION OF LOSSES

    On each Distribution Date, any Net Realized Loss, other than any Excess Loss, will be allocated first to the Residual Certificates, until the Class Certificate Balance of such Class has been reduced to zero, second, to the other Classes of Subordinate Certificates, in the reverse order of their numerical Class designations (beginning with such Class of Subordinate Certificates then outstanding with the highest numerical Class designation), in each case until the Class Certificate Balance of the respective Class of Certificates has been reduced to zero, and then to the Senior Certificates, pro rata, based upon their respective Class Certificates Balances.

    On each Distribution Date, Excess Losses will be allocated pro rata among the Classes of Senior Certificates and the Subordinate Certificates based upon their respective Class Certificate Balances.

    For purposes of allocating Net Realized Losses and Excess Losses to the Class R Certificates, such losses shall be allocated to the Components thereof, pro rata, based upon their respective Component Balances.

    Because principal distributions are paid to certain Classes of Senior Certificates before other Classes of Senior Certificates, holders of such Senior Certificates that are entitled to receive principal later bear a greater risk of being allocated Realized Losses on the Mortgage Loans than holders of Classes that are entitled to receive principal earlier.

    In general, a "Net Realized Loss" means, with respect to a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of Liquidation Proceeds applied to the principal balance of the Mortgage Loan. "Excess Losses" are (a) Special Hazard Losses in excess of the Special Hazard Loss Coverage Amount, (b) Bankruptcy Losses in excess of the Bankruptcy Loss Coverage Amount and (c) Fraud Losses in excess of the Fraud Loss Coverage Amount. "Bankruptcy Losses" are losses that are incurred as a result of Debt Service Reductions and Deficient Valuations. "Special Hazard Losses" are Realized Losses in respect of Special Hazard Mortgage Loans. "Fraud Losses" are Realized Losses sustained on a Liquidated Mortgage Loan by reason of a default arising from fraud, dishonesty or misrepresentation. See "CREDIT ENHANCEMENT--Subordination of Certain Classes" herein.

    A "Liquidated Mortgage Loan" is a defaulted Mortgage Loan as to which the Master Servicer has determined that all recoverable liquidation and insurance proceeds have been received. A "Special Hazard Mortgage Loan" is a Liquidated Mortgage Loan as to which the ability to recover the full amount due thereunder was substantially impaired by a hazard not insured against under a standard hazard insurance policy of the type described under "THE POOLING AND SERVICING AGREEMENT--Hazard Insurance." However, any Net Realized Loss resulting from flood damage to a Mortgaged Property, which, at the time of origination, was located in an area identified by FEMA as a flood zone for which a federally regulated or an insured lender would be required to obtain flood insurance, will not reduce the Special

Hazard Loss Coverage Amount and will be allocated as a Net Realized Loss (not as an Excess Loss) as described above.

LAST SCHEDULED DISTRIBUTION DATE

    The Last Scheduled Distribution Date for each Class of Offered Certificates is the latest date on which the Class Certificate Balance is expected to be reduced to zero, and has been calculated on the basis of the assumptions described above under "MATURITY, PREPAYMENT AND YIELD CONSIDERATIONS--Assumptions Relating to Tables" except for the following additional assumption: no prepayments occur on the Mortgage Loans. Since the rate of distributions in reduction of the Class Certificate Balance on each Class of Offered Certificates will depend on the rate of payment (including prepayments) of the Mortgage Loans as well as the frequency and severity of losses experienced by the Mortgage Pool, the Class Certificate Balance of any such Class could reach zero significantly earlier or later than its Last Scheduled Distribution Date. The rate of payments on the Mortgage Loans will depend on their particular characteristics, as well as on prevailing interest rates from time to time and other economic factors, and no assurance can be given as to the actual payment experience of the Mortgage Loans. See "MATURITY, PREPAYMENT AND YIELD CONSIDERATIONS" herein.

REPORTS TO CERTIFICATEHOLDERS
    Prior to each distribution on a Distribution Date, the Trustee will furnish to each Certificateholder of record a statement setting forth, among other things:

        (a) the amount of such distribution allocable to principal, separately identifying the aggregate amount of any Principal Prepayments included therein;

        (b) the amount of such distribution allocable to interest;

        (c) the amount of any Advance;

        (d) the Class Certificate Balance of each class after giving effect to the distribution of principal on such Distribution Date;

        (e) the percentage of principal payments on the Mortgage Loans (excluding prepayments), if any, which each such class will be entitled to receive on the following Distribution Date;

        (f) the percentage of Principal Prepayments with respect to the Mortgage Loans, if any, which each such class will be entitled to receive on the following Distribution Date;

        (g) the number and aggregate principal balances of Mortgage Loans (A) delinquent (exclusive of Mortgage Loans in foreclosure) (i) one month, (ii) two months and (iii) three or more months, and (B) in foreclosure and delinquent, as of the close of business on the last day of the calendar month preceding such Distribution Date; and

        (h) the book value of any REO Property.

    In addition, the Trustee will forward to each Certificateholder such customary information as the Master Servicer deems necessary or appropriate for Certificateholders to prepare their tax returns.

THE TRUSTEE

    The Bank of New York will be the Trustee under the Pooling Agreement. The Depositor and the Master Servicer may maintain other banking relationships in the ordinary course of business with the Trustee. Offered Certificates may be surrendered at the Corporate Trust Office of the Trustee located at 101 Barclay Street, 12E, New York, New York 10286, Attention: Corporate Trust Administration or at such other addresses as the Trustee may designate from time to time.

                 MATURITY, PREPAYMENT AND YIELD CONSIDERATIONS

GENERAL

    The weighted average life of the Certificates and the yield to investors depend in part on the rate at which the Mortgage Loans or mortgage loans underlying Mortgage Certificates are prepaid. Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used with respect to the Certificates is described below.

    The rate of principal prepayments on the Mortgage Loans is influenced by a variety of economic, geographic, social and other factors. In general, however, if prevailing interest rates fall significantly below the interest rates on the Mortgage Loans included in the Mortgage Pool, such Mortgage Loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by such Mortgage Loans. Conversely, if prevailing interest rates rise appreciably above the interest rates on such Mortgage Rates borne by the Mortgage Loans included in the Mortgage Pool, such Mortgage Loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the rates borne by such Mortgage Rates. Other factors affecting prepayment of Mortgage Loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the properties securing the Mortgage Loans and servicing decisions.

    Prepayments may also result from the enforcement of any "due-on-sale" provisions contained in a Mortgage Note permitting the holder of the Mortgage Note to demand immediate repayment of the outstanding balance of the Mortgage Loan upon conveyance by the Mortgagor of the underlying Mortgaged Property. The Master Servicer may enforce any "due-on-sale" clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property unless (i) such enforcement is not permitted by applicable law or (ii) the Master Servicer, in its discretion, waives its right to enforce such provision and permits the purchasers of the Mortgaged Property to assume the Mortgage Loan.

    Delinquencies on the Mortgage Loans, which are not advanced by or on behalf of the Master Servicer (because amounts, if advanced, would be nonrecoverable), will adversely affect the yield on the Certificates. Because of the priority of distributions, shortfalls resulting from delinquencies not so advanced will be borne first by the Subordinate Certificates (in the reverse order of their priority of payment as described herein under "DESCRIPTION OF THE CERTIFICATES--Priority of Distributions Among Classes of Certificates"), and then by the Senior Certificates.

    Net Interest Shortfalls will adversely affect the yields on the Offered Certificates. In addition, although all losses initially will be borne by the Subordinate Certificates, as described herein under "DESCRIPTION OF THE CERTIFICATES--Allocation of Losses," Excess Losses will be borne by all Classes of Certificates in the manner set forth in such section. As a result, the yields on the Offered Certificates will depend on the rate and timing of Net Realized Losses, including Excess Losses. Excess Losses could occur at a time when one or more Classes of Subordinate Certificates are still outstanding and otherwise available to absorb other types of Net Realized Losses.

    The effective yields to the holders of the Offered Certificates will be lower than the yields otherwise produced by the applicable rate at which interest is passed through to such holders and the purchase price of such Certificates because monthly distributions will not be payable to such holders until the twentieth day (or, if such day is not a business day, the following business day) of the month following the month in which interest accrues on the Mortgage Loans (without any additional distribution of interest or earnings thereon in respect of such delay).

PREPAYMENT CONSIDERATIONS AND RISKS

    The rate of principal payments on the Offered Certificates, the aggregate amount of each interest payment on the Offered Certificates and the yield to maturity of Offered Certificates purchased at a price other than par are directly related to the rate and timing of payments of principal on the Mortgage Loans. The principal payments on the Mortgage Loans may be in the form of scheduled principal payments or principal prepayments (for this purpose, the term "principal prepayment" includes prepayments and any other recovery of principal in advance of its Scheduled Due Date, including liquidations due to default, casualty, condemnation and the like). Any such prepayments will result in distributions to holders of the Offered Certificates of amounts which would otherwise be distributed over the remaining term of the Mortgage Loans. The rate at which mortgage loans in general prepay may be influenced by a number of factors, including general economic conditions, mortgage market interest rates, availability of mortgage funds and homeowner mobility. In general, if prevailing interest rates fall significantly below the Mortgage Rates on the Mortgage Loans, the Mortgage Loans are likely to prepay at higher rates than if prevailing rates remain at or above the interest rates on the Mortgage Loans. Conversely, if interest rates rise above the interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease.

    The timing of changes in the rate of prepayments may significantly affect the actual yield to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. In general, the earlier the payment of principal of the Mortgage Loans, the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates will not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments.

    As described herein under "DESCRIPTION OF THE CERTIFICATES--Distributions," the Senior Prepayment Percentage of principal prepayments (excluding for this purpose, liquidations due to default, casualty, condemnation and the like, but including Balloon Payments) will be initially distributed to the Classes of Senior Certificates (other than the Class A-4 Certificates) then entitled to receive principal distributions. This may result in all (or a disproportionate percentage) of such principal prepayments (including Balloon Payments) being distributed to holders of certain Classes of Senior Certificates (other than the Class A-4 Certificates) and none (or less than their pro rata share) of such principal prepayments being distributed to holders of the Class A-4 Certificates and the Subordinate Certificates during the periods of time described in the definition of "Senior Prepayment Percentage." Holders of the Class A-4 Certificates will generally only receive principal prepayments (including Balloon Payments) if, as and when the Subordinate Certificates are entitled to receive such principal prepayments.

    Because the Class B-3, Class B-4, Class B-5 and Class R Certificates are not entitled to principal distributions until the Offered Certificates are paid in full, the Offered Certificates will receive a greater percentage of the principal payments on the Mortgage Loans than would otherwise be the case if all Classes of Certificate were entitled to a pro rata portion of such payments on each Distribution Date. In addition, on each Distribution Date up to and including the Accretion Termination Date, the Accretion Amount will be distributed as a principal distribution to the Class or Classes of Offered Certificates entitled thereto as set forth above in "DESCRIPTION OF THE CERTIFICATES--Distributions-- Accretion Amount." This feature will result in the acceleration of some or all of the Classes of Offered Certificates relative to the amortization of the Mortgage Loans. Both of these features will shorten the weighted average lives of the Offered Certificates.

    Approximately 98.18% of the Single Family Mortgage Loans, 92.86% of the Commercial Mortgage Loans and 96.90% of the Mortgage Loans (in each case, expressed as Pool Percentages) permit the Mortgagor to prepay the Mortgage Loans, in whole or in part, at any time without penalty. The other Mortgage Loans contain some form of prepayment penalty and, thus, may decrease the rate of prepayments with respect thereto. See "THE POOLING AND SERVICING AGREEMENT--Assignment of Mortgage Loans" and "THE POOLING AND SERVICING AGREEMENT--Termination; Optional Termination" herein.

    Some of the Mortgage Loans include due-on-sale clauses which allow the holder of the Mortgage Loan to demand payment in full of the remaining principal balance upon sale or certain transfers of the property securing such Mortgage Loan. The Master Servicer may enforce "due-on-sale" clauses to the extent permitted by applicable law. The Master Servicer may, however, waive its right to enforce such "due-on-sale" clauses as described above under "RISK FACTORS--Yield and Prepayment Considerations and Uncertainties." Acceleration of Mortgage Loans as a result of enforcement of such "due-on-sale" provisions in connection with transfers of the related Mortgaged Properties or the occurrence of certain other events resulting in acceleration would affect the level of prepayments on the Mortgage Loans, thereby affecting the weighted average lives of the Classes of the Offered Certificates.

    As further described in "THE POOLING AND SERVICING AGREEMENT--Optional Purchase of Mortgage Loans," the Master Servicer has the option, but is not obligated, to purchase from the Mortgage Pool any Mortgage Loan 90 days or more delinquent at the Repurchase Price for such Mortgage Loan or to sell any such Mortgage Loan in a commercially reasonable manner if the Master Servicer determines that such a sale would produce a greater recovery on a present-value basis than would liquidation of the related Mortgaged Property. Furthermore, the Master Servicer is permitted under the Pooling Agreement to solicit borrowers under the Balloon Loans to refinance such Mortgage Loan; provided that any such solicitation is made not earlier than one year before maturity of any such Mortgage Loan and such Mortgage Loan is refinanced no earlier than six months before its maturity. See "THE POOLING AND SERVICING AGREEMENT--Termination; Optional Termination" herein for a description of the Master Servicer's option to repurchase the Mortgage Loans when the Pool Principal Balance is less than 10% of the Cutoff Date Pool Principal Balance. The Sellers may be required to repurchase Mortgage Loans because of defective documentation or breaches of the representations and warranties with respect to the Mortgage Loans. Any such repurchases or refinancings of Balloon Loans prior to maturity may shorten the weighted average lives of the Classes of Offered Certificates.

    Investors should also note that under the circumstances described above under "THE POOLING AND SERVICING AGREEMENT--Modification of Mortgage Loans," the Master Servicer may modify the date on which any Balloon Payment is due by up to six months. Any such modification may extend the weighted average lives of the Classes of Offered Certificates.

WEIGHTED AVERAGE LIVES OF THE OFFERED CERTIFICATES

    Weighted average life refers to the average amount of time that will elapse from the date of issuance of an Offered Certificate until each dollar in reduction of the Class Certificate Balance thereof is distributed to the investor. The weighted average lives of such Classes of Offered Certificates will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayments" includes prepayments and liquidations due to default, casualty, condemnation and the like), the timing of changes in such rate of payments and the priority sequence of distributions of principal of such Offered Certificates. The interaction of the foregoing factors may have different effects on each Class of Offered Certificates and the effects on any such Class may vary at different times during the life of such Class. Accordingly, no assurance can be given as to the weighted average life of any such Class of Offered Certificates. For an example of how the weighted average lives of the Offered Certificates are affected by the foregoing factors at various constant percentages of CPR, see the Decrement Tables below.

THE DECREMENT TABLES

    GENERAL. Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus is the Constant Prepayment Rate ("CPR"), which represents an assumed annualized rate of prepayment relative to the then outstanding principal balance on a pool of new mortgage loans. As used in the tables, 5% indicates prepayments at an annual rate of 5%; 10% indicates prepayments at an annual rate of 10% and so on. CPR does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. The Depositor believes that no existing statistics of which it is aware provide a reliable basis for holders of Offered Certificates to predict the amount or the timing of receipt of prepayments on the Mortgage Loans.

    The Decrement Tables set forth below have been prepared on the basis of the Assumptions described below under "--Assumptions Relating to Tables." There will likely be discrepancies between the characteristics of the actual Mortgage Loans included in the Mortgage Pool and the characteristics of the Mortgage Loans assumed in preparing the Decrement Tables. Any such discrepancy may have an effect upon the percentages of initial Class Certificate Balances outstanding set forth in the Decrement Tables (and the weighted average lives of the Offered Certificates). In addition, to the extent that the Mortgage Loans that actually are included in the Mortgage Pool have characteristics that differ from those assumed in preparing the following Decrement Tables, the Class Certificate Balance of any such Class of Offered Certificates will be reduced to zero earlier or later than indicated by such Decrement Tables.

    Furthermore, the information contained in the Decrement Tables with respect to the weighted average life of any Offered Certificate is not necessarily indicative of the weighted average life of such Class of Offered Certificate that might be calculated or projected under different or varying prepayment assumptions.

    It is not likely that (a) all of the Mortgage Loans will have the Mortgage Rates or remaining terms to maturity assumed or (b) the Mortgage Loans will prepay at the indicated percentage of CPR until maturity. In addition, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster distributions in reduction of Class Certificate Balances than indicated in the Decrement Table at the various percentages of CPR specified.


    ASSUMPTIONS RELATING TO TABLES. The Decrement Tables have been prepared on the basis of the characteristics of the Mortgage Loans included in the Trust Fund as of the Cutoff Date and the following assumptions (the "Assumptions"):
(a) the Pass-Through Rates for the Classes are set forth on the cover page hereto and in "SUMMARY OF THE OFFERING"; (b) the initial Class Certificate Balances for the Certificates are set forth on the cover page hereto; (c) there are no Net Prepayment Interest Shortfalls, delinquencies or Realized Losses on the Mortgage Loans; (d) Scheduled Payments on the Mortgage Loans are timely received on their respective Scheduled Due Dates in each month commencing in December 1996 and prepayments representing prepayments in full of individual Mortgage Loans are received on the last day of each month commencing in November 1996, and are made at the indicated percentages of CPR set forth in the related tables herein and include 30 days' interest thereon; (e) the Master Servicer does not exercise its right of optional termination described herein; (f) no Mortgage Loan is required to be purchased from the Mortgage Pool and no Mortgage Loans are substituted for another Mortgage Loan as required by the Pooling Agreement; (g) payments on the Offered Certificates are received on the twentieth day of each month commencing in December 1996; (h) the Offered Certificates will be issued on November 26, 1996; (i) the Offered Certificates are paid in accordance with the provisions under "DESCRIPTION OF THE CERTIFICATES"; (j) the terms of all Balloon Loans are extended by six months;
(k) the Accretion Amount for each Distribution Date is calculated as set forth above under "DESCRIPTION OF THE CERTIFICATES--Residual Certificates" herein; and
(l) final Balloon Payments are treated as a prepayment of such Mortgage Loans. Although the characteristics of the mortgage loans for the Decrement Tables have been prepared on the basis of the characteristics of the Mortgage Loans which are expected to be in the Mortgage Pool, there is no assurance that the Assumptions will reflect the actual characteristics or performance of the Mortgage Loans or that the performance of the Offered Certificates will conform to the results set forth in the tables.


    ADDITIONAL INFORMATION. The Depositor may file, if used in connection with the offering and sale of the Offered Certificates, certain additional yield tables and other computational materials with respect to one or more Classes of Offered Certificates with the Commission in a Current Report on Form 8-K. Such tables and materials, if used, will be prepared by an Underwriter at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. Such tables and assumptions may be based on assumptions that differ from the Assumptions. Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

    TABLES. Based upon the foregoing assumptions, the following Decrement Tables indicate the projected weighted average life of each Class of the Offered Certificates and set forth the percentages of the initial Class Certificate Balance of each such Class that would be outstanding after each of the dates shown at various constant percentages of the CPR.

          PERCENTAGE OF INITIAL CLASS CERTIFICATE BALANCE OUTSTANDING
      FOR THE CLASS A-1 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR
                                SET FORTH BELOW:


DISTRIBUTION DATE                                      0.0% CPR     5.0% CPR     10.0% CPR     15.0% CPR     20.0% CPR
----------------------------------------------------  -----------  -----------  ------------  ------------  ------------
Initial Percent.....................................     100.00%      100.00%       100.00%       100.00%       100.00%
November 20, 1997...................................      84.39        70.36         56.33         42.31         28.29
November 20, 1998...................................      65.48        40.25         16.36          0.00          0.00
November 20, 1999...................................      41.59         8.65          0.00          0.00          0.00
November 20, 2000...................................      20.40         0.00          0.00          0.00          0.00
November 20, 2001...................................       0.00         0.00          0.00          0.00          0.00
Weighted Average Life (Years)(1)....................      2.637        1.684         1.198         0.907         0.718


------------------------

(1) The weighted average life of an Offered Certificate is determined by (a) multiplying the amount of each distribution in reduction of the Class Certificate Balance thereof by the number of years from the date of the issuance of the Offered Certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the initial certificate balance of such Offered Certificate.

          PERCENTAGE OF INITIAL CLASS CERTIFICATE BALANCE OUTSTANDING
      FOR THE CLASS A-2 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR
                                SET FORTH BELOW:


DISTRIBUTION DATE                                      0.0% CPR     5.0% CPR     10.0% CPR     15.0% CPR     20.0% CPR
----------------------------------------------------  -----------  -----------  ------------  ------------  ------------
Initial Percent.....................................     100.00%      100.00%       100.00%       100.00%       100.00%
November 20, 1997...................................     100.00       100.00        100.00        100.00        100.00
November 20, 1998...................................     100.00       100.00        100.00         89.27         52.45
November 20, 1999...................................     100.00       100.00         63.81         18.11          0.00
November 20, 2000...................................     100.00        69.20         13.00          0.00          0.00
November 20, 2001...................................      94.95        25.05          0.00          0.00          0.00
November 20, 2002...................................      68.23         0.00          0.00          0.00          0.00
November 20, 2003...................................      39.76         0.00          0.00          0.00          0.00
November 20, 2004...................................      14.80         0.00          0.00          0.00          0.00
November 20, 2005...................................       0.00         0.00          0.00          0.00          0.00
Weighted Average Life (Years)(1)....................      6.696        4.502         3.310         2.563         2.063


------------------------

(1) The weighted average life of an Offered Certificate is determined by (a) multiplying the amount of each distribution in reduction of the Class Certificate Balance thereof by the number of years from the date of the issuance of the Offered Certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the initial certificate balance of such Offered Certificate.

          PERCENTAGE OF INITIAL CLASS CERTIFICATE BALANCE OUTSTANDING
      FOR THE CLASS A-3 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR
                                SET FORTH BELOW:


DISTRIBUTION DATE                                      0.0% CPR     5.0% CPR     10.0% CPR     15.0% CPR     20.0% CPR
----------------------------------------------------  -----------  -----------  ------------  ------------  ------------
Initial Percent.....................................     100.00%      100.00%       100.00%       100.00%       100.00%
November 20, 1997...................................     100.00       100.00        100.00        100.00        100.00
November 20, 1998...................................     100.00       100.00        100.00        100.00        100.00
November 20, 1999...................................     100.00       100.00        100.00        100.00         40.89
November 20, 2000...................................     100.00       100.00        100.00          9.85          0.00
November 20, 2001...................................     100.00       100.00         18.89          0.00          0.00
November 20, 2002...................................     100.00        95.15          0.00          0.00          0.00
November 20, 2003...................................     100.00        33.32          0.00          0.00          0.00
November 20, 2004...................................     100.00         0.00          0.00          0.00          0.00
November 20, 2005...................................      82.64         0.00          0.00          0.00          0.00
November 20, 2006...................................      31.61         0.00          0.00          0.00          0.00
November 20, 2007...................................       0.00         0.00          0.00          0.00          0.00
Weighted Average Life (Years)(1)....................      9.681        6.780         4.755         3.711         2.976


------------------------

(1) The weighted average life of an Offered Certificate is determined by (a) multiplying the amount of each distribution in reduction of the Class Certificate Balance thereof by the number of years from the date of the issuance of the Offered Certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the initial certificate balance of such Offered Certificate.

          PERCENTAGE OF INITIAL CLASS CERTIFICATE BALANCE OUTSTANDING
      FOR THE CLASS A-4 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR
                                SET FORTH BELOW:


DISTRIBUTION DATE                                      0.0% CPR     5.0% CPR     10.0% CPR     15.0% CPR     20.0% CPR
----------------------------------------------------  -----------  -----------  ------------  ------------  ------------
Initial Percent.....................................     100.00%      100.00%       100.00%       100.00%       100.00%
November 20, 1997...................................      94.78        94.76         94.75         94.73         94.70
November 20, 1998...................................      89.12        89.04         88.94         88.83         88.70
November 20, 1999...................................      82.68        82.45         82.16         81.80         81.34
November 20, 2000...................................      76.10        75.60         74.93         74.00         49.77
November 20, 2001...................................      68.98        67.99         66.52         40.81         16.97
November 20, 2002...................................      61.36        57.93         43.60         15.14          0.00
November 20, 2003...................................      52.72        45.91         18.38          0.00          0.00
November 20, 2004...................................      43.65        29.90          0.00          0.00          0.00
November 20, 2005...................................      34.30         8.52          0.00          0.00          0.00
November 20, 2006...................................      23.26         0.00          0.00          0.00          0.00
November 20, 2007...................................       9.42         0.00          0.00          0.00          0.00
November 20, 2008...................................       0.00         0.00          0.00          0.00          0.00
Weighted Average Life (Years)(1)....................      6.874        6.032         5.217         4.457         3.839


------------------------

(1) The weighted average life of an Offered Certificate is determined by (a) multiplying the amount of each distribution in reduction of the Class Certificate Balance thereof by the number of years from the date of the issuance of the Offered Certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the initial certificate balance of such Offered Certificate.

          PERCENTAGE OF INITIAL CLASS CERTIFICATE BALANCE OUTSTANDING
      FOR THE CLASS B-1 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR
                                SET FORTH BELOW:


DISTRIBUTION DATE                                      0.0% CPR     5.0% CPR     10.0% CPR     15.0% CPR     20.0% CPR
----------------------------------------------------  -----------  -----------  ------------  ------------  ------------
Initial Percent.....................................     100.00%      100.00%       100.00%       100.00%       100.00%
November 20, 1997...................................      94.78        94.76         94.75         94.73         94.70
November 20, 1998...................................      89.12        89.04         88.94         88.83         88.70
November 20, 1999...................................      82.68        82.45         82.16         81.80         81.34
November 20, 2000...................................      76.10        75.60         74.93         74.00         49.77
November 20, 2001...................................      68.98        67.99         66.52         40.81         16.97
November 20, 2002...................................      61.36        57.93         43.60         15.14          0.00
November 20, 2003...................................      52.72        45.91         18.38          0.00          0.00
November 20, 2004...................................      43.65        29.90          0.00          0.00          0.00
November 20, 2005...................................      34.30         8.52          0.00          0.00          0.00
November 20, 2006...................................      23.26         0.00          0.00          0.00          0.00
November 20, 2007...................................       9.42         0.00          0.00          0.00          0.00
November 20, 2008...................................       0.00         0.00          0.00          0.00          0.00
Weighted Average Life (Years)(1)....................      6.874        6.032         5.217         4.457         3.839


------------------------

(1) The weighted average life of an Offered Certificate is determined by (a) multiplying the amount of each distribution in reduction of the Class Certificate Balance thereof by the number of years from the date of the issuance of the Offered Certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the initial certificate balance of such Offered Certificate.

          PERCENTAGE OF INITIAL CLASS CERTIFICATE BALANCE OUTSTANDING
      FOR THE CLASS B-2 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR
                                SET FORTH BELOW:


DISTRIBUTION DATE                                      0.0% CPR     5.0% CPR     10.0% CPR     15.0% CPR     20.0% CPR
----------------------------------------------------  -----------  -----------  ------------  ------------  ------------
Initial Percent.....................................     100.00%      100.00%       100.00%       100.00%       100.00%
November 20, 1997...................................      94.78        94.76         94.75         94.73         94.70
November 20, 1998...................................      89.12        89.04         88.94         88.83         88.70
November 20, 1999...................................      82.68        82.45         82.16         81.80         81.34
November 20, 2000...................................      76.10        75.60         74.93         74.00         49.77
November 20, 2001...................................      68.98        67.99         66.52         40.81         16.97
November 20, 2002...................................      61.36        57.93         43.60         15.14          0.00
November 20, 2003...................................      52.72        45.91         18.38          0.00          0.00
November 20, 2004...................................      43.65        29.90          0.00          0.00          0.00
November 20, 2005...................................      34.30         8.52          0.00          0.00          0.00
November 20, 2006...................................      23.26         0.00          0.00          0.00          0.00
November 20, 2007...................................       9.42         0.00          0.00          0.00          0.00
November 20, 2008...................................       0.00         0.00          0.00          0.00          0.00
Weighted Average Life (Years)(1)....................      6.874        6.032         5.217         4.457         3.839


------------------------


(1) The weighted average life of an Offered Certificate is determined by (a) multiplying the amount of each distribution in reduction of the Class Certificate Balance thereof by the number of years from the date of the issuance of the Offered Certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the initial certificate balance of such Offered Certificate.

                               CREDIT ENHANCEMENT

SUBORDINATION OF CERTAIN CLASSES

    The rights of Subordinate Certificateholders to receive distributions with respect to the Mortgage Loans will be subordinated to such rights of Senior Certificateholders, and the rights of the holders of each Class of Subordinate Certificates (other than the Class B-1 Certificates) to receive such distributions will be further subordinated to such rights of the holders of the Class or Classes of Subordinate Certificates with a higher priority of payment as described herein under "DESCRIPTION OF THE CERTIFICATES--Priority of Distributions Among Classes of Certificates." The subordination of the Subordinate Certificates to the Senior Certificates and the further subordination within the Subordinate Certificates is intended to increase the likelihood of receipt by the Senior Certificateholders (to the extent of the subordination provided by the Subordinate Certificates) and each Class of Subordinate Certificates (to the extent of the combined subordination provided by the Class or Classes of Subordinate Certificates with a lower priority of payment) of the maximum amount to which they are entitled on any Distribution Date and, to provide such holders protection against Realized Losses other than Excess Losses. In addition, the Subordinate Certificates will provide limited protection against Special Hazard Losses, Bankruptcy Losses and Fraud Losses up to the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount, respectively, as described below. Realized Losses will be allocated to the Classes of Certificates in the manner described herein under "DESCRIPTION OF THE CERTIFICATES--Allocation of Losses."

    The Subordinate Certificates will provide protection to the Classes of Certificates of higher relative priority against (a) Special Hazard Losses in an initial amount expected to be up to approximately $1,645,000 (the "Special Hazard Loss Coverage Amount"), (b) Bankruptcy Losses in an initial amount expected to be up to approximately $130,000 (the "Bankruptcy Loss Coverage Amount") and (c) Fraud Losses in an initial amount expected to be up to approximately $3,800,000 (the "Fraud Loss Coverage Amount").

    The Special Hazard Loss Coverage Amount will be reduced, on each anniversary of the Cutoff Date, to equal the lesser of (a) the greatest of (i) 1% of the aggregate of the aggregate Scheduled Principal Balances of the Mortgage Loans,
(ii) twice the Scheduled Principal Balance of the largest Mortgage Loan and
(iii) the aggregate principal balances of the Mortgage Loans secured by Mortgaged Properties located in the single California postal zip code area having the highest aggregate principal balance of any such zip code area, all principal balances being calculated as of the first day of the month of such Distribution Date after giving effect to scheduled installments of principal and interest on the Mortgage Loans then due, whether or not paid, and (b) the Special Hazard Loss Coverage Amount as of the Closing Date less the amount, if any, of losses attributable to Special Hazard Mortgage Loans incurred from the Closing Date through the last day of the month preceding the month of such Distribution Date.

    The Fraud Loss Coverage Amount will be reduced, from time to time, by the amount of Fraud Losses allocated to the Certificates. In addition, on each anniversary of the Cutoff Date, the Fraud Loss Coverage Amount will be reduced as follows: (a) on the first anniversary of the Cutoff Date, to an amount equal to the lesser of (i) 2% of the then current Mortgage Pool Principal Balance and
(ii) the excess of the Initial Fraud Loss Coverage Amount over the cumulative amount of Fraud Losses allocated to the Certificates prior to such Distribution Date, (b) on the second, third and fourth anniversaries of the Cutoff Date, to an amount equal to the lesser of (i) 1% of the then current Pool Scheduled Principal Balance and (ii) the excess of the Fraud Loss Coverage Amount as of the preceding anniversary of the Cutoff Date over the cumulative amount of Fraud Losses allocated to the Certificates since such preceding anniversary and (c) on the fifth anniversary of the Cutoff Date, to zero.

    The Bankruptcy Loss Coverage Amount will be reduced, from time to time, by the amount of Bankruptcy Losses allocated to the Certificates.

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    The amount of coverage provided by the Subordinate Certificates for Special
Hazard Losses, Bankruptcy Losses and Fraud Losses may be cancelled or reduced from time to time for each of the risks covered, provided that the then current ratings of the Certificates assigned by the Rating Agencies are not adversely affected thereby. In addition, a reserve fund or other form of credit enhancement may be substituted for the protection provided by the Subordinate Certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses.

    As used herein, a "Deficient Valuation" is a bankruptcy proceeding whereby the bankruptcy court may establish the value of the Mortgaged Property at an amount less than the then outstanding principal balance of the Mortgage Loan secured by such Mortgaged Property or may reduce the outstanding principal balance of a Mortgage Loan. In the case of a reduction in the value of the related Mortgaged Property, the amount of the secured debt could be reduced to such value, and the holder of such Mortgage Loan thus would become an unsecured creditor to the extent the outstanding principal balance of such Mortgage Loan exceeds the value so assigned to the Mortgaged Property by the bankruptcy court. In addition, certain other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction (a "Debt Service Reduction") of the amount of the monthly payment on the related Mortgage Loan. Notwithstanding the foregoing, no such occurrence shall be considered a Debt Service Reduction or Deficient Valuation so long as the Master Servicer is pursuing any other remedies that may be available with respect to the related Mortgage Loan and (a) such Mortgage Loan is not in default with respect to payment due thereunder or (b) scheduled monthly payments of principal and interest are being advanced by the Master Servicer without giving effect to any Debt Service Reduction.

                                USE OF PROCEEDS

    Substantially all of the net proceeds to be received from the sale of the Certificates will be used by the Depositor to purchase the Mortgage Loans and to pay other expenses connected with pooling the Mortgage Loans and issuing the Certificates.

                  CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

MORTGAGES

    The Mortgages will be either deeds of trust, security deeds or mortgages, depending upon the prevailing practice in the state in which the Mortgaged Property is located. A mortgage creates a lien upon the real property encumbered by the mortgage. It is not prior to the lien for real estate taxes and assessments. Priority between mortgages as they affect the same property depends on their terms and generally on the order of recording in a county or municipal office. There are two parties to a mortgage: the mortgagor, who is the borrower and homeowner, and the mortgagee who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a promissory note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust normally has three parties: the borrower-homeowner, called the trustor or grantor (similar to a mortgagor), the lender, called the beneficiary (similar to a mortgagee) and a third-party grantee, called the trustee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation evidenced by the promissory note or bond. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by law, by the express provisions of the deed of trust or mortgage and, in some cases, by the directions of the beneficiary.

LAND SALE CONTRACTS

    Under an installment land sale contract for the sale of real estate (a "land sale contract") the contract seller (hereinafter referred to as the "lender") retains legal title to the property and enters into an agreement with the contract purchaser (hereinafter referred to as the "borrower") for the payment of the purchase price, plus interest, over the term of the land sale contract. Only after full performance by the

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borrower of the contract is the lender obligated to convey title to the real estate to the purchaser. As with mortgage or deed of trust financing, during the effective period of the land sale contract, the borrower is responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

    The method of enforcing the rights of the lender under an installment contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of land sale contracts generally provide that upon default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the borrower's equitable interest in the property is forfeited. The lender in such a situation does not have to foreclose in order to obtain title to the property; although in some cases a quiet title action may be necessary in order if the borrower has filed the land sale contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of a land sale contract, the courts will permit ejectment of the borrower and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under land sale contracts from the harsh consequences of forfeiture. Under such statutes, a judicial or nonjudicial foreclosure may be required, the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under a land sale contract for the sale of real estate to share the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under a land sale contract for the sale of real estate in a given state are simpler and less time consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

FORECLOSURE

    MORTGAGES. Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties defendant. Judicial foreclosure proceedings are generally not contested by any of the parties defendant. However, when the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of judicial foreclosure, the court would issue a judgment of foreclosure and would generally appoint a referee or other court officer to conduct the sale of the property.

    Foreclosure of a deed of trust is generally accomplished by non-judicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the property to a third party upon any default by the trustor under the terms of the promissory note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower or any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest in the real property, including any junior lienholders. The mortgagor, or any other person having a junior encumbrance on, or interest in, the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears, plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including limiting attorneys' fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more local newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

    In case of foreclosure under either a mortgage or a deed of trust, the sale by the receiver or other designated officer or by the trustee is a public sale. However, because of the difficulty a potential buyer at

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the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount equal to the principal amount of the mortgage or deed of trust, accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume the burdens of ownership, including obtaining casualty insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of mortgage insurance proceeds.

    Courts have usually imposed general equitable principles upon foreclosure proceedings. These equitable principles are generally designed to relieve the mortgagor from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative actions to determine the causes for the mortgagors' default and the likelihood that the mortgagor will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate mortgagors who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary such as the mortgagor failing to adequately maintain the property or the mortgagor executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that trustors under deeds of trust receive notices in addition to the statutorily prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protections to the trustor.

    PERSONALTY. Certain Commercial Properties, such as hotels, motels and industrial plants, are likely to derive a part of their value from personal property which does not constitute "fixtures" under applicable state real property law and, hence, would not be subject to the lien of a mortgage. Such property is pledged or assigned with respect to such properties as security under the UCC. In order to perfect its security interest therein, the Depositor on behalf of the Trustee generally must file UCC financing statements and, to maintain perfection of such security interest, file continuation statements generally every five years.

    LEASEHOLD RISKS. Four Single Family Mortgage Loans, representing approximately 0.15% of the Mortgage Loans, are secured by a mortgage on a ground lessee's interest in a ground lease. Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the mortgagor. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, leaving the leasehold mortgagee without its security. The ground lease may terminate, if among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. The terms of the ground lease may also terminate prior to the maturity date of the indebtedness secured by the mortgage. This risk may be minimized if the ground lease contains certain provisions protective of the mortgagee, but the ground leases that secure mortgage loans may not contain some of these protective provisions, and mortgages may not contain the other protection discussed in the next paragraph. Protective ground lease provisions include the right of the leasehold mortgagee to receive notices from the ground lessor of any defaults by the mortgagor; the right to cure such defaults, with adequate cure periods; if a default is not susceptible of cure by the leasehold mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise; the ability of the ground lease to be assigned to and by the leasehold mortgagee or purchaser at a foreclosure sale and for the concomitant release of the ground lessee's liabilities thereunder; and the right of the leasehold mortgagee to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination thereof. The terms of the ground leases for three of such

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four Mortgage Loans expire 7 years, 11 years and 22 years after the stated
maturity date of such Mortgage Loans and the remaining ground lease continues for perpetuity.

    In addition to the foregoing protections, a leasehold mortgagee may require that the ground lease or leasehold mortgage prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor-ground lessor. As further protection, a leasehold mortgage may provide for the assignment of the debtor-ground lessee's right to reject a lease pursuant to Section 365 of the Bankruptcy Reform Act of 1978, as amended (11 U.S.C.) (the "Bankruptcy Code"), although the enforceability of such clause has not been established. Without the protections described in the foregoing paragraph, a leasehold mortgagee may lose the collateral securing its leasehold mortgage. In addition, terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although certain rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation will be governed by the provisions of the ground lease.

RIGHTS OF REDEMPTION

    In some states, after sale pursuant to a deed of trust or foreclosure of the mortgage, the mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a nonstatutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former mortgagor pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has expired.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS

    Certain states have imposed statutory prohibitions which restrict or eliminate the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the mortgagor following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former mortgagor equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender under the promissory note. Other statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the mortgagor. Finally, other statutory provisions may limit any deficiency judgment against the former mortgagor following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former mortgagor as it results from low or no bids at the judicial sale.

    In addition to anti-deficiency and related legislation, numerous other statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. The Internal Revenue Code of 1986, as amended, provides priority to certain tax liens over the lien of the mortgage. Numerous federal and some state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination and the servicing of mortgage loans. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair

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Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

ENVIRONMENTAL RISKS

    Real property pledged as security to a lender may be subject to unforeseen environmental liabilities. Of particular concern may be those Commercial Properties which are, or have been, the site of manufacturing, industrial or disposal activities. Such environmental liabilities may give rise to (a) a diminution in value of property securing any Mortgage Loan, (b) limitation on the ability to foreclose against such property or (c) in certain circumstances, as more fully described below, liability for clean up costs or other remedial actions, which liability could exceed the value of the principal balance of the related Mortgage Loan or of such Mortgaged Property.

    Under the laws of many states, contamination on a property may give rise to a lien on the property for cleanup costs. In several states, such a lien has priority over all existing items (a "superlien") including those of existing mortgages; in these states, the lien of a mortgage contemplated by this transaction may lose its priority to such a superlien.

    Under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), a lender may be liable either to the government or to private parties for cleanup costs on a property securing a loan, even if the lender does not directly cause or contribute to the contamination. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property, regardless of whether they caused or contributed to the contamination. Many states have laws similar to CERCLA.

    Lenders may be held liable under CERCLA as owners or operators if their activities fall outside the provisions of a recent amendment to CERCLA, which is described in more detail below. CERCLA's definition of "owner or operator," excludes a person "who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest." This exemption for holders of a security interest, such as a secured lender applies only in circumstances where the lender acts to protect its security interest in the contaminated facility or property. Thus, if a lender's activities rise to the level of participating in the day-to-day management of such facility or property, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property (whether it holds the facility or property as an investment or leases it to a third party), the lender may incur potential CERCLA liability.

    A decision in May 1990 of the United States Court of Appeals for the Eleventh Circuit in UNITED STATES V. FLEET FACTORS CORP. very narrowly construed CERCLA's secured-creditor exemption. The court held that a lender need not have involved itself in the day-to-day operations of the facility or participated in decisions relating to hazardous waste to be liable under CERCLA; rather, liability could attach to a lender if its involvement with the management of the facility is broad enough to support the inference that the lender had the capacity to influence the borrower's treatment of hazardous waste. The court added that a lender's capacity to influence such decision could be inferred from the extent of its involvement in the facility's financial management.

    On April 29, 1992, in response to the decision in FLEET FACTORS CORP., the United States Environmental Protection Agency (the "EPA") adopted a rule interpreting and delineating CERCLA's secured-creditor exemption in EPA enforcement proceedings. The rule attempted to define and specify the range of permissible actions that may be undertaken by a foreclosing lender/holder of a contaminated facility without exceeding the bounds of the secured-creditor exemption. The rule also attempted to specify the circumstances under which a lender could interact with and advise the borrower with regard to the security interest without participating in its management. Issuance of this rule by the EPA under CERCLA does not necessarily affect the potential for liability in actions by either a state or a private party under

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CERCLA or in actions under other federal or state laws which may impose liability on "owners or operators" but do not incorporate the secured-creditor exemption.

    The validity of the EPA rule was challenged in the U.S. Court of Appeals for the District of Columbia in KELLEY V. EPA. In an opinion issued on February 4, 1994, the D.C. Circuit Court invalidated EPA's lender liability rule, holding that EPA exceeded its authority in enacting the rule. The U.S. Supreme Court denied certiorari on January 17, 1995.

    On October 1, 1996, the Asset Conservation, Lender Liability and Deposit Insurance Protection Act (the "Conservation Act"), which codifies EPA's lender liability rule and amends CERCLA, was signed into law. The Conservation Act amends the definition of "owner or operator" to further clarify the range of activities a secured creditor may undertake without being deemed to have "participated in management" of the facility and thereby, losing the benefit of the secured creditor exemption. The lender may protect its security interest by monitoring or enforcing the security interest terms, conducting inspections of the facility, requiring the borrower to conduct an environmental response action, providing financial or other advice to protect the security interest and/or renegotiating loan terms to protect the security interest. The Conservation Act also articulates the conditions under which a security interest in a contaminated facility may be foreclosed upon without making the lender liable as an owner or operator under CERCLA. This amendment not only provides a lender that abides by its terms certain protection from an EPA claim, it also governs, and thereby limits, such claims brought by states and private parties under CERCLA.

    The secured-creditor exemption does not protect a lender from liability under CERCLA in cases where the lender arranges for disposal of hazardous substances or for transportation of hazardous substances. The definition of "hazardous substances" under CERCLA specifically excludes petroleum products, and the secured-creditor exemption does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act ("RCRA"), which regulates underground petroleum (other than heating oil) storage tanks. However, the EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under such rule, a holder of a security interest in an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protections for secured creditors.

    If a lender is or becomes liable, it may bring an action for contribution against the owner or operator who created the environmental hazard, but that person or entity may be bankrupt or otherwise judgment-proof. It is possible that cleanup costs could become a liability of the Trust Fund and occasion a loss to Certificateholders in certain circumstances described above if such remedial costs were incurred.

    The Pooling Agreement provides that the Master Servicer, acting on behalf of the Trustee, may at its option, at the expense of the Trust Fund and in accordance with the servicing standard set forth in the Pooling Agreement, obtain an environmental assessment with respect to any Mortgaged Property prior to acquiring title to such Mortgaged Property or take over its operation. Any such assessment will be based on a report prepared by a person who regularly conducts environmental assessments, that such Mortgaged Property is in compliance with applicable environmental laws, or, if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is likely to produce a greater recovery on a present value basis, after taking into account any risks associated therewith, than not taking such actions. This provision, if exercised by the Master Servicer, would effectively preclude enforcement of the security for the related Mortgage Note until a satisfactory environmental inquiry is undertaken, or that, if any Hazardous Materials are present for which such action could be required, taking such actions with respect to the affected Mortgaged Property is reasonably likely to produce a greater recovery on a present value basis, after taking into account any risks associated therewith, than not taking such actions, reducing the likelihood that the Trust Fund will become liable for any condition or circumstance that may give rise to any environmental claim (an "Environmental Condition") affecting a Mortgaged Property, but making it more difficult to realize on the security for the Mortgage Loan. However, there can be no assurance that

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any such environmental assessment obtained by the Master Servicer will detect all possible Environmental Conditions, that any estimate of the costs of effecting compliance at any Mortgaged Property and the recovery thereon will be correct, or that the other requirements of the Pooling Agreement, even if fully observed by the Master Servicer will in fact insulate the Trust Fund from liability for Environmental Conditions.

    The Depositor and the Sellers generally have not determined whether environmental assessments have been conducted with respect to the Mortgaged Properties relating to the Mortgage Loans included in the Mortgage Pool, and it is likely that any environmental assessments which would have been conducted with respect to any of the Mortgaged Properties would have been conducted at the time of the origination of the related Mortgage Loans and not thereafter.

    "Hazardous Materials" are generally defined under several federal and state statutes, and include dangerous toxic or hazardous pollutants, chemicals, wastes or substances, including, without limitation, those so identified pursuant to CERCLA, and specifically including, asbestos and asbestos-containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products and urea formaldehyde.

DUE-ON-SALE CLAUSES

    Certain Mortgage Loans contains due-on-sale clauses which generally provide that if the mortgagor or obligor sells, transfers or conveys the Mortgaged Property, the loan may be accelerated by the mortgagee. In recent years, court decisions and legislative actions have placed substantial restriction on the right of lenders to enforce such clauses in many states. For instance, the California Supreme Court in August 1978 held that due-on-sale clauses were generally unenforceable. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act"), subject to certain exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As to loans secured by an owner-occupied residence, the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the Garn-St Germain Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related Mortgaged Property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the mortgage loans and the number of mortgage loans which may extend to maturity. However, the original mortgagor may still be primarily liable for the indebtedness under the promissory note notwithstanding the transfer of the Mortgaged Property. See "RISK FACTORS--Yield and Prepayment Considerations and Uncertainties" with respect to the Master Servicer's right to waive the enforcement of any due-on-sale clauses.

APPLICABILITY OF USURY LAWS

    Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

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SOLDIERS' AND SAILORS' CIVIL RELIEF ACT

    Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's Mortgage Loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the Master Servicer to collect full amounts of interest on certain of the Mortgage Loans. In addition, the Relief Act imposes limitations which would impair the ability of the Servicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default there may be delays and losses occasioned by the inability to realize upon the mortgaged property in a timely fashion. As used herein, a "Relief Act Mortgage Loan" refers to any Mortgage Loan as to which the Relief Act has limited the amount of interest the related Mortgagor is required to pay each month.

AMERICANS WITH DISABILITIES ACT

    Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the Mortgagor in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the Mortgagor as owner of landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the Mortgagor of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the Mortgagor is subject.

CERTAIN LAWS AND REGULATIONS

    The Mortgaged Properties are subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a Mortgaged Property which could, together with the possibility of limited alternative uses for a particular Mortgages Property (i.e., a nursing or convalescent home), result in a failure to realize the full principal amount of the Mortgage Loans.

TYPE OF MORTGAGED PROPERTY

    Lenders may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgages on mortgaged properties which are owned by the mortgagor under a condominium form of ownership are subject to the declaration, by-laws, liens for homeowner association dues and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk to the lender in that: (i) hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator, and (ii) the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements. In addition, Mortgaged Properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of such properties.
                        FEDERAL INCOME TAX CONSEQUENCES

    Counsel to the Depositor, Kutak Rock, has rendered its opinion that the following includes a summary of all material federal income tax consequences of the purchase, ownership and disposition of Certificates for the investors described below. This summary is based on laws, regulations, including the REMIC regulations promulgated by the Treasury Department on December 23, 1992, and generally effective for REMICs with start-up dates on or after November 12, 1991 (the "REMIC Regulations"), rulings and decisions now in effect or (with respect to regulations) proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in Certificates applicable to all categories of investors, some of which (for example, banks and insurance companies) may be subject to special rules. Counsel to the Depositor will render its tax opinion solely with respect to the opinions referred to in the first sentence of this and the following paragraph and, except with respect to such opinions, information presented under this section is not covered by an opinion of counsel to the Depositor. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of Certificates.

GENERAL

    The Mortgage Pool relating to the Certificates will elect to be treated as a REMIC and Kutak Rock has opined generally to the effect that, under existing laws and assuming compliance with all provisions of the Pooling Agreement, the Mortgage Pool qualifies as a REMIC and the Certificates qualify as regular interests ("Regular Certificates") in the REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax, if the Mortgage Pool fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that a Mortgage Pool will not be treated as a REMIC for such year and thereafter. In that event, the Mortgage Pool may be taxable as a separate corporation under Treasury regulations, and the REMIC Certificates may not be accorded the status or given the tax treatment described below. While the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied.

    In general, (a) Certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Code Section 7701(a)(19)(C); (b) Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(A); and (c) interest on Certificates will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code
Section 856(c)(3)(B). If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing Code sections, the Certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets.

REGULAR CERTIFICATES

    GENERAL. Except as otherwise stated in this discussion, Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to Regular Certificates under an accrual method.

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
    ORIGINAL ISSUE DISCOUNT. Original issue discount equals the difference between the "stated redemption price at maturity" of a Regular Certificate and its "issue price." Holders of any obligation issued with original issue discount will be required to include such original issue discount in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest, rather than in accordance with receipt of the interest payments. The following discussion is based in part on Treasury regulations issued on January 27, 1994 under Code Sections 1271 through 1273 and 1275 (the "OID Regulations") and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). The holder of a Regular Certificate should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. The prepayment assumption used in calculating the estimated life of the Offered Certificates is described under "MATURITY, PREPAYMENT AND YIELD CONSIDERATIONS."

    Rules governing original issue discount are set forth in Code Sections 1271 through 1273 and 1275. These rules require that the amount and rate of accrual of original issue discount be calculated based on a prepayment assumption and prescribe a method for adjusting the amount and rate of accrual of such discount where the actual prepayment rate differs from the prepayment assumption. Under the Code, such prepayment assumption must be determined in the manner prescribed by regulations which have not yet been issued. The legislative history provides, however, that Congress intended the regulations to require that the prepayment assumption be the prepayment assumption that is used in determining the initial offering price of such Regular Certificates.

    The issue price of a Regular Certificate is the first price at which a substantial amount of Regular Certificates are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). The stated redemption price at maturity of a Regular Certificate includes the original principal amount of the Regular Certificate, but generally will not include distributions of interest if such distributions constitute "qualified stated interest." Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments.

    The OID Regulations permit a Certificateholder to elect to accrue all interest or discount (including DE MINIMIS market or original issue discount) in income as interest, based on a constant yield method. If such an election were to be made with respect to a Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. The election to accrue interest, discount and premium on constant yield method with respect to a Certificate cannot be revoked without the consent of the IRS.

    Under a DE MINIMIS rule, original issue discount on a Regular Certificate will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. Holders generally must report DE MINIMIS OID pro rata as principal payments are received, and such income will be capital gain if the Regular Certificate is held as a capital asset. Generally, a Regular Certificateholder must include in gross income the "daily portions," as determined below, of the original issue discount that accrues on a Regular Certificate for each day the Regular Certificateholder holds the Regular Certificate, including the purchase date but excluding the disposition date. The Issuer does not expect that the Regular Certificates will be issued with greater than DE MINIMIS original issue discount. Each purchaser of a Regular Certificate is urged to consult his own tax advisor concerning the application of the original issue discount provisions to an investment in Regular Certificates.

    MARKET DISCOUNT. A purchaser of a Regular Certificate also may be subject to the market discount provisions of Code Sections 1276 through 1278. Under these provisions "market discount" equals the

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excess, if any, of (a) the Regular Certificate's stated redemption price at maturity over (b) the price of such Regular Certificate paid by the purchaser. In the case of any obligation issued with original issue discount, the stated redemption price at maturity is treated as equal to its revised issue price. A Certificateholder that purchases a REMIC Regular Certificate at a market discount, will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a holder generally will be required to allocate each such principal distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent.

    Market discount with respect to a Regular Certificate will be considered to be zero if the amount allocable to the Regular Certificate is less than 0.25% of the Regular Certificate's stated redemption price at maturity multiplied by the Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a Regular Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the Regular Certificate and gain equal to such allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability making any of the elections allowed under Code Sections 1276 through 1278.

    The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated ordinary income. For purposes of calculating market discount the case of instruments (such as the Regular Certificates) which provide for payments which may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of original issue discount will apply.

    A holder of a Regular Certificate who acquires such Regular Certificate at a market discount also may be required to defer, until the maturity date of such Regular Certificate or its earlier disposition in a taxable transaction, the deduction of a portion of the amount of interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the Regular Certificate in excess of the aggregate amount of interest (including original issue discount) includible in such holder's gross income for the taxable year with respect to such Regular Certificate. The amount of such net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the Regular Certificate for the days during the taxable year on which the holder held the Regular Certificate and, in general, would be deductible when such market discount is includible in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the Regular Certificate matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the Regular Certificateholder elects to include such market discount in income currently as it accrues on all market discount obligations acquired by such Regular Certificateholder in that taxable year or thereafter.

    PREMIUM. A purchaser of a Regular Certificate who purchases the Regular Certificate at a cost greater than its remaining stated redemption price at maturity will be considered to have purchased the Regular Certificate at a premium, and may elect to amortize such premium under a constant yield method. It is not clear whether a prepayment assumption would be taken into account in determining the life of the Regular Certificate for this purpose. However, the legislative history states that the same rules that apply to accrual of market discount (which rules require use of a prepayment assumption in accruing market discount with respect to Regular Certificates without regard to whether such Certificates have original issue discount) will also apply in amortizing bond premium under Code Section 171.

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
    SALE, EXCHANGE OR REDEMPTION OF REGULAR CERTIFICATES. If a Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange or redemption and the seller's adjusted basis in the Regular Certificate. Such adjusted basis generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount and market discount included in the seller's gross income with respect to the Regular Certificate, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Except as provided in the following paragraph and as provided under "Market Discount" above, any such gain or loss will be capital gain or loss, provided that the Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221.

    Gain from the sale or other disposition of a Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in such holder's income with respect to the Regular Certificate had income accrued thereon at a rate equal to 110% of the applicable Federal rate as defined in Code Section 1274(d) determined as of the date of purchase of such Regular Certificate, over (b) the amount actually includible in such holder's income. Additionally, gain will be treated as ordinary income if the Regular Certificates were issued with an intention to call prior to maturity. The Regulations provide that the presence of a sinking fund or optional call does not give rise to such an intention, and the Depositor does not believe such an intention is otherwise present. In addition, these provisions do not apply to certain public offers of debt instruments. However, each prospective holder of Regular Certificates is urged to consult his or her own tax advisor concerning the application of the foregoing provisions.

    REMIC EXPENSES. As a general rule, all of the expenses of a REMIC will be taken into account by holders of the Residual Interests. In the case of a "single class REMIC," however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the holders of the Regular Certificates and the holders of the Residual Interests on a daily basis in proportion to the relative amounts of income accruing to each Certificateholder on that day. In the case of individuals (or trusts, estates or other persons who compute their income in the same manner as individuals) who own an interest in a Regular Certificate directly or through a pass-through entity which is required to pass miscellaneous itemized deductions through to its owners or beneficiaries (e.g., a partnership, an S corporation, a grantor trust or certain other entities), such expenses will be deductible only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of such individual's adjusted gross income. In addition, the personal exemptions and itemized deductions of individuals with adjusted gross incomes above particular levels are subject to certain limitations which reduce or eliminate the benefit of such items. The reduction or disallowance of this deduction coupled with the allocation of additional income may have a significant impact on the yield of the Regular Certificate to such a Holder. Further, holders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holders' alternative minimum taxable income. In general terms, a single class REMIC is one that either (a) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (b) is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules. Although the Issuer does not believe that the pool will be treated as a single class REMIC under these provisions, there can be no assurance that the Internal Revenue Service will not dispute such assertion.

REALIZED LOSSES

    Under Section 166 of the Code, both corporate and non-corporate holders of Certificates that acquire such Certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their Certificates become wholly or partially worthless as the result of one or more realized losses on the Mortgage Loans. However, it appears that a non-corporate holder that does not acquire a Certificate in connection with its trade or business will not be entitled to

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
deduct a loss under Section 166 of the Code until such holder's Certificate becomes wholly worthless, taking into account all of the facts and circumstances, and that the loss will be characterized as a short-term capital loss.

    Each holder of a Certificate will be required to accrue interest and original issue discount with respect to such Certificate, without giving effect to any reductions in distributions attributable to a default or delinquency on the Mortgage Loans until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a Certificate could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income.

    NON-U.S. PERSONS. Generally, payments of interest (including any payment with respect to accrued original issue discount) on the Regular Certificates to a Regular Certificateholder who is a non-U.S. Person not engaged in a trade or business within the United States, will not be subject to federal withholding tax if (a) such Regular Certificateholder does not actually or constructively own 10% or more of the combined voting power of all classes of equity in the issuer (which for purposes of this discussion may be defined as the Mortgage Pool or the beneficial owners of the related Residual Certificates (the "Issuer")); (b) such Regular Certificateholder is not a controlled foreign corporation (within the meaning of Code Section 957) related to the Issuer; and
(c) such Regular Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the Regular Certificateholder under penalties of perjury, certifying that such Regular Certificateholder is a foreign person and providing the name and address of such Regular Certificate holder). The foregoing exemption does not apply to certain contingent interest. In addition, market discount is not treated as interest for purposes of this exclusion. If a Regular Certificateholder is not exempt from withholding, distributions of interest, including distributions in respect of accrued original issue discount, such holder may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty.

    The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate whose income is subject to U.S. federal income tax regardless of its source of income, or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust.

    Regular Certificateholders who are non-U.S. Persons and persons related to such holders should not acquire any Residual Certificates, and Residual Certificateholders and persons related to Residual Certificateholders should not acquire any Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

    INFORMATION REPORTING AND BACKUP WITHHOLDING. The Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each Regular Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to owners or other financial intermediaries of holders that hold such Regular Certificates as nominees. If a holder, owner or other recipient of a payment on behalf of an owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

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
                            STATE TAX CONSIDERATIONS

    In addition to the federal income tax consequences described in "FEDERAL INCOME TAX CONSIDERATIONS," potential investors should consider the state income tax consequences of the acquisition, ownership and disposition of the Certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the Certificates.

                              ERISA CONSIDERATIONS

    ERISA and Section 4975 of the Code impose certain requirements on those employee benefit plans and arrangements to which either ERISA or the Code applies (each a "Plan") and on those persons who are fiduciaries with respect to such Plans. In accordance with ERISA's general fiduciary standards, before investing in a Certificate a Plan fiduciary should determine whether such an investment is permitted under the governing Plan instruments and is appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. Other provisions of ERISA and the Code prohibit certain transactions involving the assets of a Plan and persons who have certain specified relationships to the Plan (i.e., "parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of the
Code). Thus, a Plan fiduciary considering an investment in Certificates should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or the Code.

PLAN ASSETS REGULATIONS

    If an investing Plan's assets were deemed to include an undivided ownership interest in the assets included in a Mortgage Pool, a Plan's investment in the Certificates might be deemed to constitute a delegation under ERISA of the duty to manage Plan assets by the fiduciaries deciding to invest in the Certificates, and certain transactions involved in the operation of the Mortgage Pool might be deemed to constitute prohibited transactions under ERISA and the Code. ERISA and the Code do not define "plan assets." The U.S. Department of Labor has published regulations (the "Labor Regulations") concerning whether or not a Plan's assets would be deemed to include an interest in the underlying assets of an entity for purposes of the reporting, disclosure and fiduciary responsibility provisions of ERISA, if the Plan acquires an "equity interest" in such entity (such as by acquiring Certificates). The Labor Regulations state that the underlying assets of an entity will not be considered "plan assets" if, immediately after the most recent acquisition of any equity interest in the entity, whether from the issuer or an underwriter less than twenty-five percent (25%) of the value of each class of equity interest is held by "benefit plan investors," individual retirement accounts, and other employee benefit plans not subject to ERISA (for example, governmental plans). The Depositor cannot predict whether under the Labor Regulations the assets of a Plan investing in Certificates will be deemed to include an interest in the assets of the Mortgage Pool.

    In making its investment decision, the Plan fiduciary should consider the possible availability of any prohibited transaction exemptions, in particular, Prohibited Transaction Class Exemption 83-1 for Certain Transactions Involving Mortgage Pool Investment Trusts ("PTE 83-1"). PTE 83-1 permits certain transactions involving the creation, maintenance and termination of certain residential mortgage pools and the acquisition and holding of certain residential mortgage pool pass-through certificates by Plans, whether or not the Plan's assets would be deemed to include an ownership interest in the mortgages in the mortgage pool, and whether or not such transactions would otherwise be prohibited under ERISA. The Depositor believes that the "general conditions" set forth in Section II of PTE 83-1, which are required for its applicability, would be met with respect to most classes of Certificates since they evidence ownership interest in the Mortgage Pool consisting solely of Mortgage Loans secured by first or second mortgages or deeds of trust on single-family residential property. PTE 83-1 would not apply to Certificates which are part of a class that is subordinate to one or more other classes of the same Certificates. It is not clear

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
whether PTE 83-1 applies to Residual Certificates. Before purchasing any Certificates, a Plan fiduciary should consult with its counsel and determine whether PTE 83-1 applies, including whether the appropriate "specific conditions" set forth in Section 1 of PTE 83-1, in addition to the "general conditions" set forth in Section II, would be met, or whether any other ERISA prohibited transaction exemption is applicable.

    The Depositor, or certain affiliates of the Depositor, might be considered or might become "parties in interest" (as defined under ERISA) or "disqualified persons" (as defined under the Code) with respect to a Plan. If so, the acquisition or holding of Certificates by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless PTE 83-1, or some other exemption as available. Special caution ought to be exercised before a Plan purchases a Certificate in such circumstances.

    Employee benefit plans which are governmental plans (as defined in Section 3(32) of ERISA), and certain church plans (as defined in Section 3(33) of ERISA), are not subject to the ERISA fiduciary requirements. However, the purchase of a Residual Certificate by some of such plans, or by most varieties of ERISA Plans, may give rise to "unrelated business taxable income" as described in Sections 511-515 and 860E of the Code. Prior to the purchase of Residual Certificates, a prospective purchaser may be required to provide an affidavit to the Trustee and the Depositor that it is not a "disqualified organization," which term as defined herein includes certain tax-exempt entities not subject to Section 511 of the Code, including certain governmental plans. In addition, prior to the transfer of a Residual Certificate, the Trustee or the Depositor may require an opinion of counsel to the effect that such transfer will not result in a violation of the prohibited transactions provisions of ERISA and the Code and will not subject the Trustee, the Depositor or the Master Servicer to additional obligations.

    A fiduciary of any employee benefit plan subject to "ERISA", or the Code, should carefully review with its legal advisors whether the purchase or holding of an Offered Certificate could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code. No Class B-1, Class B-2 or Class B-3 Certificate may be transferred unless the transferor delivers to the Trustee
(a) a certificate satisfactory to the Trustee to the effect that such transferee neither is nor is acting on behalf of a plan subject to ERISA or, if the transferor is an insurance company that it is purchasing such Certificates with funds from its general account and that such transfer is covered by PTCE 95-60; or (b) an opinion of counsel satisfactory to the Trustee to the effect that such transfer will not result in the assets of the Mortgage Pool being "plan assets."

UNDERWRITER'S EXEMPTION

    The U.S. Department of Labor has granted to Bear, Stearns & Co. Inc. an administrative exemption (Prohibited Transaction Exemption 90-30; Exemption Application No. D-8207, 55 Fed. Reg. 21461 (1990)) (the "Exemption") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The Exemption applies to mortgage loans such as the Mortgage Loans in the Trust Fund.

    The Exemption contains terms and conditions including the following:

        (1) the acquisition of the Certificates by a Plan must be on terms (including the price for the Certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

        (2) the rights and interest evidenced by the Certificates acquired by the Plan must not be subordinated to the rights and interests evidenced by other Certificates of the Trust Fund;

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
        (3) The Certificates acquired by the Plan must have received a rating at the time of such acquisition that is one of the three highest generic rating categories from Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies ("S&P"), Moody's Investors Service, Inc. ("Moody's"), Duff & Phelps Credit Rating Co. ("D&P") or Fitch Investors Service, L.P. ("Fitch");

        (4) The Trustee must not be an affiliate of any other member of the Restricted Group (as defined below);

        (5) the sum of all payments made to and retained by the Underwriters in connection with the distribution of the Certificates must represent not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to and retained by the Seller(s) pursuant to the assignment of the Mortgage Loans to the Trust Fund must represent not more than the fair market value of such loans; the sum of all payments made to and retained by the Master Servicer and any other servicer must represent not more than reasonable compensation for such person's services under the Pooling Agreement pursuant to which the Mortgage Loans are pooled and reimbursements of such person's reasonable expenses in connection therewith; and

        (6) the Plan investing in the Certificates must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act.

    The Trust Fund must also meet the following requirements:

        (1) the corpus of the Trust Fund must consist solely of assets of the type that have been included in other investment pools;

        (ii) certificates in such other investment pools must have been rated in one of the three highest rating categories of S&P, Moody's, Fitch or D&P for at least one year prior to the Plan's acquisition of certificates; and

        (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of certificates.

    Moreover, the Exemption generally provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire Certificates in a trust as to which the fiduciary (or its affiliate) is an obligor on the receivables held in the trust provided that, among other requirements: (1) in the case of an acquisition in connection with the initial issuance of Certificates, at least fifty percent (50%) of each Class of Certificates in which Plans have invested is acquired by persons independent of the Restricted Group; (ii) such fiduciary (or its affiliate) is an obligor with respect to five percent (5%) or less of the fair market value of the obligations contained in the Trust Fund; (iii) the Plan's investment in Certificates of any Class does not exceed twenty-five percent (25%) of all of the Certificates of that Class outstanding at the time of the acquisition; and (iv) immediately after the acquisition, no more than twenty-five percent (25%) of the assets of the Plan with respect to which such person is a fiduciary is invested in Certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemption does not apply to Plans sponsored by one or more of the Sellers, the Underwriters, the Trustee, the Master Servicer, any obligor with respect to Mortgage Loans included in the Trust Fund constituting more than five percent (5%) of the aggregate unamortized principal balance of the assets in the Trust Fund or any affiliate of such parties (the "Restricted Group").

    The Underwriters believe that the Exemption will apply to the acquisition and holding of the Offered Certificates, other than the Class B-1 and Class B-2 Certificates, by Plans and that all conditions of the Exemption other than those within the control of the investors will be met. In addition, as of the date hereof, there is no single Mortgagor that is the obligor on 5% of the Mortgage Loans included in the Trust Fund by aggregate unamortized principal balance of the assets of the Trust Fund.

                        LEGAL INVESTMENT CONSIDERATIONS

    The Offered Certificates will not constitute "mortgage related securities" for purposes of SMMEA because the substantial majority of Mortgage Loans were originated by individuals and not by financial institutions or mortgagees approved by the Secretary of Housing and Urban Development and, in the case of certain Certificates, such Certificates will not be rated in one of the two highest rating categories by a nationally recognized statistical rating organization.

    Institutions whose investment activities are subject to legal investment laws and regulations or to review by certain regulatory authorities may be subject to restrictions on investment in certain types of the Certificates. Any financial institution that is subject to the jurisdiction of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the National Credit Union Administration or other federal or state agencies with similar authority should review any applicable rules, guidelines and regulations prior to purchasing any Certificates. Financial institutions should review and consider the applicability of the Federal Financial Institutions Examination Council Supervisory Policy Statement on Securities Activities (to the extent adopted by their respective federal regulators), which, among other things, set forth guidelines for investing in certain types of mortgage-related securities. including securities such as the Certificates. In addition, financial institutions should consult their regulators concerning the risk-based capital treatment of any Certificates. Investors should consult their own legal advisors in determining whether and to what extent Certificates constitute legal investments or are subject to restrictions on investment.

                             METHOD OF DISTRIBUTION

    Subject to the terms and conditions set forth in the Underwriting Agreement (the "Underwriting Agreement"), among the Depositor and the Underwriters, the Depositor has agreed to sell to the Underwriters, and the Underwriters have agreed to purchase from the Depositor, all of the Offered Certificates as set forth opposite their names below:


                                            CLASS A-1     CLASS A-2     CLASS A-3    CLASS A-4     CLASS B-1    CLASS B-2
UNDERWRITER                                CERTIFICATES  CERTIFICATES  CERTIFICATES CERTIFICATES  CERTIFICATES CERTIFICATES
-----------------------------------------  ------------  ------------  -----------  ------------  -----------  -----------
First Southwest Company..................  $ 21,230,234  $ 12,256,561  $ 4,620,986  $ 12,898,030  $ 3,484,869  $ 2,217,644
Bear, Stearns & Co. Inc..................    21,230,234    12,256,561    4,620,985    12,898,031    3,484,869    2,217,644
                                           ------------  ------------  -----------  ------------  -----------  -----------
Total....................................  $ 42,460,468  $ 24,513,122  $ 9,241,971  $ 25,796,061  $ 6,969,738  $ 4,435,288
                                           ------------  ------------  -----------  ------------  -----------  -----------
                                           ------------  ------------  -----------  ------------  -----------  -----------



    The Underwriters propose initially to offer the Offered Certificates to the public at the public offering price set forth on the cover page of this Prospectus. In connection with the purchase and sale of the Offered Certificates, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting discounts. The Underwriters do not plan to sell to dealers and, as a result, it is not anticipated that any dealer concessions or reallowances will be paid.


    The Depositor has been advised by the Underwriters that they intend to make a market in the Offered Certificates but have no obligation to do so. There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue.

    The Depositor has agreed to indemnify the Underwriters against, or make contributions to the Underwriters with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

                                 LEGAL MATTERS

    Certain legal matters will be passed upon for the Depositor by Kutak Rock, Denver, Colorado, and for the Underwriters by Brown & Wood LLP, New York, New York. Certain federal income tax and ERISA matters will be passed upon for the Depositor by Kutak Rock.

                              CERTIFICATE RATINGS

    It is a condition to the issuance of the Offered Certificates that the Offered Certificates be rated by Moody's and Duff & Phelps at least as follows:

  CLASS     MOODY'S   DUFF & PHELPS
---------  ---------  -------------
   A-1        Aaa          AAA
   A-2        Aaa          AAA
   A-3        Aaa          AAA
   A-4        Aaa          AAA
   B-1        Aa2          AA
   B-2        A2            A

    Ratings on mortgage pass-through certificates address the likelihood of receipt, but not timing, by Certificateholders of payments required under the Pooling Agreement, and ratings are based primarily upon the credit underlying the Mortgage Loans, the level of subordination and the legal structure of the transaction.

    Moody's ratings take into consideration the credit quality of the Mortgage Pool including any credit support providers, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Pool is adequate to make payments required under the Offered Certificates. Moody's ratings on the Offered Certificates, do not, however, constitute a statement regarding frequency of prepayments on the Mortgage Loans. As a result, holders of the Offered Certificates might suffer a lower than anticipated yield.

    The ratings assigned by Duff & Phelps to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which they are entitled under the transaction structure. Duff & Phelps' ratings reflect its analysis of the riskiness of the Mortgage Loans and its analysis of the structure of the transaction as set forth in the operative documents. Duff & Phelps' ratings do not address the effect on the certificates' yield attributable to prepayments or recoveries on the Mortgage Loans.

    The Depositor has not requested a rating of any Class of Offered Certificates by any rating agency other than Moody's and Duff & Phelps. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates, or if it does, what rating would be assigned by such other rating agency. The rating assigned by any such other rating agency to a Class of Offered Certificates may be lower than the ratings assigned by Moody's and Duff & Phelps.

    The rating of the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. In addition, a securities rating does not address the market price of the securities rated or the suitability for any particular investor.

                     INDEX TO AND GLOSSARY OF CERTAIN TERMS


                                                                                                      PAGE
                                                                                               -------------------
INDEX TO CERTAIN TERMS
1986 Act.....................................................................................          77
Accretion Amount.............................................................................        ii, 53
Accretion Certificates.......................................................................          ii
Accretion Termination Date...................................................................          53
ADA..........................................................................................          75
Advances.....................................................................................       viii, 45
Appraised Value..............................................................................          13
Assumptions..................................................................................          63
Available Funds..............................................................................          52
Balloon Loan.................................................................................          12
Balloon Payment..............................................................................         viii
Bankruptcy Code..............................................................................          71
Bankruptcy Loss Coverage Amount..............................................................          67
Bankruptcy Losses............................................................................          58
Beneficial owner.............................................................................          39
Book-Entry Certificates......................................................................          iii
Calculated Maturity Date.....................................................................          12
Cede.........................................................................................         i, 39
CERCLA.......................................................................................          72
Certificates.................................................................................    Cover 1, ii, 38
Class A Certificates.........................................................................          38
Class A-4 Percentage.........................................................................          56
Class A-4 Prepayment Percentage..............................................................          55
Class A-4 Principal Distribution Amount......................................................          56
Class B Certificates.........................................................................        ii, 38
Class Certificate Balance....................................................................          38
Class R Certificates.........................................................................          38
Code.........................................................................................           x
Collection Account...........................................................................         v, 42
Combined Prepayment Percentage...............................................................          55
Commercial Mortgage Loan.....................................................................          iii
Commercial Properties........................................................................          11
Commission...................................................................................           i
Component....................................................................................          57
Component Balance............................................................................          57
Component Certificates.......................................................................          ii
Conditions...................................................................................          46
Conservation Act.............................................................................          73
CPR..........................................................................................          62
Cutoff Date..................................................................................          iii
Cutoff Date Pool Principal Balance...........................................................        iii, 11
Cutoff Date Scheduled Principal Balance......................................................          11
Debt Service Reduction.......................................................................          68
Deficient Valuation..........................................................................          68
Definitive Certificate.......................................................................          39
Deleted Loan.................................................................................          10
Depositor....................................................................................   Cover 1, iii, 31
Depository...................................................................................          38
Determination Date...........................................................................          45

                                                                                                      PAGE
                                                                                               -------------------
Distribution Account.........................................................................          42
Distribution Date............................................................................     Cover 2, iii
DTC..........................................................................................        Cover 1
Due Date.....................................................................................          12
Due Period...................................................................................          54
Duff & Phelps................................................................................           x
Environmental Condition......................................................................          73
EPA..........................................................................................          72
ERISA........................................................................................          xix
Escrow Account...............................................................................          43
Excess Losses................................................................................          58
Exchange Act.................................................................................           i
Exemption....................................................................................          82
Expense Fee..................................................................................          44
Expense Rate.................................................................................          vii
FEMA.........................................................................................           5
FHLMC........................................................................................           1
Financial Intermediary.......................................................................          39
Fixed Rate Certificates......................................................................          ii
FNMA.........................................................................................           1
Fraud Loss Coverage Amount...................................................................          67
Fraud Losses.................................................................................          58
Garn-St. Germain Act.........................................................................          74
Hazardous Materials..........................................................................          74
Indemified Parties...........................................................................          46
Insolvency Laws..............................................................................          31
Insurance Proceeds...........................................................................          52
Issuer.......................................................................................          80
Labor Regulations............................................................................          81
Land Sale Contract...........................................................................      Cover 1, 11
Liquidated Mortgage Loan.....................................................................          58
Liquidation Proceeds.........................................................................          52
Loan Purchase Agreement......................................................................           9
Loans to Facilitate..........................................................................           4
Loan-to-Value Ratio..........................................................................          13
Market Discount..............................................................................          77
Master Servicer..............................................................................   Cover 1, iii, 32
Master Servicing Fee.........................................................................          44
Master Servicing Fee Rate....................................................................          44
Metropolitan.................................................................................          iii
Moody's......................................................................................           x
Mortgage.....................................................................................          11
Mortgagor....................................................................................          12
Mortgage File................................................................................          41
Mortgage Loans...............................................................................     Cover 1, iii
Mortgage Note................................................................................          11
Mortgage Pool................................................................................     Cover 2, iii
Mortgage Rate................................................................................          41
Mortgaged Property...........................................................................          11
Net Interest Shortfalls......................................................................          52
Net Mortgage Rate............................................................................          vii
Net Prepayment Interest Shortfall............................................................          52

                                                                                                      PAGE
                                                                                               -------------------
Net Realized Loss............................................................................          58
Non-Offered Certificates.....................................................................          ii
NSC..........................................................................................          31
Offered Certificates.........................................................................    Cover 1, ii, 38
OID Regulations..............................................................................          77
Old Standard.................................................................................          iii
Original Subordinate Principal Balance.......................................................          55
Pass-Through Rate............................................................................           v
Percentage Interest..........................................................................          38
Physical Certificates........................................................................          iii
Plan.........................................................................................          81
Pool Percentages.............................................................................           1
Pool Principal Balance.......................................................................          54
Pooling Agreement............................................................................    Cover 1, v, 38
Prepayment Interest Shortfall................................................................          53
Principal Only Class.........................................................................          iii
PTE 83-1.....................................................................................          81
Qualified stated interest....................................................................          77
Rating Agencies..............................................................................           x
RCRA.........................................................................................          73
Record Date..................................................................................        iii, 51
Regular Certificates.........................................................................          ii
Relief Act...................................................................................          75
Relief Act Mortgage Loan.....................................................................          76
REMIC........................................................................................      Cover 2, ix
REMIC Regulations............................................................................          76
REO..........................................................................................           4
REO Property.................................................................................          45
Relief Act...................................................................................          75
Relief Act Mortgage Loan.....................................................................          75
Relief Act Reduction.........................................................................          52
Replacement Loan.............................................................................          41
Repurchase Price.............................................................................          41
Residual Certificates........................................................................        ii, 38
Restricted Group.............................................................................          83
Safeco.......................................................................................          33
Scheduled Due Date...........................................................................          54
Scheduled Payments...........................................................................          12
Scheduled Principal Balance..................................................................          54
Securities Act...............................................................................           i
Seller.......................................................................................        Cover 1
Sellers......................................................................................     Cover 1, iii
Senior Certificates..........................................................................    Cover 2, ii, 38
Senior Credit Support Depletion Date.........................................................          53
Senior Percentage............................................................................          54
Senior Prepayment Percentage.................................................................          54
Senior Principal Distribution Amount.........................................................          53
Single Family Mortgage Loan..................................................................          iii
Single Family Properties.....................................................................          11
SMMEA........................................................................................          ix
Special Hazard Loss Coverage Amount..........................................................          67
Special Hazard Losses........................................................................          58

                                                                                                      PAGE
                                                                                               -------------------
Special Hazard Mortgage Loan.................................................................          58
SSIS.........................................................................................          33
Subordinate Certificates.....................................................................    Cover 2, ii, 38
Subordinate Percentage.......................................................................          54
Subordinate Prepayment Percentage............................................................          55
Subordinate Principal Distribution Amount....................................................          56
Substitution Adjustment Amount...............................................................          41
Summit.......................................................................................          iii
Title V......................................................................................          74
Trustee......................................................................................     Cover 1, iii
Trust Fund...................................................................................        Cover 1
Underwriting Agreement.......................................................................          85
Underwriters.................................................................................        Cover 1
Unpaid Interest Amounts......................................................................          52
Unpaid Interest Shortfall....................................................................          vi
U.S. Person..................................................................................          80
Western......................................................................................          iii

GLOSSARY OF CERTAIN TERMS


    Whenever used in this Prospectus, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this section.

    "BUSINESS DAY" means any day other than (a) a Saturday or Sunday or (b) a day on which banking institutions in the State of New York, the State of Washington or in the state where the principal office of the Trustee at which its corporate business is administered or is located are required or authorized by law or executive order to be closed.

    "CERTIFICATEHOLDER" means the Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent pursuant to the Pooling Agreement, any Certificate registered in the name of the Depositor, the Master Servicer or any affiliate thereof shall be deemed not to be outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect any such consent has been obtained, unless such entity is the registered owner of the entire Class of Certificates, provided that the Trustee shall not be responsible for knowing that any Certificate is registered in the name of such an affiliate unless one of its Responsible Officers has actual knowledge.

    "DISTRIBUTION ACCOUNT DEPOSIT DATE" means, as to any Distribution Date, the Business Day preceding such Distribution Date.

    "ELIGIBLE ACCOUNT" means either (a) a segregated account or accounts maintained at the Trustee, provided that the short-term unsecured debt obligations of the Trustee are rated at least "P-1" by Moody's and "D-1" by Duff & Phelps, or (b) a segregated account or accounts maintained with an institution whose deposits are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC, the unsecured and uncollateralized debt obligations of which shall be rated at least "A1" by Moody's and "A" by Duff & Phelps, and which has a short-term rating of at least "P-1" by Moody's and "D-1" by Duff & Phelps, and which is either (i) a federal savings and loan association duly organized, validly existing and in good standing under the federal banking laws,
(ii) an institution duly organized, validly existing and in good standing under the applicable banking laws of any state, (iii) a national banking association duly organized, validly existing and in good standing under the federal banking laws and (iv) a principal subsidiary of a bank holding company or (c) a trust account maintained with the trust department of a federal or state chartered depository institution or of a trust company, having capital and surplus of not less than $50,000,000, acting in its fiduciary capacity.

    "LAND SALE CONTRACTS" means a contract, together with all amendments and modifications thereto, for the sale of real estate and the improvements thereon pursuant to which the Mortgagor promises to pay the amount due thereon to the holder thereof and pursuant to which fee title to the related Mortgaged Property is held by such holder until the Mortgagor has made all of the payments required pursuant to such contract, at which time fee title is conveyed to the Mortgagor.

    "LIQUIDATED LOAN" means any Mortgage Loan as to which a default has occurred and is continuing and the Master Servicer has determined that all amounts which it expects to recover from or on account of such Mortgage Loan have been recovered.

    "NONRECOVERABLE ADVANCE" means any Advance or any portion of an Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Loan which has not been previously reimbursed and which, in the good faith judgment of the Master Servicer, will not or, in the case of a proposed Advance, would not be ultimately recoverable from late payments, Insurance Proceeds or Liquidation Proceeds or other recoveries in respect of the related Mortgage Loan or REO Loan. The determination by the Master Servicer that it has made a Nonrecoverable Advance or that any proposed Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by a certificate of a

Servicing Officer of the Master Servicer delivered to the Trustee and the Depositor and detailing the reasons for such determination.

    "PRINCIPAL PREPAYMENT" means any payment or other recovery of principal on a Mortgage Loan (other than Liquidation Proceeds) which is received in advance of its Scheduled Due Date and is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

    "REQUIRED INSURANCE POLICY" means, with respect to any Mortgage Loan, any insurance policy which is required to be maintained from time to time under the Pooling Agreement in respect of such Mortgage Loan.

    "REO ACQUISITION" means the acquisition of REO Property.

    "REO LOAN" means any Mortgage Loan which is not a Liquidated Loan and as to which the related Mortgaged Property is held as part of the Mortgage Pool. Each REO Loan relating to a Commercial Mortgage Loan shall be deemed to have an initial unpaid principal balance and Scheduled Principal Balance equal to the unpaid principal balance and Scheduled Principal Balance, respectively, of its predecessor Commercial Mortgage Loan as of the date of the REO Acquisition. All amounts payable or reimbursable to the Master Servicer or the Trustee in respect of the predecessor Commercial Mortgage Loan as of the date of the related REO Acquisition including, without limitation, any unpaid Master Servicing Fees, Trustee Fees and any unreimbursed Advances, shall continue to be payable or reimbursable to the Master Servicer or the Trustee, as the case may be, in respect of an REO Loan.

    "TITLE INSURANCE POLICY" means, with respect to each Mortgage Loan (other than a Mortgage Loan which is a Land Sale Contract), an owner's policy, a standard mortgage lender's policy or an ALTA or CLTA (extended coverage) lender's title insurance policy in an amount not less than $10,000, and, with respect to each Mortgage Loan which is a Land Sale Contract, an owner's policy, a standard mortgage lender's policy or an ALTA or CLTA (extended coverage) lender's title insurance policy in an amount not less than the outstanding principal balance of the Land Sale Contract at time of acquisition of the Land Sale Contract by the respective Seller and in each case which affirmatively insures ingress and egress and insures against encroachments by or upon the Mortgaged Property.

    "TRUSTEE FEE" means the amount payable to the Trustee which amount is determined pursuant to an agreement between the Trustee and the Master Servicer.

                                                                       EXHIBIT A
                      CLASS DEFINITIONS AND ABBREVIATIONS

    Each Class of Offered Certificates has been categorized by principal and interest type. The cover page of this Prospectus identifies such categories for each Class of Offered Certificates by means of one or more abbreviations. The information presented below generally defines the categories by principal types and interest types.

  STANDARD
ABBREVIATION       CATEGORY OF CLASS                                     DEFINITION
------------  ---------------------------  -----------------------------------------------------------------------

                                                                       PRINCIPAL TYPES

     AD       Accretion Directed           A class that receives principal payments from the accreted interest from specified Classes.

    SEN       Senior Certificates          Classes that are entitled to receive payments of principal and interest on each Distribution Date prior to the Classes of Subordinate
                                             Certificates.

    SEQ       Sequential Pay               Classes that receive principal payments in a prescribed sequence, that do not have predetermined schedules and that in most cases receive payments of principal continuously from the first Distribution Date on which they receive principal until they are retired. Sequential
                                             Pay Classes may receive principal payments concurrently with one or more other Sequential Pay Classes or other Classes. A single Class that receives principal payments before or after all other Classes or concurrently with one or more of such Classes may be identified as a
                                             Sequential Pay Class.

    SUB       Subordinate Certificates     Classes that are entitled to receive payments of principal and interest on each Distribution Date only after the Senior Certificates and certain Classes of Subordinate Certificates with higher priority of distributions have received their full principal and interest entitlements.

                                                                       INTEREST TYPES

    FIX       Fixed Rate                   Classes with Pass-Through Rates that are fixed throughout the life of the Class.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON.THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY, NOR AN OFFER OF OFFERED CERTIFICATES IN ANY STATE OR JURISDICTION IN WHICH, OR TO ANY PERSON TO WHOM, SUCH OFFER WOULD BE UNLAWFUL.THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE; HOWEVER, IF ANY MATERIAL CHANGE OCCURS WHILE THIS PROSPECTUS IS REQUIRED BY LAW TO BE DELIVERED, THIS PROSPECTUS WILL BE AMENDED OR SUPPLEMENTED ACCORDINGLY.

                            ------------------------

                               TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----
SUMMARY OF THE OFFERING...................................................   ii
RISK FACTORS..............................................................    1
THE MORTGAGE POOL.........................................................    9
THE DEPOSITOR.............................................................   31
DESCRIPTION OF THE SELLERS................................................   31
SERVICING OF MORTGAGE LOANS...............................................   32
THE POOLING AND SERVICING AGREEMENT.......................................   38
DESCRIPTION OF THE CERTIFICATES...........................................   51
MATURITY, PREPAYMENT AND YIELD CONSIDERATIONS.............................   60
CREDIT ENHANCEMENT........................................................   67
USE OF PROCEEDS...........................................................   68
CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS...............................   68
FEDERAL INCOME TAX CONSEQUENCES...........................................   76
STATE TAX CONSIDERATIONS..................................................   81
ERISA CONSIDERATIONS......................................................   81
LEGAL INVESTMENT CONSIDERATIONS...........................................   84
METHOD OF DISTRIBUTION....................................................   84
LEGAL MATTERS.............................................................   84
CERTIFICATE RATINGS.......................................................   85
INDEX TO AND GLOSSARY OF CERTAIN TERMS....................................   86

EXHIBIT A--Class Definitions and Abbreviations............................  A-1


                                  $113,416,650
                                 (APPROXIMATE)

                        METROPOLITAN ASSET FUNDING, INC.
                                   DEPOSITOR

                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1996-A

                             METROPOLITAN MORTGAGE
                             & SECURITIES CO., INC.

                            SUMMIT SECURITIES, INC.

                              WESTERN UNITED LIFE
                               ASSURANCE COMPANY

                               OLD STANDARD LIFE
                               INSURANCE COMPANY
                                    SELLERS

                        METWEST MORTGAGE SERVICES, INC.
                                MASTER SERVICER
                             ---------------------

                                   PROSPECTUS

                             ---------------------

                         STRUCTURED CAPITAL MANAGEMENT
                     A DIVISION OF FIRST SOUTHWEST COMPANY

                            BEAR, STEARNS & CO. INC.


                               NOVEMBER 20, 1996


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